Exhibit 10.1

COLLABORATION AGREEMENT

AMONG

ARIAD PHARMACEUTICALS, INC.

ARIAD GENE THERAPEUTICS, INC.

and

MERCK & CO., INC.

July 11, 2007

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TABLE OF CONTENTS

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
i

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

List of Exhibits and Schedules

Exhibit A	Form of Promissory Note
Schedule 1	Description of AP23573
Schedule 2	Licensed Patent Rights
Schedule 3	Calculation of Operating Income (Loss)
Schedule 4	Form of Press Release
Schedule 5	Material Terms to be Included in Form of Co-Promotion Agreement

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

COLLABORATION AGREEMENT

This COLLABORATION AGREEMENT (this “Agreement”) is entered into as of July 11, 2007 (the “Effective Date”), by and among ARIAD Pharmaceuticals, Inc. and ARIAD Gene Therapeutics, Inc., both Delaware corporations with offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139 (collectively, “ARIAD”), and Merck & Co., Inc., a Corporation organized under the laws of New Jersey with offices at One Merck Drive, Whitehouse Station, NJ 08889-0100 (“MERCK”).  Each of MERCK and ARIAD is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, ARIAD has developed and controls certain technology and proprietary materials related to mTOR inhibitor compounds, including its proprietary compound AP23573; and

WHEREAS, MERCK is engaged in the research, development and commercialization of human therapeutics; and

WHEREAS, the Parties desire to enter into a collaboration for the purpose of developing and commercializing certain products containing or derived from such mTOR inhibitor compounds for the prevention, delay and treatment of certain cancer and, upon further agreement, non-cancer indications.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.        DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Section 1 and in Schedule 3 attached hereto shall have the meanings specified.

1.1  “AAA” means the American Arbitration Association.

1.2  “Achievement of Clinical Proof of Concept” means demonstration that a Collaboration Compound has efficacy in a Phase 1 and/or Phase 2 Clinical Trial, as evidenced by clinical endpoints and/or by validated Biomarkers(s) that are jointly agreed-upon by both Parties, and that provide a statistically significant indication of clinical efficacy.

1.3  “Adverse Event” means any unfavorable and unintended change in the structure (signs), function (symptoms), or chemistry (laboratory data), of the body temporally associated with the use of a Product, whether or not considered related to the use of the Product.  Changes resulting from normal growth and development which do not vary significantly in frequency or severity from expected levels are not to be considered adverse experiences.  Examples of changes that are not adverse events may include, but are not limited to, teething, typical crying in infants and children, and onset of menses or menopause occurring at a physiologically appropriate time.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.4  “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means (a) ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, (b) status as a general partner in any partnership, or (c) any other arrangement whereby a Person controls or has the right to control the board of directors of a corporation or equivalent governing body of an entity other than a corporation.

1.5  “Annual Global Development Plan” means, with respect to each Product and Calendar Year, the written plan for the Development Program to be conducted for such Product for such Calendar Year, as such written plan may be amended, modified or updated in accordance with Section 3.1.2(b); provided, however, that the initial Annual Global Development Plan shall cover the period from the Effective Date through December 31, 2008.

1.6  “Annual Net Sales” means, with respect to any Calendar Year, the aggregate amount of the Net Sales for such Calendar Year.

1.7  “AP23573” means the compound Controlled by ARIAD and described more fully on Schedule 1 attached hereto.

1.8  “API” means the active pharmaceutical ingredient known as AP23573 or any other Collaboration Compound being Developed and Commercialized hereunder.

1.9  “Applicable Laws” means any Federal, state, local, national and supra-national laws, statutes, rules and regulations, including any rules, regulations, guidance, guidelines or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations, that are in effect from time to time during the Term and applicable to a particular activity hereunder.

1.10  “ARIAD Background Technology” means any Technology that is used by ARIAD, or provided by ARIAD for use, in the Development Program and that is (a) Controlled by ARIAD as of the Effective Date, or (b) conceived or first reduced to practice by employees of, or consultants to, ARIAD after the Effective Date other than in the conduct of ARIAD Development Activities and without the use, in any material respect, of any MERCK Technology, MERCK Patent Rights or MERCK Materials.  For purposes of clarity, ARIAD Background Technology shall not include ARIAD Program Technology, Program Biomarker Technology or ARIAD’s interest in Joint Technology.

1.11  “ARIAD Co-Development Percentage” means (a) except with respect to any Cancer Indication for which ARIAD exercises an Opt-Out Right, fifty percent (50%), and (b) with respect to any Cancer Indication for which ARIAD exercises an Opt-Out Right, zero percent (0%).

1.12  “ARIAD Decision” means any decision with respect to  the Development and/or Commercialization (other than Manufacturing) of a Product for [***] in the U.S. Territory other than Pricing, Development and Commercialization budgets or global Branding, or (iii) the commencement and prosecution of actions to address [***] in the U.S. Territory unless a U.S. Commercialization Transfer has occurred.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.13  “ARIAD Development Activities” means the Development activities specified to be conducted by ARIAD in any Annual Global Development Plan (or amendment thereto).

1.14  “ARIAD Materials” means any Proprietary Materials that are Controlled by ARIAD and used by ARIAD, or provided by ARIAD for use, in the Development Program.

1.15  “ARIAD Patent Rights” means any Patent Rights that contain one or more claims that cover ARIAD Technology.  For purposes of clarity, ARIAD Patent Rights includes all Licensed Patent Rights and all ARIAD Program Patent Rights.

1.16  “ARIAD Program Patent Rights” means any Patent Rights Controlled by ARIAD that contain one or more claims that cover ARIAD Program Technology.

1.17  “ARIAD Program Technology” means (a) any Product Technology, and (b) any Program Technology other than Product Use Technology that is conceived or first reduced to practice by employees of, or consultants to, ARIAD, alone or jointly with any Third Party, without the use, in any material respect, of any MERCK Technology, MERCK Patent Rights, MERCK Materials or Joint Technology.

1.18  “ARIAD Revenue Sharing Percentage” means the percentage obtained by subtracting MERCK Revenue Sharing Percentage from one hundred percent.

1.19  “ARIAD Technology” means, collectively, ARIAD Background Technology and ARIAD Program Technology.

1.20  “Back-Up Compound” means any Rapamycin Derived mTOR Inhibitor within the claims of [***] or any other Rapamycin Derived mTOR Inhibitor discovered by ARIAD, or jointly by ARIAD and MERCK, and covered by a patent application filed by ARIAD and/or MERCK, in either case that is designated by the JSC for further Development as a Back-Up Compound pursuant to Section 3.2.

1.21  “Biomarker” means a specific protein, protein isoform, nucleic acid sequence, gene expression profile, single nucleotide polymorphism profile, microRNA profile, genomic alteration  profile, metabolite,  metabolic profile and/or other molecular feature, alone or in combination, the presence or level of which correlates with and/or predicts (a) the inhibition or activation of mTOR or the mTOR pathway, (b) the performance characteristics (including, without limitation, safety, efficacy and tolerability) of a Collaboration Compound, alone or in combination with other treatments, (c) the severity, characteristics or prognosis of a human condition or disease, or (d) the responsiveness of patients to a treatment or combination of treatments.

1.22  “Biomarker Information” means any data, information or know-how that pertains to Biomarkers and that is discovered, created, or developed (i) in the Development Program, including as a result of any pre-clinical, non-clinical or clinical testing of a Collaboration Compound in cells, animals or humans, including testing of a biological material (such as fluid,  tissue or tumor samples, (ii) with the use of any biological materials, data or information developed in or resulting from the Development Program or otherwise funded by the Parties in the Collaboration, or (iii) with the use of any Biomarker Information described in the preceding clauses (i) or (ii).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.23  “Branding” means determining all matters relating to branding of any Product, including without limitation, brand names, product logos, branding colors, positioning and key messages to be incorporated in promotional materials.

1.24  “Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

1.25  “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.26  “Cancer Indication” means any Sarcoma Indication, Major Cancer Indication, or Other Cancer Indication.

1.27  “Challenge” means any challenge to the validity or enforceability of any of the ARIAD Patent Rights, including without limitation by (a) filing a declaratory judgment action in which any of the ARIAD Patent Rights is alleged to be invalid or unenforceable; (b) citing prior art pursuant to 35 U.S.C. §301, filing a request for re-examination of any of the ARIAD Patent Rights pursuant to 35 U.S.C. §302 and/or §311, or provoking or becoming a party to an interference with an application for any of the ARIAD Patent Rights pursuant to 35 U.S.C. §135; or (c) filing or commencing any re-examination, opposition, cancellation, nullity or similar proceedings against any of the ARIAD Patent Rights in any country.

1.28  “Clinical Product” means Product, in the form appropriate for a particular use, for use by MERCK and ARIAD and their Affiliates and sublicensees in Clinical Trials, the Development Program or for other non-commercial purposes.

1.29  “Clinical Product Transfer” shall have the meaning set forth in the Supply Agreement.

1.30  “Clinical Trial” means a clinical study of a Product involving the administration of Product to patients for any Indication, and includes any Phase 1 Clinical Trial, Phase 2 Clinical Trial, Phase 3 Clinical Trial, Phase 4 Clinical Trial and Phase 5 Clinical Trial as applicable.

1.31  “Clinical Trial Proposal” means a proposal submitted by either Party at any time on and after the date of Completion of a Phase 1 Clinical Trial and after Achievement of Clinical Proof of Concept  involving a Product that describes in reasonable detail the proposed Late Stage Clinical Trial to be incorporated into the Development Program and which includes a final protocol, analysis plan and detailed synopsis for such Late Stage Clinical Trial and is designed to obtain Commercialization Regulatory Approval for such Product for a Major Cancer Indication or Other Cancer Indication (including, without limitation, an estimated budget and timeline with respect thereto).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.32  “Collaboration” means the alliance of ARIAD and MERCK established pursuant to this Agreement for the purposes of Developing Products and Commercializing Products in the Field in the Territory.

1.33  “Collaboration Compounds” means, collectively, (a) AP23573, and (b) any Back-Up Compounds.

1.34   “Commercially Reasonable Efforts” means, with respect to activities of  a Party in the Development or the Commercialization of a particular Product, the efforts and resources typically used by that Party (or if the Party does not engage in that activity for other products or compounds, by  biotechnology and/or pharmaceutical companies that are similar in size) in the development of product candidates or the commercialization of products of comparable market potential, taking into account all relevant factors including, as applicable and without limitation, stage of development, mechanism of action, efficacy and safety relative to competitive products in the marketplace, actual or anticipated Regulatory Authority approved labeling, the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity), cost and likelihood of obtaining Commercialization Regulatory Approval,  and actual or projected profitability. Commercially Reasonable Efforts shall be determined on a market-by-market and indication-by-indication basis for a particular Product, and it is anticipated that the level of effort will be different for different markets, and will change over time, reflecting changes in the status of the Product and the market(s) involved.

1.35  “Commercialization” or “Commercialize” means any and all activities directed to the offering for sale and sale of a Product, both before and after Commercialization Regulatory Approval has been obtained, including activities related to marketing, promoting, Detailing, distributing, Manufacturing (other than  Manufacturing Development or Manufacturing for use in Development), importing, selling and offering to sell Product and/or conducting post-marketing human clinical studies (including Phase 5 Clinical Trials) with respect to any Targeted Indication with respect to which Commercialization Regulatory Approval has been received or for a use that is subject of an investigator-initiated study program, and interacting with Regulatory Authorities regarding the foregoing.  When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.36  “Commercialization Regulatory Approval” means, with respect to any Product, the Regulatory Approval required by Applicable Laws to sell such Product for use for an Indication in the Field in a country or region in the Territory, as well as, to the extent applicable, pricing approvals and government reimbursement approvals, even if not legally required to sell Product in a country.  For purposes of clarity, (a) “Commercialization Regulatory Approval” in the United States shall mean final approval of an NDA or sNDA permitting marketing of the applicable Product in interstate commerce in the United States; (b) “Commercialization Regulatory Approval” in the European Union shall mean marketing authorization for the applicable Product granted either by a Regulatory Authority in any Major European Country or by the EMEA pursuant to Council Directive 2001/83/EC, as amended, or Council Regulation 2309/93/EEC, as amended, together with the first pricing approval and government reimbursement approval for the applicable Product granted by a Regulatory Authority in any Major European Country or by the EMEA, as the case may be; and (c) “Commercialization Regulatory Approval” in Japan shall mean final approval of an application submitted to the Ministry of Health, Labor and Welfare and the publication of a New Drug Approval Information Package permitting marketing of the applicable Product in Japan, together with pricing approval and government reimbursement approval,  as any of the foregoing may be amended from time to time.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.37  “Completion” means, with respect to a Clinical Trial conducted by a Party, the date on which all material data reasonably expected to be derived therefrom has been generated and the final study report with respect thereto has been finalized.

1.38  “Confidential Information” means (a) with respect to ARIAD, all tangible embodiments of ARIAD Technology, (b) with respect to MERCK, all tangible embodiments of MERCK Technology and (c) with respect to each Party, (i) all tangible embodiments of Joint Technology and (ii) all information, Technology and Proprietary Materials disclosed or provided by or on behalf of such Party (the “disclosing Party”) to the other Party (the “receiving Party”) or to any of the receiving Party’s employees, consultants, Affiliates or sublicensees; provided, that, none of the foregoing shall be Confidential Information if: (A) as of the date of disclosure, it is known to the receiving Party or its Affiliates as demonstrated by contemporaneous credible written documentation, other than by virtue of a prior confidential disclosure to such receiving Party; (B) as of the date of disclosure it is in the public domain, or it subsequently enters the public domain through no fault of the receiving Party; (C) it is obtained by the receiving Party from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the disclosing Party; or (D) it is independently developed by or for the receiving Party without reference to or use of any Confidential Information of the disclosing Party as demonstrated by contemporaneous credible written documentation.  For purposes of clarity, unless excluded from Confidential Information pursuant to the proviso at the end of the preceding sentence, any scientific, technical, manufacturing or financial information of a Party that is disclosed at any meeting of the JSC, the JDC, the JMC or the JCC or disclosed through an audit report shall constitute Confidential Information of the disclosing Party.

1.39  “Contract Year” means (a) the period beginning on the Effective Date and ending on the first anniversary of the last day of the calendar month in which the Effective Date falls, and (b) each succeeding twelve (12) month period thereafter.

1.40  “Control” or “Controlled” means (a) with respect to Technology (other than Proprietary Materials) or Patent Rights, the possession by a Party of the right to grant a license or sublicense to such Technology or Patent Rights as provided herein without the payment of additional consideration to, and without violating the terms of any agreement or arrangement with, any Third Party and without violating any Applicable Laws and (b) with respect to Proprietary Materials, the possession by a Party of the right to supply such Proprietary Materials to the other Party as provided herein without the payment of additional consideration to, and without violating the terms of any agreement or arrangement with, any Third Party and without violating any Applicable Laws.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.41  “Co-Promoted Product” means any quantity of Product that is not Royalty-Bearing Product.

1.42  “Co-Promotion” or “Co-Promote” means, with respect to each Co-Promoted Product, the joint promotion and Detailing of such Co-Promoted Product under the same Product Trademark in the Co-Promotion Territory using a coordinated field sales force consisting of Representatives of both MERCK and ARIAD.

1.43  “Co-Promotion Percentage” means, with respect to any Co-Promoted Product, the percentage of Detailing efforts to be provided by each Party in Co-Promoting such Co-Promoted Product, as determined by the JCC pursuant to Section 2.3.4(o); provided, that, under no circumstances shall the Co-Promotion Percentage of either Party be less than [***] percent ([***]%).

1.44  “Detail” means with respect to a Co-Promoted Product, an interactive,  personal, live, contact of a Representative within the Co-Promotion Territory with a medical professional with prescribing authority or other individuals or entities that have a significant impact or influence on prescribing decisions, in an effort to increase physician prescribing preferences of such Co-Promoted Product for its approved uses within the Co-Promotion Territory.  When used as an adjective, “Detailing” means of or related to performing Details.

1.45  “Development” or “Develop” means, with respect to each Product, (i) all non-clinical and clinical activities designed to obtain Regulatory Approval of such Product in accordance with this Agreement up to and including the obtaining of Commercialization Regulatory Approval of such Product, including without limitation, Phase 4 Clinical Trials, the development of Biomarkers, Biomarker Information and Program Biomarker Technology, regulatory toxicology studies, DMPK studies, statistical analysis and report writing, Clinical Trial design and operations, preparing and filing Drug Approval Applications, and all regulatory affairs related to the foregoing; and (ii) Manufacturing Development.  When used as a verb, “Developing” means to engage in Development and “Developed” has a corresponding meaning.

1.46  “Development Costs” means the reasonable out-of-pocket costs and internal costs incurred by a Party (or for its account by an Affiliate or a Third Party) after the Effective Date that are generally consistent with the respective Development and Manufacturing Development activities of such Party in the applicable Annual Global Development Plan and are attributable to the Development of a Product.  For purposes of this definition (a) out-of-pocket costs means the actual amounts paid to a Third Party for  specific external Development activities applicable to a Product, including, without limitation all filing fees required for and other costs associated with, any Regulatory Filings and all patent expenses applicable to a Product; (b) internal costs means the applicable FTE Rate multiplied by the number of FTE hours utilized in the relevant period on activities directly relating to Development in accordance with the Annual Global Development Plan; and (c) the reasonable out-of-pocket and internal costs shall include the cost of Manufacturing or obtaining Collaboration Compounds or Products or raw materials or intermediates therefore for use in the activities in clause (a) or (b).  For the avoidance of doubt, Development Costs shall include the costs incurred by either Party (i) in conducting Clinical Trials other than Phase 5 Clinical Trials with respect to a Product, including, without limitation, all costs incurred with respect to the initial Phase 3 Clinical Trial for a Sarcoma Indication, and (ii) the cost of acquisition of raw materials, intermediates, AP23573 and Product on hand or ordered and paid for by ARIAD as of the Effective Date that are to be used in the Development Program.  Notwithstanding the above, costs incurred before the Effective Date with respect to the initial Phase 3 Clinical Trial for a Sarcoma Indication shall be included in Development Costs.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.47  “Development Program” means, with respect to each Product, the Development program (including the Manufacturing Development program) to be conducted by the Parties during the Term with respect to such Product pursuant to the Annual Global Development Plans.

1.48  “Diagnostic Product” means a product or kit using Biomarker Information or Program Biomarker Technology which is developed by or on behalf of the Parties and intended to be commercialized to test, identify, diagnose,  screen or monitor a human condition or disease, or to predict or evaluate the responsiveness of a patient to  treatment or a combination of treatments, other than in the Excluded Uses.

1.49  “Dimerizer” means a bivalent small-molecule compound used to bring into proximity two engineered fusion proteins.

1.50  “Drug Approval Application” means, with respect to each Product in a particular country or region, an application for Commercialization Regulatory Approval for such Product in such country or region, including without limitation: (a) an NDA or sNDA; (b) a counterpart of an NDA or sNDA in any country or region in the Territory; and (c) all supplements and amendments to any of the foregoing.

1.51  “DMF” shall mean a Drug Master File maintained with the FDA or its equivalent maintained with a Regulatory Authority in other countries within the Territory.

1.52  “Effective Date” means the date set forth in the first recital above.

1.53  “European Union” means all countries that comprise the European Union (whether on the Effective Date or at any time during the Term).

1.54  “Excluded Uses” means the use of any Product (a) in a stent or other Medical Device  for which ARIAD has granted, or may hereafter grant, rights to a third Party or (b) as a Dimerizer for use in gene therapy, cell therapy or vaccines.

1.55  “FDA” means the United States Food and Drug Administration or any successor agency or authority thereto.

1.56  “FDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

1.57  “Field” means all uses, including  without limitation the treatment, delay or prevention in humans of all Targeted Indications, other than the Excluded Uses.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.58  “First Commercial Sale” means, with respect to a Product in a country in the Territory, the first sale, transfer or disposition for value to an end user of such Product in such country; provided that any sale to an Affiliate or Sublicensee will not constitute a First Commercial Sale unless the Affiliate or Sublicensee is the last entity in the distribution chain of the Product; and provided further that any sale on a cost reimbursement basis for use in a Clinical Trial or other distribution for use in a Clinical Trial will not constitute a First Commercial Sale.

1.59  “Force Majeure” means any occurrence beyond the reasonable control of a Party that (a) prevents or substantially interferes with the performance by such Party of any of its obligations hereunder and (b) occurs by reason of any act of God, flood, fire, explosion, earthquake, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, act of terrorism, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government.

1.60  “FTE” shall mean [***] ([***]) hours of work devoted to or in support of Development or Commercialization of Products in accordance with an Annual Global Development Plan or Product Commercialization Plan that is carried out by one or more employees, contract personnel or consultants of a Party (other than field sales force personnel), measured in accordance with such Party’s normal time allocation practices from time to time.  In no event shall an individual account for more than one FTE year in any Calendar Year.

1.61  “FTE Cost” means, for any period, the FTE Rate multiplied by the number of FTEs in such period.

1.62  “FTE Rate” means a rate of [***] dollars ($ [***]) per FTE per annum for personnel engaged in Development. The FTE Rate shall be adjusted annually for each Calendar Year after 2008 to be equal to the FTE Rate for the previous Calendar Year plus a percentage increase equal to the [***], since the Effective Date, or if later, since the date of the last adjustment.

1.63  “GAAP” means United States generally accepted accounting principles, consistently applied.

1.64  “GLP” means the then current Good Laboratory Practice Standards promulgated or endorsed by the FDA or in the case of foreign jurisdictions, comparable regulatory standards promulgated or endorsed by the applicable Regulatory Authority, including those procedures expressed in or contemplated by any Regulatory Filings.

1.65  “GMP" means current Good Manufacturing Practices that apply to the Manufacture of API and Clinical Product, including, without limitation, the United States regulations set forth under Title 21 of the United States Code of Federal Regulations, parts 210, 211 and 600-680, as may be amended from time-to-time, as well as all applicable guidance published by the FDA from time-to-time .  The Parties may agree to change this definition in the Supply Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.66  “Hatch-Waxman Act” means the Drug Price Competition and Patent Term Restoration Act of 1984, as amended.

1.67  “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.68  “IND” means: (a) an Investigational New Drug Application as defined in the FDCA and regulations promulgated thereunder or any successor application or procedure required to initiate clinical testing of a Product in humans in the United States; (b) a counterpart of an Investigational New Drug Application that is required in any other country or region in the Territory before beginning clinical testing of a Product in humans in such country or region; and (c) all supplements and amendments to any of the foregoing.

1.69  “Indication” means any human disease or condition in the Field which can be treated, prevented, cured or the progression of which can be delayed.

1.70  “Initiation” means, with respect to a human Clinical Trial, the first date that a subject or patient is dosed in such Clinical Trial.

1.71  “Joint Commercialization Committee” or “JCC” means the committee comprised of ARIAD and MERCK representatives established pursuant to Section 2.3.

1.72  “Joint Development Committee” or “JDC” means the committee composed of ARIAD and MERCK representatives established pursuant to Section 2.2.

1.73  “Joint Manufacturing Committee” or “JMC” means the committee composed of ARIAD and MERCK representatives established pursuant to Section 2.4 of this Agreement and the Supply Agreement.

1.74  “Joint Patent Rights” means Patent Rights that contain one or more claims that cover Joint Technology.

1.75  “Joint Steering Committee” or “JSC” means the committee composed of ARIAD and MERCK representatives established pursuant to Section 2.1.

1.76  “Joint Technology” means (i) any Program Technology, other than Product Technology, that is (a) jointly conceived or reduced to practice by one or more employees of or consultants to MERCK and one or more employees of or consultants to ARIAD or (b) conceived or first reduced to practice solely by one or more employees of, or consultants to, a Party resulting from the use in any material respect of (i) any Technology, Patent Rights or Proprietary Materials Controlled by the other Party and/or (ii) any Product Use Technology; provided however, that the use by a Party of fluid, tissue or tumor samples or data collected by either Party in the Development Program in the discovery or development of Biomarker Information or Biomarkers or otherwise other than used in connection with Biomarkers for use with mTOR Inhibitors shall not cause such Biomarker Information or Biomarkers or other inventions to be Joint Technology.  For clarity, Biomarkers for use with mTOR Inhibitors discovered or developed as a result of the use by a Party of fluid,  tissue or tumor samples or data collected by either Party in the Development Program shall be Joint Technology.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.77  “Knowledge” or “Known” means, with respect to ARIAD, [***] of ARIAD.

1.78  “Late Stage Clinical Trials” means, with respect to any Product for any Cancer Indication, a Phase 2 Clinical Trial and/or a Phase 3 Clinical Trial or a combined Phase 2 and Phase 3 Clinical Trial, in each case for registration.

1.79  “Launch” means, with respect to a Product in a country, First Commercial Sale of Product in the country after approval of an NDA or equivalent in such country.

1.80  “LIBOR Rate” means, for any applicable interest period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or, if Reuters does not publish quotations of BBA LIBOR, another commercially available source providing quotations of BBA LIBOR as selected by agreement of the Parties) at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the interest period, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a term equivalent to such interest period.  If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by agreement of the Parties.  A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars.

1.81  “Licensed Patent Rights” means any ARIAD Patent Rights and ARIAD’s interest in Joint Patent Rights that (a) contain one or more claims that cover any Product (including its Manufacture or its formulation or a method of its delivery or of its use); and (b) are necessary for MERCK to exercise the licenses granted to it pursuant to Sections 6.1.1(a) and (b).  For purposes of clarity, the Licensed Patent Rights existing as of the Effective Date include, without limitation, the Patent Rights listed on Schedule 2 attached hereto.

1.82  “Licensed Technology” means any ARIAD Technology and ARIAD’s interest in Joint Technology that (a) relates to any Product (including its Manufacture or its formulation or a method of its delivery or of its use) and (b) is   necessary  for MERCK to exercise the licenses granted to it pursuant to Sections 6.1.1(a) and (b) and the rights and obligations of MERCK under the Supply Agreement.

1.83  “Major Cancer Indication” means, collectively, breast cancer, prostate cancer, colon cancer and non-small cell lung cancer.

1.84  “Major European Country” means each of the United Kingdom, France, Germany, Italy or Spain.

1.85  "Manufacture” or “Manufacturing” or “Manufactured" shall mean all operations involved in the manufacture, receipt, incoming inspections, storage and handling of Materials, and the manufacture, processing, fermentation, purification, formulation packaging, labeling, warehousing, quality control testing (including in-process release and stability testing), shipping and release of API or Product; as the case may be, provided that the Parties may agree to change such definition in the Supply Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.86  “Manufacturing Cost” shall mean, with respect to Clinical Product supplied by ARIAD prior to the execution of the Supply Agreement and the completion of Clinical Product Transfer, the sum of (a) all charges incurred by ARIAD for outsourcing the Manufacture of the Clinical Product (including API or any other intermediate thereof), (b) the cost of supervising and managing the toll manufacturers, and of receipt, incoming inspections, storage, packaging, handling, labeling warehousing, quality control testing and release of API and Clinical Product, and (c) [***] to the costs in (a) and (b) to cover an allocation of departmental overhead and general and administrative costs. The Parties may agree to change this definition in the Supply Agreement.

1.87  “Manufacturing Development” means, with respect to API or Product, all activities related to the optimization of a commercial-grade Manufacturing process for the Manufacture of API or Product including, without limitation, test method development and stability testing, formulation, validation, productivity, trouble shooting and second generation formulation, process development, Manufacturing scale-up, strain improvements, development-stage Manufacturing, and quality assurance/quality control development.

1.88  “Marketed Product” shall have the meaning set forth in the Supply Agreement.

1.89  "Materials" shall  mean all raw materials, including without limitation, API, excipients, components, containers, labels and packaging materials necessary for the Manufacture of API, Clinical Product or Marketed Product.  For the avoidance of doubt, Materials shall not include API with respect to the Manufacture of API by ARIAD.  It is agreed that the Parties may agree to change the definition of Materials in the Supply Agreement.

1.90  “Medical Device” means any device implanted permanently inside a blood vessel of a patient to release any formulation of a drug to the local area of treatment aimed at treatment of any structural abnormality or functional impairment of blood vessels which results from a medical condition other than cancer, excluding any device which (i) infuses or systemically delivers a drug into the blood, (ii) delivers a separately packaged drug (e.g., in a bottle) to the local area of treatment in the blood vessel, or (iii) delivers a drug from a reservoir or chamber packaged with or incorporated in such device to the local area of treatment in the blood vessel.  For clarity, any device for the treatment, prevention or delay of cancer will not be a Medical Device.

1.91  “MERCK Background Technology” means any Technology that is used by MERCK, or provided by MERCK for use, in the Development Program and that is (a) Controlled by MERCK as of the Effective Date, or (b) conceived or first reduced to practice by employees of, or consultants to, MERCK after the Effective Date other than in the conduct of MERCK Development Activities and without the use in any material respect of any ARIAD Technology, ARIAD Patent Rights or ARIAD Materials.  For purposes of clarity, MERCK Background Technology shall not include MERCK Program Technology, Program Biomarker Technology or MERCK’s interest in Joint Technology.

1.92  “MERCK Co-Development Percentage” means (a) except with respect to any Cancer Indication for which MERCK exercises an Opt-Out Right, fifty percent (50%), and (b) with respect to any Cancer Indication for which MERCK exercises an Opt-Out Right, zero percent (0%).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.93  “MERCK Decision” means any decision with respect to (i) the Development (other than Manufacturing Development) and/or Commercialization of a Product for [***] in the ROW Territory, or (ii) the commencement and prosecution of actions to address [***] in the ROW Territory or, if a U.S. Commercialization Transfer has occurred, the U.S. Territory.

1.94  “MERCK Development Activities” means the Development activities specified to be conducted by MERCK in any Annual Global Development Plan (or amendment thereto).

1.95  “MERCK Materials” means any Proprietary Materials that are Controlled by MERCK and used by MERCK, or provided by MERCK for use, in the Development Program.

1.96  “MERCK Patent Rights” means any Patent Rights Controlled by MERCK that contain one or more claims that cover MERCK Technology.

1.97  “MERCK ROW Product Commercialization Plan” means, with respect to each Product, the written Product Commercialization Plan for the Commercialization of such Product by MERCK in the ROW Territory.

1.98  “MERCK Program Patent Rights” means any Patent Rights that contain one or more claims that cover MERCK Program Technology.

1.99  “MERCK Program Technology” means any Program Technology, other than Product Technology and Product Use Technology that is conceived or first reduced to practice by employees of, or consultants to, MERCK, alone or jointly with any Third Party, without the use in any material respect of any ARIAD Technology, ARIAD Patent Rights, ARIAD Materials or Joint Technology.

1.100  “MERCK Revenue Sharing Percentage” means with respect to any Co-Promoted Product for which ARIAD is the Responsible Party and which is sold in the U.S. Territory for any Cancer Indication, a percentage equal to [***] percent ([***]%); provided, however, that in the event MERCK exercises an Opt-Out Right for any Major Cancer Indication, the MERCK Revenue Sharing Percentage shall be a percentage equal to [***] percent ([***]%).

1.101  “MERCK Technology” means, collectively, MERCK Background Technology and MERCK Program Technology.

1.102  “mTOR Inhibitor” means any compound that directly inhibits the activity or expression of the human protein known as mammalian target of Rapamycin or “mTOR” (UniProtKB/SwissProt database entry P42345).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.103  “NDA” means a New Drug Application, as defined in the FDCA and regulations promulgated thereunder or any successor application or procedure required to sell a Product in the United States.

1.104  “Net Sales” means the [***] or any of its Affiliates or Sublicensees, [***] as the case may be, [***]for sales or other dispositions or transfers for value of [***]actually allowed and taken, [***]if prepaid by the Seller and included on Seller’s bill or invoice  or as a separate item[***]pursuant to agreements (including, without limitation, managed care agreements) or government regulations, to the extent actually allowed[***]similarly incurred  to the extent included on the bill or invoice  or as a separate item.  In addition, Net Sales are subject to the following:

(a)           If the Seller or any of its Affiliates effects a sale, disposition or transfer of [***]the Net Sales of such Product to such customer shall be [***] of such Product.  For purposes of this subsection (a), [***]shall mean the value that would have been derived had[***](b)In the case of [***]all discounts and the like shall be allocated among products on the basis on which such discounts and the like were actually granted or, if such basis cannot be determined, [***](c)For purposes of clarity, (i) use of any[***] or other research or development activities, or disposal or transfer[***]give rise to any Net Sales and (ii) use of any Product in an [***]deemed sale for purposes of this definition unless the Seller or its Affiliates or sublicensees[***]of the Seller’s Manufacturing Cost to supply such Product.

1.105  “Non-Cancer Indications” means any Indication that is not a Cancer Indication.

1.106  “Operating Income (Loss)” has the meaning set forth on Schedule 3 attached hereto.

1.107  “Other Cancer Indications” means any type or class of cancer that is not a Major Cancer Indication or a [***], including without limitation, [***].

1.108  “Participating Party” means the Party that participates in, but is not the Responsible Party for, the Development and/or the Commercialization of a Product for an Indication in a part of the Territory.

1.109  “Patent Rights” means the rights and interests in and to issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, all letters patent granted thereon, and all reissues, re-examinations and extensions thereof, and all foreign counterparts of any of the foregoing.

1.110  “Permitted Pre-Clinical Research” means pre-clinical research conducted by (a) ARIAD (or by an Affiliate of ARIAD or by a Third Party under an agreement with ARIAD) for any Non-Cancer Indication for any Collaboration Compound, and (ii) MERCK (or by an Affiliate of MERCK or by a Third Party under an agreement with MERCK) for any Non-Cancer Indication other than Excluded Uses for any Collaboration Compound.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.111  “Permitted Transactions” means any agreement by and between a Party and (a) any Third Party pursuant to which such Third Party conducts contract services permitted pursuant to Section 6.2.1(a) of this Agreement or (b) any Third Party non-profit or academic institution, which agreement provides for the grant to  the Party entering into the agreement of all rights to Technology and Patent Rights relating to the use of mTOR Inhibitors in the Field that are conceived or reduced to practice by any party under such agreement, with the right to sublicense to the other Party.

1.112  “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.113  “Phase 1 Clinical Trial” means a Clinical Trial in any country that would satisfy the requirements of 21 CFR 312.21(a).

1.114  “Phase 2 Clinical Trial” means, as to a particular Product for any Indication, a Clinical Trial conducted in any country that would satisfy the requirements of 21 CFR 312.21(b) .

1.115  “Phase 3 Clinical Trial” means,  a Clinical Trial  in any country that would satisfy the requirements of 21 CFR 312.21(c) .

1.116  “Phase 4 Clinical Trial” means a post-registrational Clinical Trial conducted in any country or countries and required as a condition to, or for the maintenance of, any Regulatory Approval for a Product in the Territory.

1.117  “Phase 5 Clinical Trial” means a post-registrational Clinical Trial conducted in any country or countries and not required as a condition to, or for the maintenance of, any Regulatory Approval for a Product in the Territory.  For avoidance of doubt, such Phase 5 Clinical Trials are commonly referred to as “marketing” Clinical Trials.

1.118  “Pricing” means determining Product pricing at all levels, including wholesale, retail, hospital, clinic, health care provider, HMO, non-profit entity or government entities, including average sales price, average wholesale price and best price.

1.119  “Product” means any pharmaceutical or medicinal item, substance or formulation that is comprised of or contains a Collaboration Compound (whether or not such Collaboration Compound is the sole active ingredient).  For purposes of clarity, Product includes Co-Promoted Product and Royalty-Bearing Products.

1.120  “Product Commercialization Plan” means, with respect to each Product, the written plan for the Commercialization of such Product in the U.S. Territory (including, without limitation, expected Manufacturing requirements, for such Product; and a detailed strategy, budget and proposed timelines), as such plan may be amended or updated.  Each Product Commercialization Plan shall include, without limitation, (a) demographics and market dynamics, market strategies, a marketing plan (including advertising, Detailing forecasts, pricing strategies pertaining to discounts, samples and sales forecasts) for the U.S. Territory, (b) the specific Commercialization objectives, projected milestones, resource allocation requirements and activities to be performed over such period (including, without limitation, all anticipated Clinical Trials); (c) the Party responsible for such activities; (d) a timeline for such activities, including the estimated launch date(s) in the U.S. Territory; (e) a sales and expense forecast (including at least five (5) years of estimated sales and expenses) for the U.S. Territory, (f) Manufacturing plans and the expected product profile, (g) a “Commercialization Budget” including a budget of the expenses expected to be incurred in performing all activities therein contained, as well as any Third Parties proposed to be utilized and, to the extent applicable, any proposed Third Party arrangements, and (h) the expected Regulatory Filings to be required and prepared, and the expected timetable for making such Regulatory Filings.  Each Product Commercialization Plan, and each amendment, modification or update to each Product Commercialization Plan, shall be prepared by, or at the direction of, the JCC, and approved by the JSC at such time as JSC may from time to time direct and in any event, on or prior to the initiation of Commercialization activities with respect to the Product and shall be attached to the minutes of the meeting of the JSC at which such Product Commercialization Plan or amendment, modification or update is approved by the JSC.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.121  “Product Delivery Technology” means any Program Technology that covers the formulation or delivery of any Collaboration Compound or any Product.

1.122   “Product Technology” means any Program Technology that covers the composition of matter of any Collaboration Compound or the final chemical synthesis step used to convert Rapamycin to API of any Collaboration Compound.

1.123  “Product Trademark” means any trademark or trade name, whether or not registered, or any trademark application or renewal, extension or modification thereof, in the Territory, or any trade dress and packaging, in each case (a) that are applied to or used with any Product by the Responsible Party and (b) together with all goodwill associated therewith and promotional materials relating thereto.

1.124  “Product Use Technology” means any Program Technology that covers (i) the use of any mTOR Inhibitor, and/or (ii) the use of any Biomarker with any mTOR Inhibitor.  Without limiting the generality of the foregoing, Product Use Technology includes methods of treatment, combinations with other drugs, and the use of Biomarkers in connection with the treatment of patients with an mTOR Inhibitor.

1.125  “Program Biomarker Technology” means any Technology that constitutes a Biomarker or covers any Biomarker that is both (a) Program Technology and (b) conceived or first reduced to practice solely by one or more employees of, or consultants to, a Party, or jointly by one or more employees of, or consultants to, each Party, in either case resulting from use in any material respect of any biological materials, data, or information developed in, resulting from, or funded by the Parties in, the Collaboration.

1.126  “Program Technology” means any Technology (including, without limitation, any new and useful process, method of manufacture or composition of matter) or Proprietary Material that is conceived and first reduced to practice (actually or constructively) by either Party or jointly by both Parties in the conduct of the Development Program and/or in the Commercialization of Products; provided however, that the use by a Party of fluid, tissue or tumor samples or data collected by either Party in the Development Program in the discovery or development of Biomarker Information or Biomarkers or otherwise other than used in connection with Biomarkers for use with mTOR Inhibitors shall not cause such  Biomarker Information or Biomarkers or other inventions to be Program Technology.  For clarity, Biomarkers for use with mTOR Inhibitors discovered or developed as a result of the use by a Party of fluid,  tissue or tumor samples or data collected by either Party in the Development Program shall be Program Technology.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.127  “Proprietary Materials” means tangible chemical, biological or physical materials (a) that are furnished by or on behalf of one Party to the other Party in connection with this Agreement, whether or not specifically designated as proprietary by the transferring Party, or (b) that are otherwise conceived or reduced to practice in the conduct of the Development Program and/or in connection with the Commercialization of Products.

1.128  “Rapamycin Analog” means any chemical derivative of Rapamycin or any variant of Rapamycin produced by fermentation.

1.129  “Rapamycin Derived mTOR Inhibitor” means an mTOR Inhibitor that is a Rapamycin Analog.

1.130  “Regulatory Approval” means, with respect to any country or region in the Territory, any approval, product and establishment license, registration or authorization of any Regulatory Authority required for the Manufacture, use, storage, importation, exportation, transport, distribution or sale of a Product in such country or region. (including without limitation all applicable pricing and governmental reimbursement approvals even if not legally required to sell Product in a country).

1.131  “Regulatory Authority” means the FDA, or any counterpart of the FDA outside the United States, or any other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, Manufacture, production, use, storage, transport, clinical testing or sale of a Product.

1.132  “Regulatory Filings” means, collectively: (a) all INDs, NDAs, BLAs, establishment license applications, DMFs, applications for designation as an “Orphan Product(s)” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FDCA (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FDCA (21 U.S.C. § 355(b)(4)(B)) and all other similar filings (including, without limitation, counterparts of any of the foregoing in any country or region in the Territory); (b) all supplements and amendments to any of the foregoing; and (c) all data and other information contained in, and correspondence relating to, any of the foregoing.

1.133  “Responsible Party” means the Party that is primarily responsible for the Development of a Product under a Development Program or the Commercialization of a Product.  For purposes of clarity, (a) ARIAD shall be the Responsible Party for (i) the conduct of the Development Program for any Product for the Sarcoma Indication in the U.S. Territory and the Commercialization of any Product for the Sarcoma Indication in the U.S. Territory, (ii) the Manufacture of Clinical Product,  and (iii)  subject to the terms of the Supply Agreement, the Manufacture and supply of API; (b) MERCK shall be the Responsible Party for (i) Development and Commercialization of Products for all Cancer Indications in the ROW Territory and (ii) subject to the terms of the Supply Agreement, the Manufacture and supply of Product for all Indications in the Territory ; and (c) the Parties shall jointly serve as Responsible Party for Development and Commercialization of Products for all Major Cancer Indications and other Cancer Indications in the U.S. Territory.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.134  “ROW Territory” means all of the countries and territories of the world other than the U.S. Territory.

1.135  “Royalty-Bearing Product” means all quantities of Product that are sold by MERCK in the Royalty-Bearing Territory.

1.136  “Royalty-Bearing Territory” means (a) the ROW Territory; and (b) the U.S. Territory following the occurrence of a U.S. Commercialization Transfer.

1.137  “Royalty Term” means, (i) with respect to each Royalty-Bearing Product in each country in the ROW Territory, the period beginning on the date of First Commercial Sale of such Royalty-Bearing Product in such country and ending on the later to occur of (a) expiration of the last to expire Valid Claim of the ARIAD Patent Rights, MERCK Patent Rights or Joint Patent Rights in such country that covers the composition of matter or sale or import of the Collaboration Compound contained in such Royalty-Bearing Product or its use for any indication for which Commercialization Regulatory Approval has been obtained in such country, (b) [***] from the date of the First Commercial Sale of such Royalty-Bearing Product in such country, or (c) the last date upon which ARIAD supplies any Product to MERCK pursuant to the Supply Agreement; and (ii) with respect to each Royalty-Bearing Product in the U.S. Territory in the event of a U.S. Commercialization Transfer, the period beginning on the date of the U.S. Commercialization Transfer and ending on the latest to occur of (a) expiration of the last to expire Valid Claim of the ARIAD Patent Rights, MERCK Patent Rights or Joint Patent Rights in the U.S. that covers the composition of matter or sale or import of the Collaboration Compound contained in such Royalty-Bearing Product or its use for any indication for which Commercialization Regulatory Approval has been obtained in the U.S. Territory, (b) [***] from the date of the First Commercial Sale of such Royalty-Bearing Product in the U.S. Territory, (c) the last date upon which ARIAD [***] pursuant to the Supply Agreement, or (d) the last date upon which ARIAD co-promotes any Product in the U.S. Territory.

1.138  “Sarcoma Indication” means any cancer of the connective or supportive tissue that is generally known in medical practice as a sarcoma.

1.139  “Serious Adverse Event” means any untoward medical occurrences that at any dose results in any of the following: death, is life-threatening, requires inpatient hospitalization or prolongation of existing hospitalization, results in persistent or significant disability/incapacity, or, is a congenital anomaly/birth defect

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.140  “sNDA” means a Supplemental New Drug Application, as defined in the FDCA and applicable regulations promulgated thereunder.

1.141  “Sublicensee” means any  Affiliate or Third Party to which a Party grants a sublicense in accordance with Section 6.2.

1.142  “Sublicense Agreement” means any agreement by and between a Party and a Sublicensee which is entered into in accordance with Section 6.2.

1.143  “Targeted Indications” means, collectively, the following Indications: (a) [***] Indications; (b) [***] Indications; (c) [***] Indications; and (d) [***] Indications.

1.144  “Technology” means, collectively, inventions, discoveries, improvements, trade secrets and proprietary methods, whether or not patentable, including without limitation: (a) methods of Manufacture or use of, and structural and functional information pertaining to, chemical compounds and (b) compositions of matter, data, formulations, processes, techniques, know-how and results (including any negative results).

1.145  “Territory” means all countries and territories of the world, consisting of the U.S. Territory and the ROW Territory.

1.146  “Third Party” means a Person other than MERCK and ARIAD and their respective Affiliates.

1.147  “Third Party Data Provider” means [***] and/or any other Third Party reasonably acceptable to the Parties that performs market analyses and provides sales data for the biotechnology or pharmaceutical industry.

1.148  “U.S. Territory” means the United States of America and its territories, including, without limitation, Puerto Rico and the U.S. Virgin Islands.

1.149  “Valid Claim” means any claim of a pending patent application or an issued unexpired patent that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, (b) has not been permanently revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding.

Additional Definitions.  In addition, each of the following definitions shall have the respective meanings set forth in the section of this Agreement indicated below:

Definition	Section
Abandonment Party	8.1.5
Advances	4.2
Alliance Manager	2.5.1
Acquisition	12.10

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appointing Party	2.6.2
Arbitration Matter	12.1
ARIAD Development Cost Cap	4.2
ARIAD Indemnitees	11.2
Assuming Party	8.1.5
Claims	11.1
Clinical Supplies	3.6.3(a)
Co-Development Net Sales	4.3.4
Collaborator IP Rights	6.4.3
Combination Product	4.6.1(c)
Competing Drug	4.6.1(a)(ii)
Co-Promoted Product	3.13.1
Co-Promotion Agreement	3.13.2(a)
Co-Promotion Territory	3.13.1
Co-Promotion Trademarks	8.3.1
Cost Audited Party	3.12.2(b)
Cost Auditing Party	3.12.2(b)
Date First Learned	3.10.5(a)
Development Transfer	3.4(b)(i)
Diagnostic Product Agreement	3.1.2(d)
Disputed Matter	2.1.5
Estimate	4.3.2(c)

Estimated Loss	4.3.2(c)
Estimated Operating Income Payment	4.3.2(c)

Indemnified Party	11.3
Indemnifying Party	11.3
Infringement	8.2.1(a)(i)
Infringement Notice	8.2.1(a)(i)
Losses	11.1
MERCK Indemnitees	11.1
MERCK Manufacturing Technology and Patent Rights	6.1.2(c)
Operating Income Payments	4.3.1
Opting-Out Party	3.4(a)
Opt-Out Notice	3.4(a)
Opt-Out Notice Period	3.4(a)
Opt-Out Right	3.4(a)
Other Products	4.6.1(c)
Patent Coordinator	7.5
Phase 1/2 Clinical Trial	4.5(c)
Phase 2/3 Clinical Trial	4.5(d)
Program Confidential Information	6.4.4(c)
Promissory Note	4.2
Reasonably Estimated Commercial Value	4.6.1(c)
Representative	Schedule 3

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ROW Development Costs	3.12.1
Recipient Party	3.3
Separation Date	3.4(a)
Supply Agreement	3.6
Term	9.1(c)
Transfer Date	3.4(b)(ii)
Transferring Party	3.3
U.S. Commercialization Transfer	3.4(b)(ii)
Weighted Average Sales Price	4.6.1(c)

2.     ADMINISTRATION OF THE COLLABORATION

2.1           Joint Steering Committee.

2.1.1                      Establishment.  ARIAD and MERCK hereby establish the Joint Steering Committee.  The JSC shall have and perform the responsibilities set forth in Section 2.1.4.

2.1.2                      Membership.  Each of ARIAD and MERCK shall designate in writing an equal (not less than two (2)) number of representatives to the JSC, who shall be senior level personnel.  One (1) representative of each Party shall be designated as Co-Chairs of the JSC.  Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JSC by giving written notice to the other Party.

2.1.3                      Meetings.

(a)           Schedule of Meetings; Agenda.  The JSC shall establish a schedule of times for regular meetings, taking into account, without limitation, the planning needs of the Development Program and the Commercialization of Products and the responsibilities of the JSC.  Special meetings of the JSC may be convened by any member upon not less than thirty (30) days (or, if such meeting is proposed to be conducted by teleconference, upon not less than ten (10) days) written notice to the other members; provided that (i) notice of any such special meeting may be waived at any time, either before or after such meeting and (ii) attendance of any member at a special meeting shall constitute a valid waiver of notice from such member.  In no event shall the JSC meet less frequently than once every six (6) months.  Regular and special meetings of the JSC may be held in person or by teleconference or videoconference; provided that meetings held in person shall alternate between the respective offices of the Parties in Cambridge, Massachusetts and Upper Gwynedd, PA or at other locations mutually agreeable to the JSC members.  The Co-Chairs shall alternate the responsibility for preparing and circulating to each JSC member an agenda for each JSC meeting not later than one (1) week prior to such meeting.

(b)           Quorum; Voting; Decisions.  At each JSC meeting, (i) the presence in person of at least one (1) member designated by each Party shall constitute a quorum and (ii) each member who is present shall have one vote on all matters before the JSC at such meeting.  All decisions of the JSC, shall be made by majority vote; provided, that, any member designated by a Party shall have the right to cast the votes of any of such Party’s members on the JSC who are absent from the meeting.  Alternatively, the JSC may act by written consent signed by at least one (1) member designated by each Party.  Whenever any action by the JSC is called for hereunder during a time period in which the JSC is not scheduled to meet, either Co-Chair shall cause the JSC to take the action in the requested time period by calling a special meeting or by circulating a written consent.  Representatives of each Party or of its Affiliates who are not members of the JSC (including, without limitation, the Patent Coordinators) may attend JSC meetings as non-voting observers at the request of either Co-Chair.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Minutes.  The JSC shall keep minutes of its meetings that record all decisions and all actions recommended or taken in reasonable detail.  Drafts of the minutes shall be prepared and circulated to the members of the JSC within a reasonable time after the meeting, not to exceed thirty (30) business days, and the Co-Chairs shall alternate responsibility for the preparation and circulation of draft minutes.  Each member of the JSC shall have the opportunity to provide comments on the draft minutes.  Draft minutes shall be approved, disapproved and revised as soon as practicable.  Upon approval, final minutes of each meeting shall be circulated to the members of the JSC by the Co-Chair with responsibility for preparing such minutes.

(d)           Expenses.  ARIAD and MERCK shall each bear all expenses of their respective JSC representatives related to their participation on the JSC and attendance at JSC meetings.

2.1.4                      Responsibilities.  The JSC shall be responsible for overseeing the conduct and progress of the Development Program, and the global Development and Commercialization in the U.S. Territory of Products.  Without limiting the generality of the foregoing, the JSC shall have the following responsibilities:

(a)           overseeing the activities and performance by each of the JDC, the JCC and the JMC of its respective responsibilities;

(b)           reviewing data, reports or other information submitted to it by the JDC, the JCC or the JMC from time to time;

(c)           determine whether to terminate the JDC or the JCC;

(d)           review and approve Annual Global Development Plan and budget and the Product Commercialization Plan and Commercialization Budget;

(e)           resolving all JDC, JCC or JMC matters that are in dispute;

(f)           designating Back-Up Compounds; and

(g)           making such other decisions as may be delegated to the JSC pursuant to this Agreement or by mutual written agreement of the Parties during the Term.

2.1.5                      Dispute Resolution.  The JSC members shall use reasonable efforts to reach agreement on any and all matters.  In the event that, despite such reasonable efforts, agreement on a particular matter cannot be reached by the JSC within ten (10) days after the JSC first meets to consider such matter or such later date as may be mutually acceptable to the Parties (each such matter, a “Disputed Matter”), then, [***] shall refer such Disputed Matter to the [***] for MERCK and the [***] for ARIAD who shall promptly initiate discussions in good faith to resolve such Disputed Matter.  If the Disputed Matter is not resolved by the aforementioned senior executives, the Disputed Matter will [***] of MERCK (as appropriate) and the [***] for ARIAD.  If the Disputed Matter is not resolved by the [***] within the later of (i) ten (10) days after the date the [***] first meet to consider such Disputed Matter, or (ii) thirty (30) days after the date the JSC first met to consider such Disputed Matter, then (a) if the Disputed Matter involves an ARIAD Decision, the [***] of ARIAD shall have the right to make the final decision on such Disputed Matter, [***] (b) if the Disputed Matter involves a MERCK Decision, the [***] of MERCK (as appropriate) MERCK shall have the right to make the final decision on such Disputed Matter, [***] and (c) if the Disputed Matter involves any other matter (including, without limitation, Development and Commercialization decisions in the U.S. Territory for all Indications other than Sarcoma Indications, as well as all decisions in  the U.S. Territory relating to [***], such Disputed Matter must be promptly resolved by consensus of the JSC or the foregoing officers [***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2           Joint Development Committee.

2.2.1                      Establishment.  ARIAD and MERCK hereby establish the Joint Development Committee.  The JDC shall have and perform the responsibilities set forth in Section 2.2.4.  Unless otherwise agreed by the Parties, the term for the JDC shall commence on the Effective Date and continue until the JSC determines to discontinue the JDC as a result of the completion of all Development activities for Products.

2.2.2                      Membership.  Each of ARIAD and MERCK shall designate in writing an equal (not less than two (2)) number of representatives to the JDC.  Unless otherwise agreed by the Parties, one representative of each Party shall be designated as Co-Chairs of the JDC.  Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JDC by giving written notice to the other Party.

2.2.3                      Meetings.

(a)           Schedule of Meetings; Agenda.  The JDC shall establish a schedule of times for regular meetings, taking into account, without limitation, the planning needs of the Development Program and the responsibilities of the JDC.  Special meetings of the JDC may be convened by any member upon not less than thirty (30) days (or, if such meeting is proposed to be conducted by teleconference, upon not less than ten (10) days) written notice to the other members; provided that (i) notice of any such special meeting may be waived at any time, either before or after such meeting and (ii) attendance of any member at a special meeting shall constitute a valid waiver of notice from such member.  In no event shall the JDC meet less frequently than once each Calendar Quarter.  Regular and special meetings of the JDC may be held in person or by teleconference or videoconference; provided that meetings held in person shall alternate between the respective offices of the Parties in Cambridge, Massachusetts and Upper Gwynedd, PA or at other locations mutually agreeable to the JDC members.  The Co-Chairs shall alternate the responsibility for preparing and circulating to each JDC member an agenda for each JDC meeting not later than one (1) week prior to such meeting.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Quorum; Voting; Decisions.  At each JDC meeting, (i) the presence in person of at least one (1) member designated by each Party shall constitute a quorum and (ii) each member who is present shall have one vote on all matters before the JDC at such meeting.  All decisions of the JDC, shall be made by majority vote; provided, that, any member designated by a Party shall have the right to cast the votes of any of such Party’s members on the JDC who are absent from the meeting.  Alternatively, the JDC may act by written consent signed by at least one (1) member designated by each Party.  Whenever any action by the JDC is called for hereunder during a time period in which the JDC is not scheduled to meet, either Co-Chair shall cause the JDC to take the action in the requested time period by calling a special meeting or by circulating a written consent.  Representatives of each Party or of its Affiliates who are not members of the JDC (including, without limitation, the Patent Coordinators) may attend JDC meetings as non-voting observers.  In the event that the JDC is unable to resolve any matter before it, such matter shall be resolved in accordance with Section 2.2.5.

(c)           Minutes.  The JDC shall keep minutes of its meetings that record all decisions and all actions recommended or taken in reasonable detail.  Drafts of the minutes shall be prepared and circulated to the members of the JDC within a reasonable time after the meeting, not to exceed thirty (30) business days, and the Parties shall alternate responsibility for the preparation and circulation of draft minutes.  Each member of the JDC shall have the opportunity to provide comments on the draft minutes.  Draft minutes shall be approved, disapproved and revised as necessary at the next JDC meeting.  Upon approval, final minutes of each meeting shall be circulated to the members of the JDC by the by the Co-Chair with responsibility for preparing such minutes.

(d)           Expenses.  ARIAD and MERCK shall each bear all expenses of their respective JDC representatives related to their participation on the JDC and attendance at JDC meetings.

2.2.4                      Responsibilities.  The JDC shall be responsible for overseeing the conduct and progress of the Development Program and the global Development of Products.  Without limiting the generality of the foregoing, the JDC shall have the following responsibilities:

(a)           preparing, or directing the preparation by the Parties of, each Annual Global Development Plan, including the budget;

(b)           preparing, or directing the preparation by the Parties of, each amendment to any Annual Global Development Plan or the related budget;

(c)           establishing guidelines and procedures for allocating FTEs of the Parties to the performance of the Annual Global Development Plans and determining the proportion of such FTEs to be allocated to the U.S. Territory and the ROW Territory and making any revisions to such allocations.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)           monitoring the progress of the Development Program under each Annual Global Development Plan and of each Party’s activities thereunder;

(e)           providing a forum for consensual decision making with respect to the Development Program, including making decisions regarding the form of drug product;

(f)           reviewing and circulating to the Parties data, reports or other information submitted by either Party with respect to work conducted under the Development Program;

(g)           reviewing any Clinical Trial Proposal submitted by either Party and integrating, or directing the integration of, such Clinical Trial Proposal into the applicable Annual Global Development Plan;

(h)           reviewing and approving any agreement entered into by a Party with a Third Party pursuant to Section 6.2.1;

(i)           determining and approving the overall strategy for publications and presentations in support of Product in the Territory and supervising the Publication Committee;

(j)           making such other decisions as may be delegated to the JDC pursuant to this Agreement or by the JSC or by mutual written agreement of the Parties during the Term.

(k)           determining whether studies in the Annual Global Development Plan will be conducted as company-sponsored or as investigator-initiated trials; and

(l)           reconciling issues between the Parties with respect to the Parties’ respective share of Development Costs with respect to Co-Promoted Products.

2.2.5                      Dispute Resolution.  The JDC members shall use reasonable efforts to reach agreement on any and all matters.  In the event that, despite such reasonable efforts, agreement on a particular matter cannot be reached by the JDC within ten (10) days after the JDC first meets to consider such matter, then the matter shall be referred to the JSC for resolution pursuant to Section 2.1.5.

2.3           Joint Commercialization Committee.

2.3.1                      Establishment.  ARIAD and MERCK hereby establish the Joint Commercialization Committee.  The JCC shall have and perform the responsibilities set forth in Section 2.3.4.  Unless otherwise agreed by the Parties, the term for the JCC shall commence at such time as the JSC determines and continue for so long as a Product is being Commercialized.

2.3.2                      Membership.  Each of ARIAD and MERCK shall designate in writing an equal (not less than two (2)) number of representatives to the JCC.  Unless otherwise agreed by the Parties, one representative of each Party shall be designated as Co-Chairs of the JCC.  Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JDC by giving written notice to the other Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3.3                      Meetings.

(a)           Schedule of Meetings; Agenda.  The JCC shall establish a schedule of times for regular meetings, taking into account, without limitation, the planning needs for the Commercialization of Products and the responsibilities of the JCC.  Special meetings of the JCC may be convened by any member upon not less than thirty (30) days (or, if such meeting is proposed to be conducted by teleconference, upon ten (10) days) written notice to the other members; provided that (i) notice of any such special meeting may be waived at any time, either before or after such meeting and (ii) attendance of any member at a special meeting shall constitute a valid waiver of notice from such member.  In no event shall the JCC meet less frequently than once each Calendar Quarter.  Regular and special meetings of the JCC may be held in person or by teleconference or videoconference; provided that meetings held in person shall alternate between the respective offices of the Parties in Cambridge, Massachusetts and  Whitehouse Station,  New Jersey or at other locations mutually agreeable to the JCC members.  The Co-Chairs shall alternate responsibility for preparing and circulating to each JCC member an agenda for each JCC meeting not later than one (1) week prior to such meeting.

(b)           Quorum; Voting; Decisions.  At each JCC meeting, (i) the presence in person of at least one (1) member designated by each Party shall constitute a quorum and (ii) each member who is present shall have one vote on all matters before the JCC at such meeting.  All decisions of the JCC, shall be made by majority vote; provided, that, any member designated by a Party shall have the right to cast the votes of any of such Party’s members on the JCC who are absent from the meeting.  Alternatively, the JCC may act by written consent signed by at least one (1) member designated by each Party.  Whenever any action by the JCC is called for hereunder during a time period in which the JCC is not scheduled to meet, the Co-Chairs shall cause the JCC to take the action in the requested time period by calling a special meeting or by circulating a written consent.  Representatives of each Party or of its Affiliates who are not members of the JCC (including, without limitation, the Patent Coordinators) may attend JCC meetings as non-voting observers. In the event that the JCC is unable to resolve any matter before it, such matter shall be resolved in accordance with Section 2.3.5.

(c)           Minutes.  The JCC shall keep minutes of its meetings that record all decisions and all actions recommended or taken in reasonable detail.  Drafts of the minutes shall be prepared and circulated to the members of the JCC within a reasonable time after the meeting, not to exceed ten (10) business days, and the Parties shall alternate responsibility for the preparation and circulation of draft minutes.  Each member of the JCC shall have the opportunity to provide comments on the draft minutes.  Draft minutes shall be approved, disapproved and revised as necessary at the next JCC meeting.  Upon approval, final minutes of each meeting shall be circulated to the members of the JCC by the by the Co-Chair with responsibility for preparing such minutes.

(d)           Expenses.  ARIAD and MERCK shall each bear all expenses of their respective JCC representatives related to their participation on the JCC and attendance at JCC meetings.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3.4                      Responsibilities.  The JCC shall be responsible for overseeing the conduct and progress of the Commercialization of each Product in the U.S. Territory and the Co-Promotion of each Co-Promoted Product in the U.S. Territory.  Without limiting the generality of the foregoing, the JCC shall have the following responsibilities:

(a)           preparing or directing the preparation by the Parties of, each Product Commercialization Plan, including the budget;

(b)           preparing or directing the preparation by the Parties of, each amendment to any Product Commercialization Plan or the related budget;

(c)           deciding Pricing and Branding matters in the U.S. Territory;

(d)           deciding appearance of the Product, packaging and promotional materials;

(e)           determining managed health care strategy and tactics, including pricing, rebates, discounts and charge-backs;

(f)           agreeing upon the market definition against which the Product will be measured for internal and external reporting purposes;

(g)           determining the appropriate use of medical science liaisons in support of the Product;

(h)           determining the format and quantities of promotional sales, marketing and educational materials for the Product;

(i)           reviewing and approving any proposals for development of additional Product or modifications of existing Products, including, without limitation, new formulations after First Commercial Sale and line extensions;

(j)           agreeing upon the design and implementation of all Product launch activities;

(k)           monitoring the progress of Commercialization of Products under each Annual Product Commercialization Plan and of each Party’s activities thereunder;

(l)           reviewing and circulating to the Parties data, reports or other information submitted by either Party with respect to the Commercialization of Products;

(m)           reconciling issues between, the Parties with respect to the Parties’ respective share of Operating Income (Loss) with respect to Co-Promoted Products;

(n)           preparing or directing the preparation by the Parties of short-term and long-term sales forecasts for Products;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(o)           determining appropriate targets for sales force staffing and territory mapping purposes, determining the Co-Promotion Percentage of each Party, provided that the Co-Promotion percentage of neither Party shall be [***], and coordinating the Detailing efforts of both Parties with respect to Co-Promoted Products;

(p)           overseeing all recalls, market withdrawals and any other corrective actions related to Products;

(q)           receiving and providing to the Parties sales reports pertaining to Collaboration Products;

(r)           subject to the requirement in the Co-Promotion Agreement that Third Parties shall only be used to Co-Promote if the other Party has been given the option to conduct the extra Details and be reimbursed on the basis set forth in the Co-Promotion Agreement and turned down the option, approving all Third Parties to be engaged by either Party to provide Representatives to Co-Promote Collaboration Products, any such approval to be reflected in the minutes of the JCC;

(s)           monitoring compliance of marketing activities throughout the Territory with Applicable Laws and the corporate governance codes and policies of the Parties;

(t)           making such other decisions as may be delegated to the JCC pursuant to this Agreement or by the JSC or by mutual written agreement of the Parties during the Term;

(u)           reviewing the MERCK ROW Product Commercialization Plan as set forth in Section 3.5.2 and providing a forum for discussion with respect to the Commercialization of Products in the ROW Territory.

2.3.5                      Dispute Resolution.  The JCC members shall use reasonable efforts to reach agreement on any and all matters.  In the event that, despite such reasonable efforts, agreement on a particular matter cannot be reached by the JCC within ten (10) days after the JCC first meets to consider such matter, then the matter shall be referred to the JSC for resolution pursuant to Section 2.1.5.

2.4           Joint Manufacturing Committee.

2.4.1                      Establishment.  ARIAD and MERCK hereby establish the Joint Manufacturing Committee, which shall report to the JSC.  The JMC shall have and perform the responsibilities set forth in the Supply Agreement.  Unless otherwise agreed by the Parties, the term for the JMC shall commence at such time as the JSC determines and shall continue as long as the Supply Agreement remains in effect.

2.4.2                      Membership.  Each of ARIAD and MERCK shall designate in writing an equal (not less than two (2)) number of representatives to the JMC.  Unless otherwise agreed by the Parties, one representative of each Party shall be designated as Co-Chairs of the JMC.  Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JMC by giving written notice to the other Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.4.3                      Meetings.

(a)           Schedule of Meetings; Agenda.  The JMC shall establish a schedule of times for regular meetings, taking into account, without limitation, the planning needs for the Manufacture of Products and the responsibilities of the JMC.  Special meetings of the JMC may be convened by any member upon not less than thirty (30) days (or, if such meeting is proposed to be conducted by teleconference, upon not less than ten (10) days) written notice to the other members; provided that (i) notice of any such special meeting may be waived at any time, either before or after such meeting and (ii) attendance of any member at a special meeting shall constitute a valid waiver of notice from such member.  In no event shall the JMC meet less frequently than quarterly.  Regular and special meetings of the JMC may be held in person or by teleconference or videoconference; provided that meetings held in person shall alternate between the respective offices of the Parties in Cambridge, Massachusetts and Whitehouse Station, New Jersey or at other locations mutually agreeable to the JMC members.  The Co-Chairs shall alternate the responsibility for preparing and circulating to each JMC member an agenda for each JMC meeting not later than one (1) week prior to such meeting.

(b)           Quorum; Voting; Decisions.  At each JMC meeting, (i) the presence in person of at least one (1) member designated by each Party shall constitute a quorum and (ii) each member who is present shall have one vote on all matters before the JMC at such meeting.  All decisions of the JMC, shall be made by majority vote; provided, that, any member designated by a Party shall have the right to cast the votes of any of such Party’s members on the JMC who are absent from the meeting.  Alternatively, the JMC may act by written consent signed by at least one (1) member designated by each Party.  Whenever any action by the JMC is called for hereunder during a time period in which the JMC is not scheduled to meet, either Co-Chair shall cause the JMC to take the action in the requested time period by calling a special meeting or by circulating a written consent.  Representatives of each Party or of its Affiliates who are not members of the JMC may attend JMC meetings as non-voting observers.  In the event that the JMC is unable to resolve any matter before it, such matter shall be resolved in accordance with Section 2.4.5.

(c)           Minutes.  The JMC shall keep minutes of its meetings that record all decisions and all actions recommended or taken in reasonable detail.  Drafts of the minutes shall be prepared and circulated to the members of the JMC within a reasonable time after the meeting, not to exceed thirty (30) business days, and the Parties shall alternate responsibility for the preparation and circulation of draft minutes.  Each member of the JMC shall have the opportunity to provide comments on the draft minutes.  Draft minutes shall be approved, disapproved and revised as necessary at the next JMC meeting.  Upon approval, final minutes of each meeting shall be circulated to the members of the JMC by the by the Co-Chair with responsibility for preparing such minutes.

(d)           Expenses.  ARIAD and MERCK shall each bear all expenses of their respective JMC representatives related to their participation on the JMC and attendance at JMC meetings.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.4.4                      Responsibilities.  The JMC shall be responsible for overseeing the Manufacture of Products.  Without limiting the generality of the foregoing, the JMC shall have the following  responsibilities below, which responsibilities shall be subject to revisions set forth in the Supply Agreement:

(a)           providing input relating to the Specifications for Product to the JDC or JCC;

(b)           reviewing issues relating to quality standards for Product;

(c)           reviewing issues relating to, and monitoring the progress of, Manufacturing Development of Product and providing a forum for consensual decision making with respect to Manufacturing of Product;

(d)           reviewing issues relating to supply (e.g., quantity forecast of Product, shortage, and regulatory information regarding Product) of Product by ARIAD to MERCK;

(e)           providing CMC input to the JCC with respect to Product.

2.4.5                      Dispute Resolution.  The JMC members shall use reasonable efforts to reach agreement on any and all matters.  In the event that, despite such reasonable efforts, agreement on a particular matter cannot be reached by the JMC within ten (10) days after the JMC first meets to consider such matter, then the matter shall be referred to the JSC for resolution pursuant to Section 2.1.5.

2.5           Alliance Managers.

2.5.1                      Appointment.  Each Party shall have the right to appoint a person who shall oversee interactions between the Parties for all matters related to the Development and Commercialization of Products between meetings of the JSC, the JDC, the JMC and the JCC (each, an “Alliance Manager”).  The Alliance Managers shall have the right to attend all meetings of the JSC, JDC, JMC and the JCC, as the case may be, as non-voting participants and may bring to the attention of the JSC, JDC, JMC or the JCC, as the case may be, any matters or issues either of them reasonably believes should be discussed and shall have such other responsibilities as the Parties may mutually agree in writing.  Each Party may replace its Alliance Manager at any time or may designate different Alliance Managers with respect to Development and Commercialization, respectively, by notice in writing to the other Party.

2.5.2                      Responsibilities.  The Alliance Managers, if appointed, shall have the responsibility of creating and maintaining a constructive work environment within the JSC, JDC, JMC and the JCC and between the Parties for all matters related to the Collaboration.  Without limiting the generality of the foregoing, each Alliance Managers shall:

(a)           identify and bring to the attention of the JSC, as applicable, any disputes arising between the Parties related to the Collaboration in a timely manner, including, without limitation, any asserted occurrence of a material breach by a Party, and function as the point of first referral in the resolution of each dispute;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           provide a single point of communication for seeking consensus within the Parties’ respective organizations and between the Parties with respect to the Collaboration;

(c)           plan and coordinate cooperative efforts, internal communications and external communications between the Parties with respect to the Collaboration; and

(d)           take such steps as may be required to ensure that meetings of the JSC, the JDC, the JMC and the JCC occur as set forth in this Agreement, that procedures are followed with respect to such meetings (including, without limitation, the giving or proper notice and the preparation and approval of minutes) and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

2.6           Appointment of JSC, JDC, JMC and JCC Members and Alliance Managers

2.6.1                      Appointment is a Right.  The appointment of members of the JSC, JDC, JMC and JCC and Alliance Managers is a right of each Party and not an obligation and shall not be a “deliverable” as defined in EITF Issue No. 00-21.  Each Party shall be free to determine not to appoint members to the JSC, JDC, JMC and JCC and not to appoint an Alliance Manager.

2.6.2                      Consequence of Non-Appointment.  If a Party (“Appointing Party”) does not appoint members of the JSC, JDC, JMC or JCC or an Alliance Manager, it shall not be a breach of this Agreement, nor shall any consideration be required to be returned, and unless and until such persons are appointed, the other Party may discharge the roles of the Committees for which members were not appointed by an Appointing Party.

2.7           Interests of the Parties.  All decisions made and all actions taken by the JSC, the JDC, the JCC, the JMC or the officers of the Parties pursuant to Section 2.1.5 shall be made or taken with due interest of both Parties considered in good faith.  This provision shall not be subject to arbitration or other dispute resolution under this Agreement.

3.     DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS

3.1           Implementation of Development Program.

3.1.1                      Objectives of the Development Program.  The objectives of the Development Program shall be the Development of Products in order to obtain Commercialization Regulatory Approval of Products in the Field in the Territory pursuant to the Annual Global Development Plans.

3.1.2                      Global Development Plan.

(a) Initial [***] Activities.  The Parties anticipate that the Development Program will include, during the [***] after the Effective Date, among other things: (i) a Phase 3 Clinical Trial in a Sarcoma Indication, (ii) specified [***] and [***] for [***] (i.e., [***], and (iii) specified [***] for any [***] (initially, [***]), (iv) additional Clinical Trials in the [***], (v) a [***] in a [***] population [***] and (vi) specific [***] intended to be pivotal trials for use in seeking [***] that are selected based on [***] listed in the preceding clauses. The parties anticipate that, subject to success in earlier required Clinical Trials in the case of Phase 3 Clinical Trials,  all of the Clinical Trials listed above will be conducted during the [***] after the Effective Date and that multiple Cancer Indications will be pursued concurrently.  Certain Phase 1 and Phase 2  Clinical Trials may be investigator initiated studies, as set forth in the Annual Global Development Plan.  In order to develop and finalize the definitive Development Program, ARIAD and MERCK will engage in further in-depth discussion, and will obtain external input from thought leaders in the appropriate scientific fields and from Regulatory Authorities. All aspects of the Development Program are subject to the approval of the JDC.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Preparation of Annual Global Development Plan. An initial Annual Global Development Plan and budget for the period from the Effective Date through December 31, 2008 for each Product and Indication shall be prepared by the Parties at the direction of the JDC, and submitted to the JSC for approval within ninety (90) days after the Effective Date.  Thereafter, for Calendar Year 2009 and for each Calendar Year thereafter during the Term, an Annual Global Development Plan and budget for each Product and Indication shall be prepared by the Parties at the direction of the JDC and submitted to the JSC for approval as provided in Section 2.2.4(a) at least twenty (20) days before the meeting at which it will be considered; provided, that, the Parties shall manage the preparation of each such Annual Global Development Plan and budget in a manner designed to obtain such JSC approval no later than thirty (30) days prior to the end of the then-current Calendar Year.  Each Annual Global Development Plan shall: (a) set forth (i) the Development objectives, including pre-clinical studies, Clinical Trials and other activities, priorities, timelines, budget (taking into account, with respect to budgeting amounts for specific Clinical Trial activities to be conducted internally by ARIAD or MERCK, the amount of expenditure that would be incurred by that Party if it elected to outsource such activities to a qualified contract research organization) and resources for the initial period or Calendar Year covered by the Annual Global Development Plan with reasonable specificity, (ii) which activities are ARIAD Development Activities and/or MERCK Development Activities, (iii) with respect to such Development Activities, the number of FTEs to be allocated to perform such activities and the corresponding FTE Cost, and (iv) the allocation of the Development Cost for the Development Activities between the U.S. Territory and the ROW Territory, and (v) jointly determine which studies will be conducted as company-sponsored and which will be conducted as investigator-initiated; and (b) be consistent with the other terms of this Agreement.  Each amendment, modification and/or update to any Annual Global Development Plan shall include the resulting changes to the budget and shall be set forth in a written document prepared by, or at the direction of, the JDC and approved by the JDC in accordance with Section 2.2.4(b), shall specifically state that it is an amendment, modification or update to any Annual Global Development Plan and shall be attached to the minutes of the meeting of the JDC at which such amendment, modification or update was submitted.

(c) Non-Cancer Indications.  Notwithstanding anything to the contrary in this Agreement, under no circumstances shall a Clinical Trial for a Non-Cancer Indication be initiated by either Party for any Collaboration Compound unless the Parties have agreed in writing to initiate such Clinical Trial and have agreed upon, inter alia, the funding, milestones, commercialization responsibility and revenue sharing applicable thereto, and the Party responsible for overseeing the conduct of such Clinical Trial and its trial design.  Each Party shall be free to conduct Permitted Pre-clinical Research, provided that it gives reasonable detailed advance written notice of such Permitted Pre-clinical Research in the Field to the other Party.  A Party conducting any Permitted Pre-clinical Research in the Field shall promptly disclose the results thereof to the other Party.  The cost of any Permitted Pre-clinical Research by either Party shall not be a Development Cost.  If either Party conducts any such Permitted Pre-clinical Research in the Field, any resulting Technology shall be Joint Technology and any Patent Rights covering such Joint Technology shall be Joint Patent Rights; provided however, that neither party may use outside the Collaboration, or license or sublicense to Affiliates and Third Parties for use outside the Collaboration, all or any portion of its interest in such Joint Technology or Joint Patent Rights created pursuant to this Section 3.1.2(c) without the prior written consent of the other Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)           Diagnostic Products and Biomarkers.  Research to develop Biomarker Information and Biomarkers under this Agreement will be conducted as set forth in the Annual Global Development Plans as part of the Development Program.  Neither Party shall conduct activities to develop Biomarker Information or any Biomarker for use with Rapamycin Derived mTOR Inhibitors except as set forth in the Annual Global Development Plans, which shall set forth the experiments to be performed, the analyses to be conducted and the number of FTEs to be utilized and the budget for such activities.  Neither Party shall conduct activities to develop a Diagnostic Product or commercialize a Diagnostic Product or Biomarker for use with Rapamycin Derived mTOR Inhibitors unless the Parties have executed an agreement (a “Diagnostic Product Agreement”) setting forth, inter alia, a global development plan, funding, milestones, development and commercialization responsibility (including the use of Third Parties to conduct activities in furtherance thereof) and revenue sharing applicable thereto.  Each Diagnostic Product Agreement shall also include, inter alia, provisions (i) for joint decision-making by ARIAD and MERCK with respect to the development activities, funding, milestones and such other matters as the Parties shall agree, (ii) for the grant by each Party of a license rights, as applicable, under its interest in the Licensed Technology, Licensed Patent Rights, MERCK Technology, MERCK Patent Rights Joint Technology, Joint Patent Rights, Product Use Technology, Biomarker Information and Program Biomarker Technology and Program Technology for the purpose of conducting activities to Develop and Commercialize the Diagnostic Products and Biomarkers which are the subject of such Diagnostic Product Agreement, (iii) that any Technology resulting from the Development of Diagnostic Products and Biomarkers shall be governed by the ownership rules set forth in Sections 7.1, 7.2, 7.3 and 7.6, and (iv) specifically dealing with the treatment of revenues from the combination of a Diagnostic Product sold with a Product for purposes of royalties and sharing of Operating Income hereunder.  No costs of Development or Commercialization of Biomarkers or Diagnostic Products shall be a Development Cost or Commercialization Expense unless set forth in a Diagnostic Product Agreement or incurred in activities specifically set forth in an Annual Global Development Plan as set forth above.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.1.3                      Responsibility for Development of Products.  Prior to Clinical Product Transfer,  ARIAD shall be the Responsible Party and MERCK shall be the Participating Party for Manufacturing Development of API and Clinical Product.    After Clinical Product Transfer,   MERCK shall be the Responsible Party and ARIAD shall be the Participating Party for Manufacturing Development of Clinical Product  and Marketed Product; and ARIAD shall be the Responsible Party and MERCK shall be the Participating Party for Manufacturing Development of API provided, however, that such Party's status as a Responsible Party shall not make any Manufacturing Development matter an ARIAD Decision or a MERCK Decision, as the case may be. Both Parties will, in accordance with the provisions of the Supply Agreement or as agreed to by the parties in the Global Development Plan, participate and contribute to Manufacturing Development of  API, Clinical Product and Marketed Product.  Reference to “Development” below in this Section 3.1.3 shall not include Manufacturing Development.  Subject to the exercise by a Party of an Opt-Out Right and/or a Development Transfer pursuant to Section 3.4(b)(i) and unless otherwise set forth in any Annual Global Development Plan, (a) ARIAD shall be the Responsible Party and MERCK will be the Participating Party for all aspects of the Development of Product for all Sarcoma Indications in the U.S. Territory in accordance with the applicable Annual Global Development Plan; (b) ARIAD and MERCK shall jointly be the Responsible Party for all aspects of the Development of Product for all Major Cancer Indications and Other Cancer Indications in the U.S. Territory in accordance with the applicable Annual Global Development Plan; and (c) MERCK shall be the Responsible Party and ARIAD will be the Participating Party for all aspects of the Development of Product for all Cancer Indications in the ROW Territory in accordance with the applicable Annual Global Development Plan. Each Party shall have the right to engage Third Party contractors to perform functions in connection with the Development or Commercialization of Products hereunder. Notwithstanding the foregoing, with respect to the Phase 3 Sarcoma Clinical Trial and other ongoing Clinical Trials in the ROW Territory as of the Effective Date, the Parties agree that ARIAD shall continue to conduct such trials in the ROW Territory.  Except as set forth in any Annual Global Development Plan, the Responsible Party for Development of a Product shall have the primary right and responsibility for the conduct of all non-clinical studies for such Product for use in seeking Regulatory Approvals in its Territory.  For Clinical Trials conducted in both the U.S. Territory and the ROW Territory or in the U.S. Territory only for an Indication other than Sarcoma, the Parties will be jointly responsible for the conduct of all activities related to such Clinical Trials except as set forth in the Annual Global Development Plan.  For Clinical Trials conducted only in the ROW Territory, MERCK will be responsible for the conduct of all activities related to such Clinical Trials except as set forth in the Annual Global Development Plan.  Notwithstanding the Parties’ designation as Responsible Party in various parts of the Territory, each Party may conduct Clinical Trials throughout the world as set forth in the Annual Global Development Plan; provided, that any Clinical Trial proposed to be conducted by MERCK in the U.S. Territory to be used in seeking any Regulatory Approval in the ROW Territory shall require the prior written consent of ARIAD (who shall be the holder of the IND for such Clinical Trials in the U.S.) and any Clinical Trial for a Sarcoma Indication proposed to be conducted in the ROW Territory to be used in seeking any Regulatory Approval in the U.S. Territory (other than the Phase 3 Sarcoma Trial planned as of the Effective Date) shall require the prior written consent of MERCK.  Such approval may be withheld by ARIAD if such Clinical Trial is inconsistent with clinical development activities being conducted or proposed to be conducted by ARIAD in the U.S. Territory, but otherwise may not be unreasonably withheld.  Subject to Section 3.10.3, (i) ARIAD shall file all Regulatory Filings and Drug Approval Applications in the U.S. Territory in its own name, and (ii) MERCK shall file all Regulatory Filings and Drug Approval Applications in the ROW Territory in its own name; and all Regulatory Filings and Drug Approval Applications for Products shall be owned by ARIAD in the U.S. Territory and by MERCK in the ROW Territory.  ARIAD shall be responsible in the U.S. Territory for reporting all Adverse Events related to any Product to Regulatory Authorities if and to the extent required by Applicable Laws, unless ARIAD transfers Regulatory Approvals in the U.S to Merck pursuant to this Agreement, in which case MERCK shall have such responsibility.  MERCK shall be responsible in the ROW Territory for reporting all Adverse Events related to any Product to Regulatory Authorities if and to the extent required by Applicable Laws.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.1.4                      Global Coordination.  In addition to meetings of the JDC, representatives of the Parties will meet periodically to ensure that the clinical and regulatory activities and strategy are consistent on a global basis.  Both Parties will provide input into the global regulatory strategy, will review all significant Regulatory Filings prior to submission to Regulatory Authorities, will receive copies of all correspondence from Regulatory Authorities in a timely manner, and will have the right to attend all Regulatory Authority meetings/interactions in the U.S. Territory or with the EMEA or the Regulatory Authorities in any European Country or in Japan.  The Party that is the Responsible Party may schedule meetings with such Regulatory Authorities and shall give the other Party as much notice as is practicable of such meetings.

3.2           Identification of Back-up Compounds.

3.2.1                      Back-Up Compounds. If requested by the JSC, and upon agreement by the Parties on a research plan, including the allocation of research responsibilities, and a budget, one or both Parties will use Commercially Reasonable Efforts to deliver one (1) or more Rapamycin Derived mTOR Inhibitors in addition to AP23573 which may be Developed as a follow-up compound or simultaneously with AP23573 for Targeted Indications (each such compound, a “Back-Up Compound”).  All activities conducted by the Parties to identify each Back-Up Compound shall be performed and funded as Development Activities and the Annual Global Development Plan shall be amended accordingly.  The rights and obligations of the Parties relating to each Back-Up Compound shall be identical to those applicable to AP23573, except as otherwise expressly provided herein. Either Party shall notify the JSC in writing in the event it wishes to replace AP23573 with a specified Rapamycin Derived mTOR Inhibitor developed hereunder as a Back-Up Compound or to Develop such Rapamycin Derived mTOR Inhibitor as a Back-Up Compound in addition to AP23573.  Within thirty (30) days after its receipt of such notice, the JSC shall review the data information and determine whether to so designate the proposed Rapamycin Derived mTOR Inhibitor as a Back-Up Compound.  Subsequent to such designation, as applicable, any reference to the Product shall be deemed to include or to be made to the Back-Up Compound for the purposes of this Agreement.

3.3           Supply of Proprietary Materials.  From time to time during the Term, either Party (the “Transferring Party”) may supply the other Party (the “Recipient Party”) with Proprietary Materials of the Transferring Party for use in the Development Program.  In connection therewith, each Recipient Party hereby agrees that (a) it shall not use such Proprietary Materials for any purpose other than exercising its rights or performing its obligations hereunder; (b) it shall use such Proprietary Materials only in compliance with all Applicable Laws; (c) it shall not transfer any such Proprietary Materials to any Third Party without the prior written consent of the Transferring Party, except for (i) the transfer of Products for use in Clinical Trails or (ii) in a Permitted Transaction or for Permitted Preclinical Research or as otherwise expressly permitted hereby; (d) the Recipient Party shall not acquire any right, title or interest in or to such Proprietary Materials as a result of such supply by the Transferring Party; and (e) upon the expiration or termination of the Development Program, the Recipient Party shall, if and as instructed by the Transferring Party, either destroy or return any such Proprietary Materials that are not the subject of the grant of a continuing license hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.4           Opt-Out Right; Limitations on Opt-Out.

(a)           Opt-Out Right.  At any time on and after the date of Completion of a Phase 1 Clinical Trial  and Achievement of Clinical Proof of Concept  for a Product for any [***] or [***], either Party may submit a Clinical Trial Proposal to the JDC.  The JDC shall meet to consider such Clinical Trial Proposal within sixty (60) days, and shall promptly integrate, or direct the integration of, such Clinical Trial Proposal into the Annual Global Development Plan.  Subject to Section 3.4(b), during the period commencing on the date of presentation to the JDC of a Clinical Trial Proposal and continuing for a period of sixty (60) days, the Party not submitting the Clinical Trial Proposal (the “Opting-Out Party”) shall have the right (the “Opt-Out Right”), in its sole discretion, to elect not to fund or otherwise participate in the Late Stage Clinical Trial(s) proposed in such Clinical Trial Proposal, by providing the other Party with written notice (the “Opt-Out-Notice”) pursuant to Section 12.2 prior to the expiration of the Opt-Out Period which shall specify the Clinical Trial Proposal with respect to which the Opting-Out Party is exercising its Opt-Out Right and shall indicate the date (the “Separation Date”) on which the Opt-Out Right shall be effective, which shall under no circumstances be sooner than thirty (30) days from the date of the Opt-Out Notice (the “Opt-Out Notice Period”).  During the Opt-Out Notice Period, the Parties shall continue to Develop the Product in accordance with the applicable Annual Global Development Plan.  If an Opting-Out Party exercises its Opt-Out Right as provided in this Section 3.4 and the Party submitting the Clinical Trial Proposal determines to proceed with the Late Stage Clinical Trial(s) proposed in the Clinical Trial Proposal, then, as of the Separation Date (a) the Party that receives the Opt-Out Notice shall thereafter be the Responsible Party for the conduct of the proposed Late Stage Clinical Trial(s) as set forth in the Clinical Trial Proposal that is the subject of the Opt-Out Notice; and (b) the Opting-Out Party shall have [***] with respect to the conduct of such Late Stage Clinical Trial(s) and the other Party shall fund [***].

(b)           Consequences of Exercise of Opt-Out Right By ARIAD.  Notwithstanding anything to the contrary in this Agreement,

(i)           Development Transfer.  In the event ARIAD exercises an Opt-Out Right on any occasion for Late Stage Clinical Trials proposed in a Clinical Trial Proposal submitted by MERCK for a Product for a [***] and MERCK proceeds with the Late Stage Clinical Trials for such [***], then, as of the Separation Date, MERCK shall be the Responsible Party and ARIAD will be the Participating Party for the Development of Products for [***] throughout the Territory (including, for the avoidance of doubt, the U.S. Territory) (a “Development Transfer”);and the license set forth in Section 6.1.1(a) shall become exclusive with respect to the conduct of Clinical Trials throughout the Territory.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)           U.S. Commercialization Transfer.  Upon the receipt of Commercialization Regulatory Approval in the United States of a Product for any Major Cancer Indication for which ARIAD exercised an Opt-Out Right, (a) [***] for all Cancer Indications throughout the Territory (including, for the avoidance of doubt, the U.S. Territory) (a “ U.S. Commercialization Transfer”), [***], and in any event within sixty (60) days after MERCK’s request: (A) [***] applicable to such Product, if any, other than Product Trademarks incorporating ARIAD’s name or logo; (B) [***] then in its name applicable to Products in the U.S. Territory, if any; and all Confidential Information Controlled by ARIAD relating to such Regulatory Filings, Drug Approval Applications and Regulatory Approvals; (C) [***] and take any other action reasonably necessary to effect such transfer; (D) [***] and such Regulatory Authorities relating to such Regulatory Filings, Drug Approval Applications and Regulatory Approvals; (E) unless expressly prohibited by any Regulatory Authority, [***] of such Product being conducted in the U.S. Territory by or on behalf of ARIAD as of the Separation Date and continue to conduct such trials, at MERCK’s sole expense, for up to [***] to enable such transfer to be completed without interruption of any such trial; (F) [***] with any Third Party with respect to the conduct of Clinical Trials for Products including, without limitation, agreements with contract research organizations, clinical sites and investigators, unless expressly prohibited by any such agreement (in which case ARIAD shall cooperate with MERCK in all reasonable respects to secure the consent of such Third Party to such assignment); and (G) [***] or its Affiliates pursuant to this Agreement that relate to any Product [***].  As of such grant date (the “Transfer Date”), (A) MERCK shall be deemed the Responsible Party for Commercialization of such Products for all Cancer Indications in the Territory [***], (B) the Parties will agree upon and implement a plan for the orderly transfer of [***] from ARIAD to MERCK, including responsibility for order fulfillment and distribution of Product in the U.S. Territory and upon implementation of  such plan (C) ARIAD shall have the right to Co-Promote Products in the U.S. Territory as set forth in Section 3.13, (D) if MERCK reduces ARIAD’s level of Co-Promotion effort, a reasonable transition period, but in no event less than [***] will be allowed to permit ARIAD to adjust its field sales force, and (E) ARIAD will receive from MERCK, in lieu of [***], the [***] described in [***] on [***] that occur in the U.S. Territory after the date of implementation of the plan for U.S. Commercialization Transfer. The exercise of an Opt–Out Right by ARIAD shall not change the Parties' responsibilities for Manufacturing  as provided in Section 3.5.2 and the Supply Agreement.

(iii)           Consequences of Exercise of Opt Out Right by MERCK. In the event MERCK exercises an Opt-Out Right on any occasion for Late Stage Clinical Trial(s) proposed in a Clinical Trial Proposal submitted by ARIAD for any Major Cancer Indication, and ARIAD proceeds with the Late Stage Clinical Trial(s) for such Major Cancer Indication, then upon subsequent FDA approval in the United States of the Product for that Major Cancer for which MERCK exercised its Opt-Out Right, MERCK Revenue Sharing Percentage shall be [***] percent ([***]%).  For clarity, the reduction in the MERCK Revenue Sharing Percentage shall apply attributable to sales of the Product in the U.S. Territory for all Indications. The exercise of an Opt–Out Right by MERCK shall not change the Parties' responsibilities for Manufacturing  as provided in Section 3.5.2 and the Supply Agreement.

3.5           Product Commercialization.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.5.1                      Product Commercialization Plans.  Subject to resolution of disputes as set forth in Section 2.1.5, the JCC shall prepare, and/or direct the preparation of, and approve a Product Commercialization Plan for each Product, at such time as the JSC may direct.  Each such Product Commercialization Plan shall be updated and approved at such time as the JCC may determine, not less than annually.

3.5.2                      Responsibility for Commercialization of Products. Subject to the exercise by a Party of an Opt-Out Right pursuant to Section 3.4 and unless otherwise set forth in any Product Commercialization Plan (a) ARIAD shall be the Responsible Party and MERCK will be the Participating Party for all Sarcoma Indications in the U.S. Territory other than budgets, Pricing and Branding and the Parties shall jointly be the Responsible Party and have the right and responsibility for all aspects of the Commercialization of Products for all Major Cancer Indications and Other Cancer Indications in the U.S. Territory and for budgets, Pricing and Branding for all Indications in the U.S. Territory in accordance with the applicable Product Commercialization Plan; provided that ARIAD shall have responsibility for Manufacturing  all API for  Product under the Supply Agreement and Clinical Product (prior to Clinical Product Transfer) and for order fulfillment and distribution of Product in the U.S. Territory and shall book all sales in the U.S. Territory; and (b) MERCK shall be the Responsible Party and have the sole right and responsibility for all aspects of the Commercialization of Products for all Cancer Indications in the ROW Territory in accordance with the applicable MERCK ROW Product Commercialization Plan and shall book all sales in the ROW Territory and shall have responsibility for Manufacturing all Product, including Clinical Product (after Clinical Product Transfer), under the Supply Agreement.  Without limiting the foregoing, the Responsible Party (or Parties) shall have the right and responsibility for the conduct of all pre-marketing, marketing, promotion, sales, distribution, import and export activities (including securing reimbursement, sales and marketing and conducting any post-marketing trials or post-marketing safety surveillance or maintaining databases), subject to the oversight of the JSC with respect to Co-Promoted Products.  MERCK will provide ARIAD with a draft or update of the MERCK ROW Product Commercialization Plan annually, not later than March 31 of each Calendar Year and will give good faith consideration to ARIAD’s comments on such draft.  MERCK will review the MERCK ROW Product Commercialization Plan with ARIAD at a meeting of the JCC and will provide ARIAD with an annual roll-up of the MERCK ROW Product Commercialization Plan.

3.6           Supply of Products for Development and Commercialization.

3.6.1                      Negotiation and Execution.  As soon as possible after the execution hereof, ARIAD and MERCK shall negotiate in good faith and enter into a supply agreement (the “Supply Agreement”) providing for the terms of Manufacture and supply of API by ARIAD and Product in tablet form by MERCK for the Collaboration in such form and substance as mutually agreed by the Parties.  If it is determined pursuant to this Agreement to Develop and Commercialize Product in a form other than tablets, a separate supply agreement or an amendment to the Supply Agreement shall be negotiated for supply of such Product.  The Parties agree that no Collaboration Compound or Product shall be sold by either Party for use in the Field until the Supply Agreement has been executed by the Parties.  ARIAD shall be the Responsible Party for (i) supply of Clinical Product in tablet form until the Supply Agreement is executed and a Clinical Product Transfer has been completed and (ii) for supply of Clinical Product in any form other than tablets until an additional supply agreement or an amendment to the Supply Agreement has been executed.  The Parties further agree that the definitions and other provisions of this Agreement concerning supply of Clinical Product shall not be precedent for the terms of the Supply Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.6.2                      Dispute Resolution.  In the event the Parties fail to execute and deliver the Supply Agreement within thirty (30) days after the Effective Date, (i) the Parties shall use reasonable efforts to complete such negotiations and to execute and deliver the Supply Agreement as soon as possible after such thirty (30) day period and (ii) without limiting the generality of the foregoing, after the expiration of such thirty (30) day period, either Party may by written notice to the other Party require that each Party produce a list of issues on which they have failed to reach agreement and submit its list to the JSC to be resolved in accordance with Section 2.1.5.  For clarity, no issue referred to the JSC pursuant to this Section 3.6.2 shall be an ARIAD Decision or a MERCK Decision.

3.6.3                      Non-Commercial Supply of Product.

(a)           Prior to Clinical Product Transfer, ARIAD shall have Manufactured API, Product and intermediates thereof for Clinical Trials, pre-clinical studies, and start-up, pre-validation and other non-commercial purposes in the Territory (“Clinical Supplies”), and ARIAD shall supply MERCK with Clinical Supplies for use by MERCK in Clinical Trials and otherwise in the Development Program.  The Manufacturing Cost of such Clinical Supplies shall be a Development Cost.

(b)           Prior to Clinical Product Transfer, ARIAD shall have Manufactured the Clinical Supplies in accordance with all applicable laws, rules and regulations, including applicable cGMPs.

(c)           ARIAD shall notify MERCK in writing of any deviations from applicable regulatory or legal requirements relating to the Clinical Supplies provided by ARIAD to MERCK.  ARIAD hereby certifies that it will not and has not employed or otherwise used in any capacity the services of any person debarred under Section 21 USC 335a in performing any portion of the Manufacture of Clinical Supplies.

(d)           ARIAD shall maintain complete and accurate records of all relevant data and information relating to the performance by ARIAD of its obligations under this Section 3.6.3.  ARIAD shall maintain original batch records for seven (7) years and, at such time thereafter as ARIAD intends to dispose of such batch records, ARIAD shall notify MERCK in advance, and shall permit MERCK, at its discretion, to take possession of such batch records.

(e)           Upon execution of the Supply Agreement, the terms of the Supply Agreement shall govern Clinical Supplies supplied to MERCK by ARIAD and to ARIAD by MERCK.

3.7           Development and Commercialization Diligence.  During the Term, each Party shall use Commercially Reasonable Efforts to (a) conduct the Development Activities assigned to it as set forth in each Annual Global Development Plan; and (b) Commercialize Products for Indications in the portions of the Territory for which it is the Responsible Party, and each Party shall commit such resources (including employees, consultants, contractors, facilities, equipment and materials) as each deems necessary to conduct such Development Activities and Commercialize Products.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.8           Compliance.  Each Party shall perform its obligations under each Annual Global Development Plan and Product Commercialization Plan in good scientific manner and in compliance in all material respects with all Applicable Laws.  For purposes of clarity, with respect to each activity performed under an Annual Global Development Plan and Product Commercialization Plan that will or would reasonably be expected to be submitted to a Regulatory Authority in support of a Regulatory Filing or Drug Approval Application, the Party performing such activity shall comply in all material respects with GLPs, GMPs or Good Clinical Practices (or, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidance or other comparable regulation and guidance of any Regulatory Authority in any country or region in the Territory).

3.9           Cooperation.  Scientists at ARIAD and MERCK shall cooperate in the performance of the Development Program and, subject to the terms of this Agreement and any confidentiality obligations to Third Parties, shall exchange such data, information and materials as is reasonably necessary for the other Party to perform its obligations under any Annual Global Development Plan and Product Commercialization Plan.

3.10           Exchange of Reports; Information; Updates.

3.10.1                      Development Program Reports.  The Responsible Party shall keep the JDC and the Participating Party regularly informed of the progress of its efforts to Develop Products in the Field in the Territory.  Without limiting the generality of the foregoing, the Responsible Party shall, on at least a quarterly basis, provide the JDC with reports in reasonable detail regarding the status of all preclinical IND-enabling studies and activities (including toxicology and pharmacokinetic studies), Clinical Trials, Manufacturing Development and other activities conducted under the Development Program, together with all raw data and results generated in each such preclinical IND-enabling study and/or activity, Clinical Trial and such additional information that it has in its possession as may be reasonably requested from time to time by the JDC.  The Participating Party shall, on at least a quarterly basis, provide the JDC with reports in reasonable detail regarding the status of all Development Activities of the Participating Party and such additional information that it has in its possession as may be reasonably requested from time to time by the JDC.

3.10.2                      Commercialization Reports.  The Responsible Party shall keep the JCC and the Participating Party regularly informed of the progress of the Responsible Party’s efforts to Commercialize Products in the Field in the Territory through periodic updates to the JCC.  Without limiting the generality of the foregoing, the Responsible Party shall provide the JCC and the Participating Party with semi-annual written updates to each Product Commercialization Plan, which shall (a) summarize the Responsible Party’s efforts to Commercialize Products, (b) identify the Regulatory Filings and Drug Approval Applications with respect to such Product that the Responsible Party or any of its Affiliates or Sublicensees have filed, sought or obtained in the prior twelve (12) month period or reasonably expect to make, seek or attempt to obtain in the following twelve (12) month period, and (c) summarize all clinical and other data generated by the Responsible Party with respect to such Products.  All such updates and notices to the Participating Party shall be sent to the attention of the Participating Party’s Alliance Manager unless the Participating Party otherwise notifies the Responsible Party.  A Party shall not be required to deliver to the other Party’s Alliance Manager any information which has been previously delivered in writing to the other Party’s representatives on the JSC, JDC, JCC or JMC.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.10.3                      Right of Access.  The Responsible Party shall promptly provide the Participating Party with access to all data, results and information produced in connection with the conduct of Development activities in its original format, without translation.  Notwithstanding anything to the contrary in this Agreement, the Participating Party (a) may use such data, results and information for the performance of its obligations and exercise of its rights under this Agreement; (b) have a right of access, a right of reference and a right to use and incorporate all such data, results and information in any Regulatory Filings and Drug Approval Applications regarding the Product; and (c) to the extent required by Applicable Laws, disclose all such data, results and information and all investigator safety letters furnished pursuant to Section 3.10.5 to other licensees conducting Clinical Trials anywhere in the world in any patent population with the relevant Collaboration Compound and, to the extent required by Applicable Laws, permit such licensees to reference, incorporate, and use the same in regulatory filings or drug approval applications inside or outside the Field.  The Parties shall cooperate so that such data, results and information is transferred to the Participating Party as expeditiously as possible.

3.10.4                      Information in Support of Regulatory Approvals and Maintenance of the DMF.

(a)           ARIAD shall disclose all Licensed Technology to the extent necessary or useful for MERCK to obtain Commercialization Regulatory Approvals.  In connection with the foregoing, ARIAD shall, to the extent required by Regulatory Authorities in the U.S. Territory, file, have filed, maintain and have maintained the DMF for the key intermediates, Collaboration Compounds and Product with the applicable Regulatory Authorities in the U.S. Territory and shall promptly provide MERCK with copies of any updates to the open part of such DMF and shall ensure that MERCK and its Affiliates shall have the right to cross-reference such DMF for the purposes of enabling MERCK, its Affiliates to obtain the Commercialization Regulatory Approval  for the ROW  Territory  or the U.S. Territory in the event of a U.S. Commercialization Transfer.

(b)           ARIAD and MERCK shall each use Commercially Reasonable Efforts to assist the other Party to obtain all necessary Regulatory Approvals for the Development and Commercialization of the Product under this Agreement.

3.10.5                      Adverse Event Reports; Review of Regulatory Filings and Correspondence.

(a)           Adverse Events.  Each Party shall, and shall cause its respective Affiliates to, furnish timely notice (as required by applicable worldwide regulations, i.e., currently seven (7) calendar days for deaths, immediately for life-threatening adverse reactions and fifteen calendar (15) days for serious adverse reactions) to all competent governmental agencies within both the U.S. Territory and the ROW Territory of all side effects, drug interactions and other adverse effects identified or suspected with respect to the Products for the Targeted Indications administered, distributed, marketed and sold under authority of any IND, NDA or Regulatory Approvals issued by such governmental agencies to such Party.  Each Party shall provide the other Party hereto with all necessary assistance in complying with all adverse reaction reporting requirements established by, or required under, any applicable IND, NDA or Regulatory Approvals and/or Applicable Law within both the U.S. Territory and the ROW Territory.  Each Party shall, and shall cause its Affiliates to, furnish the other Party within five (5) calendar days of “date first learned” (2 calendar days for death and life-threatening reactions from studies) written notice of all such side effects, drug interactions and other adverse effects reported to such Party or its Affiliates regarding Products.  Each Party shall also use its best efforts to obtain, and to furnish to the other Party hereto, such information, including, but not limited to, patients, circumstances, consequences and sources of information, reasonably sufficient to permit that other Party to evaluate such side effects, drug interactions or other adverse effects of the Products for the Targeted Indications.  Each Party shall, in addition, furnish to the other Party copies of all investigator safety letters provided by the Party or its Affiliates or licensees with respect to Collaboration Compounds or Products.  Each Party shall retain all documents, reports, studies and other materials relating to any and all such side effects, drug interactions, or other adverse effects, as the case may be. Upon reasonable written notice, and each Party shall permit the other Party hereto to inspect, and to make copies of, all such documents, reports, studies and other materials. Within ninety (90) days after the Effective Date, the Parties shall enter into a separate and more detailed agreement concerning adverse event reporting.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Preparation of Drug Approval Applications.  The Responsible Party shall consult with the Participating Party in good faith in the preparation of all Drug Approval Applications for Products.  The Responsible Party shall consider all comments of the Participating Party in good faith, taking into account the due interests of the Participating Party and the Development and Commercialization of the applicable Product on a global basis.

(c)           Regulatory Meetings; Review of Other Regulatory Filings and Correspondence.  The Responsible Party shall use reasonable efforts to provide the Participating Party with at least thirty (30) days advance notice of any meeting with the FDA or other Regulatory Authority regarding a Drug Approval Application relating to, or Regulatory Approval for, any Product and the Participating Party may elect to send one person to participate as an observer (at the Participating Party’s sole cost and expense) in such meeting.  In addition, subject to any Third Party confidentiality obligations, the Responsible Party shall (i) provide the Participating Party with drafts of each Regulatory Filing or other document or correspondence pertaining to any Product and prepared for submission to the FDA or other Regulatory Authority sufficiently in advance of submission so that the Participating Party may review and comment on the substance of such Regulatory Filing or other document or correspondence and (ii) promptly provide the Participating Party with copies of any document or other correspondence received from the FDA pertaining to any Product.  If the Participating Party has not commented on such Regulatory Filing or other document or correspondence within ten (10) days (or, in the case of an IND or NDA (or equivalent), thirty (30) days) after it is provided to the Participating Party, then the Participating Party shall be deemed to have no comments on such Regulatory Filing or other documents or correspondence.  The Responsible Party shall consider all comments of the Participating Party in good faith, taking into account the best interests of the Collaboration and of the Development or Commercialization of the applicable Product on a global basis.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.10.6                      Safety.  Each Party shall immediately (and, in any event, within sufficient time to allow the other Party to comply with applicable law or regulations) notify the other Party of any information of which it is aware concerning a Product which may affect the  approved claims made for the Product or the continued marketing of the Product.  Any such notification will include all related information in reasonable detail.  Upon receipt of any such information, the Parties shall (unless action is required by applicable law, rules, regulations or Regulatory Authority requirements before a meeting can be held, in which event the Responsible Party shall take any required action in the portion of the Territory for which it is the Responsible Party with out a meeting) immediately consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action; subject, in the case of recalls, to the procedures and responsibilities set forth in Section 3.11. Following such meeting, the Responsible Party shall determine the course of action to be taken and shall make such report of such matter to the  appropriate Regulatory Authority in the portion of the Territory for which it is the Responsible Party or take other action with respect to such portion of the Territory that it deems to be required by applicable law, rules, regulations or Regulatory Authority requirements

3.11           Product Recalls.  In the event that any Regulatory Authority issues or requests a recall or takes similar action in connection with a Product, or in the event a Party reasonably believes that an event, incident or circumstance has occurred that may result in the need for a recall, market withdrawal or other corrective action regarding a Product, such Party shall promptly advise the designated senior officer (the Chief Executive Officer in the case of ARIAD and the President of Global Human Health in the case of MERCK) of the other Party thereof by telephone or facsimile.  Following such notification, the Responsible Party shall decide and have control of whether to conduct a recall or market withdrawal (except in the event of a recall or market withdrawal mandated by a Regulatory Authority, in which case it shall be required) or to take other corrective action in any country and the manner in which any such recall, market withdrawal or corrective action shall be conducted; provided that the Responsible Party shall keep the Participating Party regularly informed regarding any such recall, market withdrawal or corrective action.  In the U.S. Territory, either Responsible Party may elect to require (following discussions among the designated senior officers of the Parties) a recall or market withdrawal of the Product. ARIAD shall be responsible for conducting any recall or market withdrawal of the Product in the U.S. Territory. Subject to any contrary provisions specifically set forth in the Supply Agreement, all expenses incurred by the Responsible Party in connection with any such recall, market withdrawal or corrective action (including, without limitation, expenses for notification, destruction and return of the affected Product and any refund to customers of amounts paid for such Product) shall (a) with respect to Royalty-Bearing Products, be the sole responsibility of MERCK and (b) with respect to Co-Promoted Product, be a Commercialization Expense.

3.12           Reconciliation and Auditing of Development Costs.

3.12.1                      Responsibility for Development Costs.  Subject to the exercise by a Party of an Opt-Out Right and to the remainder of this Section 3.12.1, ARIAD and MERCK shall each be responsible for funding fifty percent (50%) of the Development Costs allocable to Co-Promoted Products for all Cancer Indications; provided, that, notwithstanding the foregoing, (a) MERCK shall be responsible for funding one hundred percent (100%) of all incremental Development Costs that are specific to the Development of any Product in any country in the ROW Territory (“ROW Development Costs”) (e.g., toxicology studies or Clinical Trials required for Regulatory Approval under Applicable Laws in Japan).  If the activities that resulted in such ROW Development Costs subsequently result in a claim in the product label for which Commercialization Regulatory Approval is received in the U.S. Territory, then ARIAD shall reimburse MERCK for one-half of those ROW Development Costs that resulted in such claim.  ROW Development Costs shall include, without limitation, the cost of any Phase 4 Clinical Trial, and such other Development Costs as the Parties shall agree upon in writing, but shall not include the cost of any Phase 5 Clinical Trial.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.12.2                      Reconciliation of Development Costs.

(a)           Reports; Reconciliation Payments.  Subject to the exercise by a Party of an Opt-Out Right, within thirty (30) days following the end of each Calendar Quarter during the Term on and after the date of commencement of the Development Program, each of ARIAD and MERCK shall submit to the JDC a written report setting forth in reasonable detail all Development Costs incurred by each such Party over such Calendar Quarter applicable to the conduct of the Development Program.  ARIAD shall include in the first such report the cost of acquisition of raw materials, intermediates, AP23573 and Product on hand or ordered and paid for by ARIAD as of the Effective Date that are to be used in the Development Program. Within  ten (10) days following the receipt by the JDC of such written reports, the JDC shall prepare and submit to each Party a written report setting forth in reasonable detail (a) the calculation of all such Development Costs incurred by both Parties over such Calendar Quarter and (b) the calculation of the net amount owed by MERCK to ARIAD or by ARIAD to MERCK in order to ensure the appropriate sharing of such Development Costs in accordance with the ARIAD Co-Development Percentage and MERCK Co-Development Percentage, respectively.  The net amount payable shall be paid by ARIAD or MERCK to the other Party, as applicable, within ten (10) days after the distribution by the JDC of such written report.

(b)           Records; Audit Rights.  Each Party shall keep and maintain for [***] years complete and accurate records of Development Costs incurred with respect to Co-Promoted Products in sufficient detail to allow confirmation of same by the JSC and the other Party, including without limitation confirmation of the proper allocation of FTEs to Development of Products.  Each Party (the “Cost Auditing Party”) shall have the right for a period of [***] years after such Development Cost is reconciled in accordance with Section 3.12.2(a) to appoint at its expense an independent certified public accountant reasonably acceptable to the other Party (the “Cost Audited Party”) to audit the relevant records of the Cost Audited Party and its Affiliates to verify that the amount of such Development Costs was correctly determined.  The Cost Audited Party and its Affiliates shall each make its records available for audit by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon thirty (30) days written notice from the Cost Auditing Party.  Such audit right shall not be exercised by the Cost Auditing Party more than once in any Calendar Year and the records of Development Costs for a given period may not be audited more than once.  All records made available for audit shall be deemed to be Confidential Information of the Cost Audited Party.  The results of each audit, if any, shall be binding on both Parties.  In the event there was an error in the amount of Development Costs reported by the Cost Audited Party hereunder, (a) if the amount of Development Costs was over reported, the Cost Audited Party shall promptly (but in any event no later than thirty (30) days after the Cost Audited Party’s receipt of the report so concluding) make payment to the Cost Auditing Party of the over reported amount and (b) if the amount of Development Costs was underreported, the Cost Auditing Party shall promptly (but in any event no later than thirty (30) days after the Cost Auditing Party’s receipt of the report so concluding) make payment to the Cost Audited Party of the underreported amount.  The Cost Auditing Party shall bear the full cost of such audit unless such audit discloses an over reporting by the Cost Audited Party of the greater of [***]% of the aggregate amount of Development Costs reportable in any Calendar Year or $[***], in which case the Cost Audited Party shall reimburse the Cost Auditing Party for all costs incurred by the Cost Auditing Party in connection with such audit.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.13           Co-Promotion Right.

3.13.1                      Co-Promotion.  Whether or not a Party exercises its Opt-Out Right with respect to any Indication for a Product, ARIAD and MERCK shall Co-Promote each Product for all Cancer Indications in the U.S. Territory (the “Co-Promotion Territory”) in accordance with this Section 3.13 (each such Product, a “Co-Promoted Product”).

3.13.2                      Negotiation of Co-Promotion Agreement.

(a)           Negotiation, Execution and Delivery.  As soon as practicable following the Initiation of  first Phase 3 Clinical Trial with respect to any Cancer Indication, the Parties shall (i) commence the preparation of a Co-Promotion Agreement (the “Co-Promotion Agreement”) which shall set forth the terms applicable to the Co-Promotion of such Co-Promoted Product; (ii) conform in all material respects with the terms and conditions set forth in Schedule 5 attached hereto; and (iii) include such additional provisions as are usual and customary for inclusion in a co-promotion agreement between companies in the pharmaceutical industry of comparable sizes to the respective Parties; provided, that, the Parties hereby agree that (i) each Party will bear the costs of its own field sales force, except that, in the event of a U.S. Commercialization Transfer, MERCK will compensate ARIAD for its Co-Promotion activities at a rate set forth in the Co-Promotion Agreement., (ii) ARIAD shall provide no more than [***] percent ([***]%) and MERCK shall provide no more than [***] percent ([***]%) of the field sales force for [***], (iii) except for [***], the JCC shall determine the appropriate level of field sales force deployment of each Party depending upon the Indications that have obtained Commercialization Regulatory Approval, and (iv) under no circumstances shall either Party have the responsibility to provide less than [***] percent ([***]%) of the collective sales force efforts applicable to a Co-Promoted Product.  For purposes of clarity, such additional terms shall supplement and shall not materially expand, limit or change the terms set forth on Schedule 5.  The Parties shall negotiate the Co-Promotion Agreement in good faith and with sufficient diligence as is required to execute and deliver the Co-Promotion Agreement within one hundred and twenty (120) days.

(b)           Dispute Resolution.  In the event the Parties fail to execute and deliver the Co-Promotion Agreement within the one hundred and twenty (120) day period described in Section 3.12.2(a), the Parties shall (i) use reasonable efforts to complete such negotiations and to execute and deliver the Co-Promotion Agreement as soon as possible after such one hundred and twenty (120) day period and (ii) without limiting the generality of the foregoing, after the expiration of such one hundred and twenty (120) day period, each produce a list of issues on which they have failed to reach agreement and submit its list to the JSC to be resolved in accordance with Section 2.1.5. For clarity, no issue referred to the JSC pursuant to this Section 3.13.2(b) shall be an ARIAD Decision or a MERCK Decision.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.14           Labeling.  All product labels and Promotional Materials for Co-Promoted Products shall include, in equal prominence, the names and logos of both ARIAD and MERCK to the extent feasible under applicable law.  ARIAD agrees, to the extent feasible under applicable law and to the extent such statements are accurate at the time of the sale of the Product, that product labels for Co-Promoted Product will identify MERCK as manufacturing the Product, as co-marketing the Product with ARIAD and as a licensee of the trademark for the Product.  The JCC shall have the responsibility of deciding whether changes in the particular appearance in labeling of packaging and containers of Co-Promoted Products or in the product information is required.

4.     PAYMENTS

4.1           Up-front Fee.  MERCK shall pay ARIAD a non-refundable, non-creditable up-front fee in the aggregate amount of Seventy-Five Million Dollars (U.S. $75,000,000), payable by wire transfer of immediately available funds within fifteen (15) days of the effectiveness of this Agreement as provided in Section 12.16 according to instructions that ARIAD shall provide.

4.2           Development Cost Advances.  If, at any time during the Term, (i) ARIAD has paid an aggregate of at least One Hundred Fifty Million Dollars (U.S. $150,000,000) in Development Costs (the “ARIAD Development Cost Cap”) subsequent to the Effective Date, (ii) a Product has obtained [***], (iii) ARIAD has not [***], and (iv) no condition or event exists which constitutes an Event of Default or Potential Default (as defined in Exhibit A) and no material breach of this Agreement by ARIAD has occurred and is continuing.  ARIAD may, at its sole discretion and upon not less than forty-five (45) days’ written notice to MERCK, elect to obtain development funding advances from MERCK (the “Advances”) to fund all or part of ARIAD’s further Development Costs in excess of the ARIAD Development Cost Cap on the terms and subject to the conditions of a promissory note in the form of Exhibit A attached hereto, to be executed contemporaneously with the delivery by ARIAD of such notice (the “Promissory Note”).  Unless otherwise agreed by the Parties, (a) the Advances shall be available for draw-downs not more than [***] per Calendar Quarter based on the amount of Development Costs incurred by ARIAD over such Calendar Quarter; (b) the Advances shall accrue interest (beginning on the date paid by MERCK, or if the Advance relates to an amount due from ARIAD to MERCK, beginning on the date such amount is due) at a rate equal to the [***] [***] reset quarterly; (c) fifty percent ([***]%) of any milestone payments, royalty payments, and/or Operating Income Payments accruing after the date of the first Advance  to be paid by MERCK to ARIAD and/or retained by ARIAD, as the case may be, with respect to Product, shall be applied against the outstanding principal and interest of the Advances until such principal and interest have been paid in full; (d) the maximum aggregate amount advanced by MERCK under the Advances will be $200 million; (e) in the event the principal plus accrued interest on the Advances exceeds $[***], ARIAD will [***] [***] to be paid by MERCK to ARIAD or retained by ARIAD, and (f) any remaining Advances plus accrued interest shall be repaid by ARIAD to MERCK on the earlier of (i) quarterly payments over the [***] following termination of this Agreement, (ii) a Change of Control of ARIAD, or (iii) the [***] of the first draw-down.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.3           Operating Income Payments.

4.3.1                      Operating Income Payments.  Unless and until there is a U.S. Commercialization Transfer with respect to a Co-Promoted Product, ARIAD shall pay to MERCK a percentage of the Operating Income, or MERCK shall pay to ARIAD a percentage of the Operating Loss, from Commercialization of that Co-Promoted Product in the U.S. Territory equal to the MERCK Revenue Sharing Percentage for as long as there are Commercialization activities by MERCK or ARIAD and its Affiliates or Sublicensees for such Co-Promoted Product in the U.S. Territory (such payments, the “Operating Income Payments”).  For clarity, it is acknowledged that Commercialization Expenses will be incurred prior to Commercialization Regulatory Approval of any Co-Promoted Product, and that such Commercialization Expenses will result in an Operating Loss which will be borne by the Parties as set forth in this Section 4.3.

4.3.2                      Monthly Estimated Operating Income/(Loss) Report and Payment.

(a)             Within ten (10) days after the end of each calendar month, ARIAD shall deliver to MERCK a  written report indicating  estimated  gross sales and Net Sales of each Co-Promoted Product in the U.S. Territory during such calendar month.

(b)            Within ten (10) days after the end of each calendar month, each of ARIAD and MERCK shall deliver to the other  Party a written  estimate of their Commercialization Expenses incurred during such calendar month.

(c)           Within thirty (30) days after the end of each calendar month, ARIAD shall provide MERCK with a written estimate (the "Estimate") of the amount of Operating Income Payments payable to MERCK, or Loss payable by MERCK for such calendar month (the "Estimated Operating Income Payment" or "Estimated Loss") and shall pay to MERCK the Estimated Operating Income Payment, if any.  MERCK shall pay to ARIAD the Estimated Loss if any, within 10 days of receiving the Estimate.

(d)             If ARIAD, after delivering the Estimate, becomes aware of additional information which would cause it to adjust its estimates of Operating Income/(Loss) for a calendar month, such information shall be reported in the next monthly report and the Estimated Operating Income Payment or Estimated Loss for the following calendar month shall be adjusted accordingly.

4.3.3                      Quarterly Reports, Payments.

(a)           Within forty five (45) days following the end of each Calendar Quarter commencing on and after the Effective Date, each of ARIAD and MERCK shall submit to the JSC and the other Party all Commercialization Expenses and License Fees (defined in Schedule 3 to this Agreement) incurred by it with respect to, as well as  for ARIAD the Net Sales and Cost of Goods applicable to, such Co-Promoted Product in the U.S. Territory.  In addition, ARIAD shall submit a report setting forth in reasonable detail (i) the calculation of Operating Income (Loss) for such Co-Promoted Product, determined in accordance with Schedule 3 attached hereto and (ii) the calculation of the amount of Operating Income Payments payable to MERCK or Loss payable by MERCK in accordance with the MERCK Revenue Sharing Percentage for that Co-Promoted Product, net of the Estimated Operating Income Payment or Estimated Loss already paid by each Party with respect to such Calendar Quarter.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           The amount of the Operating Income Payments payable to MERCK shall be paid by ARIAD within thirty (30) days following issuance of such written report; provided, that, in the event that a Co-Promoted Product experiences a Loss over any Calendar Quarter, MERCK shall pay ARIAD the MERCK Revenue Share Percentage of such Loss within thirty (30) days of the issuance of such written report, in each case net of the Estimated Operating Income Payment or Estimated Loss already paid by each Party with respect to such Calendar Quarter

4.3.4                      Audit Rights.  ARIAD shall keep and maintain for [***] years complete and accurate records of all Commercialization Expenses incurred in the Commercialization of Co-Promoted Products and of Net Sales of Co-Promoted Products (“Co-Development Net Sales”) in the U.S. Territory in sufficient detail to allow confirmation of same by the JSC and MERCK.  MERCK shall have the right for a period of [***] years after such Commercialization Expenses and Co-Development Net Sales are reconciled in accordance with Section 4.3.2 to appoint at its expense an independent certified public accountant reasonably acceptable to ARIAD to audit the relevant records of ARIAD and its Affiliates to verify that the amount of such Commercialization Expenses and Co-Development Net Sales are correctly determined.  ARIAD and its Affiliates shall each make its records available for audit by MERCK or such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon [***] days written notice from MERCK.  Such audit right shall not be exercised by MERCK more than once in any Calendar Year and no period may be audited more than once.  All records made available for audit shall be deemed to be Confidential Information of ARIAD.  The results of each audit, if any, shall be binding on both Parties.  In the event there was an error in the amount of such Commercialization Expenses and Co-Development Net Sales reported by ARIAD hereunder, (a) if the effect of the error resulted in an underpayment, ARIAD shall promptly (but in any event no later than [***] days after ARIAD’s receipt of the report so concluding) make payment to MERCK of the underpayment amount and (b) if the effect of the error resulted in an overpayment, MERCK shall promptly (but in any event no later than [***] days after MERCK’s receipt of the report so concluding) make payment to ARIAD of the overpayment amount.  MERCK shall bear the full cost of such audit unless such audit discloses an underpayment by ARIAD of the greater of [***] percent ([***]%) of the aggregate amount of MERCK’s share of Operating Income in any Calendar Year or $[***], in which case ARIAD shall reimburse MERCK for all costs incurred by MERCK in connection with such audit.

4.4           Milestone Payments.

4.4.1     Milestones.

(a)           Regulatory Milestones.  MERCK shall make the following non-refundable payments to ARIAD within thirty (30) days after the occurrence of each of the following milestone events for each Product that achieves each such milestone:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Milestone Event	Milestone Payment
Initiation of a Phase 3 Clinical Trial for a Product for a Sarcoma Indication	$13.5 million
Acceptance of [***] for a [***] for a [***] in the first of [***]	$[***] million
Earlier of (i) receipt of [***] [***] or (ii) [***] in the [***] for a [***] for a [***]	$[***] million
Earlier of (i) receipt of [***] [***] or (ii) [***] in the first of [***] for a [***] for a [***]	$[***] million
Earlier of (i) receipt of [***] [***] or (ii) [***] in [***] for a [***] for a [***]	$[***] million
Initiation of [***] for a Product for the [***]	$[***] million
Initiation of [***] for a Product for the [***]	$[***] million
Initiation of [***] for a Product for the [***]	$[***] million
Initiation of a [***] for a Product for the [***]	$[***] million
Initiation of a [***] for a Product for the [***]	$[***] million
Initiation of a [***] for a Product for the [***]	$[***] million
Acceptance of [***] for a Product for the [***] in the [***]	$[***] million
Acceptance of [***] for a Product for the [***] in the [***]	$[***] million
Acceptance of [***] for a Product for the [***] in the [***]	$[***] million
Earlier of (i) receipt of [***] or (ii) [***] in the [***] for a Product for the [***]	$[***] million
Earlier of (i) receipt of [***] or (ii) [***] in the [***] for a Product for the [***]	$[***] million
Earlier of (i) receipt of [***] or (ii) [***] in the [***] for a Product for the [***]	$[***] million
Earlier of (i) receipt of [***] or (ii) [***] in the [***] for a Product for the first Major Cancer Indication	$[***] million
Earlier of (i) receipt of [***] or (ii) [***] in the [***] for a Product for the [***]	$[***] million
Earlier of (i) receipt of [***] or (ii) [***] in the [***] for a Product for the third Major Cancer Indication	$[***] million

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Earlier of (i) receipt of [***] or (ii) [***] for a Product for the [***] [***]	$[***] million
Earlier of (i) receipt of [***] or (ii) [***] in [***] for a Product for the [***]	$[***] million
Earlier of (i) receipt of [***] or (ii) [***] in [***] for a Product for the [***]	$[***] million
First initiation of [***] for a Product for [***]	$[***] million
First initiation of [***] for a Product for [***]	$[***] million
First acceptance of [***] in the [***] for a Product for [***]	$[***] million
Earlier of first (i) receipt of [***] or (ii) [***] in the [***] for a Product for [***]	$[***] million
Earlier of first (i) receipt of [***] or (ii) [***] in the first of the [***] for a Product for [***]	$[***] million
Earlier of first (i) receipt of [***] or (ii) [***] for a Product for [***]	$[***] million

(b)           Sales Milestones.  In addition to the milestone payments contemplated by Section 4.4.1(a), MERCK shall make each of the following non-refundable, non-creditable payments to ARIAD within thirty (30) days after the first occurrence of the corresponding milestone event for the applicable Product:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Milestone Event	Milestone Payment
Worldwide Net Sales in a Calendar Year of Product of $[***]	$[***] million
Worldwide Net Sales in a Calendar Year of Product of $[***]	$[***] million
Worldwide Net Sales in a Calendar Year of Product of $[***]	$[***] million
Worldwide Net Sales in a Calendar Year of Product of $[***]	$[***] million

4.5           Determination that Milestone Events have Occurred; Treatment of Combinations; Treatment of Combined Phase 1/2 or Phase 2/3 Clinical Studies.

(a)           MERCK shall provide ARIAD with prompt written notice upon each occurrence of a milestone event set forth in Section 4.4.1.  In the event that, notwithstanding the fact that MERCK has not given such a notice, ARIAD believes any such milestone event has occurred, it shall so notify MERCK in writing and shall provide to MERCK data, documentation or other information that supports its belief.  Any dispute under this Section 4.5 that relates to whether or not a milestone event has occurred shall first be referred to the JSC to be resolved in accordance with Section 2.1.5, but if not resolved as set forth in Section 2.1.5, it shall be subject to arbitration under Section 12.1.

(b)           A Combination Product containing a Product shall not be entitled to any milestone that has already been earned by that Product or any other Combination Product containing that same Collaboration Compound as that Combination Product.

(c)           In the event of a Clinical Trial which is both a Phase 1 Clinical Trial and a Phase 2 Clinical Trial (commonly referred to as a “Phase 1/2 Clinical Trial”), the milestone payable upon the occurrence of Initiation of the Phase 2 Clinical Trial shall be payable by MERCK (x) upon Initiation of the Phase 2 segment if there are separate segments delineated in the protocol for such Clinical Trial as Phase 1 and Phase 2 or (y) upon Initiation of the Phase 1/2 Clinical Trial if there are not separate segments delineated in the protocol for such Clinical Trial as Phase 1 and Phase 2.

(d)           In the event of a Phase 2 Clinical Trial used as a pivotal trial for seeking Commercialization Regulatory Approval for a Product  for an Indication (commonly referred to as a “Phase 2/3 Clinical Trial”), the milestone payable upon occurrence of Initiation of the Phase 2 Clinical Trial  shall be payable by MERCK upon Initiation of such trial and the milestone payable upon occurrence of Initiation of the Phase 3 Clinical Trial shall be payable by MERCK upon the date when either Responsible Party determines that it will file for Commercialization Regulatory Approval in its Territory based on the results of said Phase 2/3 Clinical Trial.

(e)           In the event that a milestone is paid for an Indication for a Product and Development of such Product for such Indication is subsequently terminated, such milestone payment shall be creditable against the same milestone payment earned for a different Product for the same Indication.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)           For purposes of determination of the occurrence of the milestone events, all Products containing the same single active pharmaceutical ingredient or the same combination of active pharmaceutical ingredients shall be considered the same Product, regardless of differences in formulation.

4.6           Payment of Royalties; Royalty Rates; Accounting and Records.

4.6.1                      Payment of Royalties.

(a)           Royalties Applicable in ROW Territory.

(i)           MERCK shall pay ARIAD a royalty based on Annual Net Sales of each Royalty-Bearing Product in each Calendar Year (or partial Calendar Year) commencing with the First Commercial Sale of such Product in any country in the ROW Territory and ending upon the last day of the last Royalty Term for such Product, at the following rates:

Annual Net Sales Increment in ROW Territory	Royalty Rate (%)
Up to $[***]	[***]%
Above $[***], but less than $[***]	[***]%
Above $[***]	[***]%

(ii)           In the event that one or more  Third Parties sell a Competing Drug (as defined below) in any country in the ROW Territory in which a Royalty-Bearing Product is then being sold by MERCK, then, during any Calendar Quarter  in which sales of the Competing Drug by such Third Parties are greater than [***] percent ([***]%) of MERCK aggregate unit sales of Products and Competing Drugs in such country for the treatment of cancer (as measured by prescriptions or other similar information available from a Third Party Data Provider and applicable to such country) the applicable royalties in effect with respect to such Royalty-Bearing Product in such country as specified in Section 4.6.1(a)(i) [***] percent ([***]%).  Notwithstanding the foregoing, MERCK’s obligation to pay royalties at the full royalty rates shall be reinstated on the first day of the Calendar Quarter immediately following the Calendar Quarter in which sales of such Competing Drugs account for [***] percent ([***]%) or less of MERCK aggregate unit sales of Products and Competing Drugs for the treatment of cancer in such country.  For purposes of this Section 4.6.1(a)(ii), a “Competing Drug” means a pharmaceutical product that contains a Collaboration Compound as an active ingredient and is bioequivalent to such Product.

(b)           Royalties Applicable in U.S. Territory.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)           On and after the date of U.S. Commercialization Transfer with respect to a Product, (x) such Product shall thereafter be a Royalty-Bearing Product for purposes of this Agreement; and (y) MERCK shall pay ARIAD a royalty based on Annual Net Sales of each such Royalty-Bearing Product in each Calendar Year (or partial Calendar Year) commencing with the First Commercial Sale of such Royalty-Bearing Product in the U.S. Territory after the U.S. Commercialization Transfer and ending upon the last day of the Royalty Term for such Product in the U.S. Territory, at the following rates:

Annual Net Sales Increment in U.S. Territory	Royalty Rate (%)
Up to $[***]	[***]%
Above $[***]	[***]%

The following hypothetical example illustrates the calculation of royalties under this Section 4.6.1(b)(i):  If, in any Calendar Year during the Term, Annual Net Sales of a Royalty-Bearing Product are $[***], the applicable royalty would be $[***], [***]% of Net Sales for Net Sales up to $[***] ($[***]), and [***]% of Net Sales for Net Sales of $[***] ($[***] [***]).

(ii)           In the event that one or more  Third Parties  sell a Competing Drug (as defined above) in the U.S. Territory, then, during any Calendar Quarter in which sales of the Competing Drug by such Third Party are greater than [***] percent ([***]%) of the aggregate unit sales of Products and Competing Drugs in  the U.S. Territory for the treatment of cancer (as measured by prescriptions or other similar information available from a Third Party Data Provider and applicable to the U.S. Territory ) the applicable royalties in effect with respect to such Royalty-Bearing Product in the U.S. Territory as specified in Section 4.6.1(b)(i) shall be reduced by [***] percent ([***]%).  Notwithstanding the foregoing, MERCK’s obligation to pay royalties at the full royalty rates shall be reinstated on the first day of the Calendar Quarter immediately following the Calendar Quarter in which sales of such Competing Drugs account for [***] percent ([***]%) or less  of aggregate sales of Products and Generic Products for the treatment of cancer in the U.S. Territory.

(c)           Combination Products.  In the event that a Royalty-Bearing Product is sold as part of a Combination Product, where “Combination Product” means any unified dose (e.g. not a kit of two separate and distinct drug dosage forms) of a pharmaceutical product which is comprised of Royalty-Bearing Product and one or more other compound(s) and/or ingredients having independent therapeutic effect (collectively the “Other Products”), Net Sales of Royalty-Bearing Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product by the fraction, [***] where [***].  In the event that no such separate sales are made of either the Royalty-Bearing Product or the Other Products, the reasonably estimated commercial value thereof will be used instead of the sale price.  Each of “weighted average sale price” and “reasonably estimated commercial value” shall be determined as follows:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Weighted average sale price” and “reasonably estimated commercial value,” as the case may be, for a Royalty-Bearing Product and Other Products shall be calculated once at the commencement of each Calendar Year and such amount shall be used during all applicable royalty reporting periods for the entire following Calendar Year.  When determining the weighted average sale price of a Royalty-Bearing Product or Other Products, the weighted average sale price shall be calculated by dividing the Net Sales (translated into U.S. dollars in accordance with Section 4.6.5 hereof) by the units of active ingredient sold during the [***] (or the number of [***]) of the preceding Calendar Year for the respective Royalty-Bearing Product or Other Products.  “Reasonably estimated commercial value” shall be determined by agreement of the Parties using criteria to be mutually agreed upon by the Parties.  If the Parties do not agree, such dispute shall be resolved in accordance with Section 12.1 hereof.  [***] a forecasted weighed average sale price will be used for the Royalty-Bearing Product and Other Products, if applicable.  Any over or under payment due to a difference between forecasted and actual weighted average sale prices will be paid or credited in the first royalty payment [***].

(d)           Combinations of Product with a Diagnostic Product.  In the event that a Royalty-Bearing Product is sold with a Diagnostic Product that is not the subject of a Diagnostic Product Agreement, the allocation of the combined price of the Royalty-Bearing Product and such Diagnostic Product will be allocated between the Royalty-Bearing Product and such Diagnostic Product by agreement of the Parties based on the reasonably estimated commercial value thereof.

(e)           Royalty Stacking.  The amount of (A) royalties owing to ARIAD under Section 4.6.1(a)(i) and (B) royalties owing to ARIAD under Section 4.6.1(b)(i),  in each case, for any Royalty-Bearing Product in any country, shall be [***] percent ([***]%) of the amount of royalties incurred by MERCK or any of its Affiliates  to any Third Party in consideration for the license of Patent Rights in such country if, at the time of sale of the Royalty-Bearing Product such Patent Rights would be infringed by the use, sale or import of the Royalty-Bearing Product in such country in the Field in the absence of such a license; provided, however, that in no event shall the royalties owed under Section 4.6.1(a)(i) or Section 4.6.1(b)(i), with respect to a Royalty-Bearing Product in a country be reduced by operation of this Section 4.6.1(e), together with either Section 4.6.1(a)(ii) or Section 4.6.1(b)(ii), [***] percent ([***]%) of what would otherwise be owed under  4.6.1(a)(i) or Section 4.6.1(b)(i) with respect to such Royalty-Bearing Product.  For purposes of this Section 4.6.1(e), the amount of royalties owing to ARIAD under Section 4.6.1(a)(i) or Section 4.6.1(b)(i) for Annual Net Sales of any Royalty-Bearing Product in a given country (prior to the [***]% [***] provided for herein)shall be deemed to be that amount which would be owed if Annual Net Sales of such Royalty-Bearing Product in such country subject to each of the royalty rates under Section 4.6.1(a)(i) or Section 4.6.1(b)(i) were proportional to Net Sales of such Royalty-Bearing Products in all countries subject to royalties under Section 4.6.1(a)(i) or Section 4.6.1(b)(i).  For clarity, an example of the application of the preceding sentence is as follows:  If sales in a calendar year in countries in the ROW Territory without royalty owed to Third Parties are $[***] [***] and sales in countries in the ROW Territory with a [***] percent ([***]%) royalty owed to Third Parties are $[***], the royalties will be $[***], calculated as follows:  ($[***] [***] x [***]% + [***] x [***]%) + ($[***] x [***]% + [***] x [***]%) = $[***].

(f)           Limit on Royalty Reductions.  Notwithstanding Sections 4.6.1(a)(ii),  4.6.1(b)(ii) or 4.6.1(c), in no event shall the royalties owed under Section 4.6.1(a)(i) or Section 4.6.1(b)(i), with respect to a Royalty-Bearing Product in a country be reduced by operation of  Section 4.6.1(c), together with either Section 4.6.1(a)(ii) or Section 4.6.1(b)(ii), [***] percent ([***]%) of what would otherwise be owed under  4.6.1(a)(i) or Section 4.6.1(b)(i) with respect to such Royalty-Bearing Product in such country.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g)           Application of Reductions to Royalty Tiers.  For purposes of Sections 4.6.1(a)(ii), 4.6.1(b)(ii) or 4.6.1(c), the amount of royalties owing to ARIAD under Section  4.6.1(a)(i) or Section 4.6.1(b)(i) for Annual Net Sales of any  Royalty-Bearing Product in a given country (prior to any [***] provided for therein)shall be deemed to be that amount which would be owed if Annual Net Sales of such Royalty-Bearing Product in such country subject to each of the royalty rates under  4.6.1(a)(i) or Section 4.6.1(b)(i)  were proportional to Net Sales of such Royalty-Bearing Product in all countries subject to royalties under Section  4.6.1(a)(i) or Section 4.6.1(b)(i), whichever is applicable.

(h)           Know-How Payments.  The Parties hereby acknowledge and agree that any royalties that may be payable for a Product for which no Patent Rights exist shall be in consideration of (i) ARIAD’s expertise and know-how concerning mTOR Inhibitor Compounds, including its development of the ARIAD Background Technology and its other development activities conducted prior to the Effective Date; (ii) the performance by ARIAD of the Development Program; (iii) the disclosure by ARIAD to MERCK of results obtained in the Development Program; (iv) the licenses granted to MERCK hereunder with respect to Licensed Technology and Joint Technology that are not within the claims of any Patent Rights Controlled by ARIAD; (v) the restrictions on ARIAD in Section 6.4.1; (vi) the “head start” afforded to MERCK by each of the foregoing; and (vii) ARIAD’s co-promotion of Products in the U.S. Territory.

(i)           Payment Dates and Reports.  Royalty payments shall be made by MERCK within thirty (30) days after the end of each calendar month, commencing with the calendar month in which the First Commercial Sale of a Royalty-Bearing Product occurs.  MERCK shall also provide, at the same time each such payment is made, a report showing: (a) the Net Sales of each Royalty-Bearing Product by type of Royalty-Bearing Product and country in the Territory; (b) the total amount of deductions from gross sales to determine Net Sales; (c) the applicable royalty rates for Royalty Bearing Product in each country in the Territory after applying any reductions set forth above; and (d) a calculation of the amount of royalty due to ARIAD.

4.6.2                      Records; Audit Rights.  MERCK and its Affiliates and Sublicensees shall keep and maintain for [***] years from the date of each payment of royalties hereunder complete and accurate records of gross sale and Net Sales by MERCK and its Affiliates and Sublicensees of each Royalty-Bearing Product, in sufficient detail to allow royalties to be determined accurately.  ARIAD shall have the right for a period of [***] years after receiving any such payment to appoint at its expense an independent certified public accountant reasonably acceptable to MERCK to audit, the relevant records of MERCK and its Affiliates and Sublicensees to verify that the amount of such payment was correctly determined.  MERCK and its Affiliates and Sublicensees shall each make its records available for audit by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon thirty (30) days written notice from ARIAD.  Such audit right shall not be exercised by ARIAD more than once in any Calendar Year or more than once with respect to sales of a particular Product in a particular period.  All records made available for audit shall be deemed to be Confidential Information of MERCK.  The results of each audit, if any, shall be binding on both Parties.  In the event there was an underpayment by MERCK hereunder, shall promptly (but in any event no later than thirty (30) days after MERCK’s receipt of the report so concluding) make payment to the ARIAD of any shortfall.  ARIAD shall bear the full cost of such audit unless such audit discloses an underreporting by MERCK of the greater of [***]  percent ([***]%) of the aggregate amount of royalties payable in any Calendar Year or $[***], in which case MERCK shall reimburse ARIAD for all costs incurred by ARIAD in connection with such audit.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.6.3                      Overdue Royalties and Milestones.  All royalty payments not made within the time period set forth in Section 4.6.1 or Operating Income payments not made within the time period set forth in Section 4.3.2, including underpayments discovered during an audit, and all milestone payments not made within the time period specified in Section 4.4.1, shall bear interest at a rate of [***] percent ([***]%) per month from the due date until paid in full or, if less, the maximum interest rate permitted by Applicable Laws.  Any such overdue royalty or milestone payment shall, when made, be accompanied by, and credited first to, all interest so accrued.

4.6.4                      Payments;Withholding Tax.

(a)           All payments made by a Party under this Article 4 shall be made by wire transfer from a banking institution in the United States in U.S. Dollars in accordance with instructions given in writing from time to time by the other Party.

(b)           If applicable laws, rules or regulations require withholding of income or other taxes imposed upon any payments made by MERCK to ARIAD under Agreement, MERCK shall make such withholding payments as may be required and shall subtract such withholding payments from such payments.  MERCK shall submit appropriate proof of payment of the withholding taxes to ARIAD within a reasonable period of time. MERCK shall promptly provide ARIAD with the official receipts. MERCK shall render ARIAD reasonable assistance in order to allow ARIAD to obtain the benefit of any present or future treaty against double taxation which may apply to such payments.  If MERCK did not withhold taxes, in whole or in part, in connection with any payment it made to ARIAD under the Agreement and a tax authority subsequently disagrees with MERCK's interpretation of the withholding rules and finds that MERCK had a duty to withhold taxes and such taxes were assessed against and paid by MERCK, then ARIAD will indemnify and hold harmless MERCK from and against such taxes (excluding penalties).  If MERCK makes a claim under this section, it will comply with the obligations imposed by this section as if MERCK had withheld taxes from a payment to ARIAD.

4.6.5                      Foreign Currency Exchange. All payments to be made by MERCK to ARIAD under this Agreement shall be made in United States dollars and may be paid by check made to the order of ARIAD or bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by ARIAD from time to time.  In the case of sales outside the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in United States dollars due ARIAD shall be made at the monthly rate of exchange utilized by MERCK in its worldwide accounting system, prevailing on the third to the last business day of the month preceding the month in which such sales are recorded by MERCK.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.            TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY; NON-SOLICITATION.

5.1           Confidentiality.

5.1.1                      Confidentiality Obligations.  ARIAD and MERCK each recognizes that the other Party’s Confidential Information and Proprietary Materials constitute highly valuable assets of such other Party.  ARIAD and MERCK each agrees that, subject to Section 5.1.2, it will not disclose, and will cause its Affiliates and Sublicensees not to disclose, any Confidential Information or Proprietary Materials of the other Party and it will not use, and will cause its Affiliates and Sublicensees not to use, any Confidential Information or Proprietary Materials of the other Party except as expressly permitted hereunder; provided that such obligations shall apply during the Term and for an additional five (5) years thereafter.

5.1.2                      Limited Disclosure.  ARIAD and MERCK each agrees that disclosure of its Confidential Information or any transfer of its Proprietary Materials may be made by the other Party to any employee, consultant or Affiliate of such other Party or Third Party subcontractor engaged by a Party under an agreement approved by the JDC pursuant to Section 6.2.1 to enable such other Party to exercise its rights or to carry out its responsibilities under this Agreement; provided that any such disclosure or transfer shall only be made to Persons who are bound by written obligations as described in Section 5.1.3.  In addition, ARIAD and MERCK each agrees that the other Party may disclose its Confidential Information (a) to its licensees as expressly permitted pursuant to Section 3.10.3 hereof, (b) on a need-to-know basis to such other Party’s legal and financial advisors, (c) as reasonably necessary in connection with an actual or potential (i) permitted sublicense of such other Party’s rights hereunder, (ii) debt or equity financing of such other Party or (iii) merger, acquisition, consolidation, share exchange or other similar transaction involving such Party and any Third Party, (d) to any Third Party that is or may be engaged by a Responsible Party to perform services in connection with the Research Program or the Commercialization of Products as necessary to enable such Third Party to perform such services, and (e) for any other purpose with the other Party’s consent, not to be unreasonably withheld.  In addition, each Party agrees that the other Party may disclose such Party’s Confidential Information or provide Proprietary Materials (A) as reasonably necessary to file, prosecute or maintain Patent Rights, or to file, prosecute or defend litigation related to Patent Rights, in accordance with this Agreement; or (B) as required by Applicable Laws; provided that, in the case of any disclosure under this clause (B), the disclosing Party shall (1) if practicable, provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure and (2) if requested by the other Party, cooperate in all reasonable respects with the other Party’s efforts to obtain confidential treatment or a protective order with respect to any such disclosure, at the other Party’s expense.

5.1.3                      Employees and Consultants.  ARIAD and MERCK each hereby represents that all of its employees and consultants, and all of the employees and consultants of its Affiliates, who participate in the activities of the Collaboration or have access to Confidential Information or Proprietary Materials of the other Party are or will, prior to their participation or access, be bound by written obligations to maintain such Confidential Information or Proprietary Materials in confidence.  Each Party agrees to use, and to cause its Affiliates to use, reasonable efforts to enforce such obligations and to prohibit its employees and consultants from using such information except as expressly permitted hereunder.  Each Party will be liable to the other for any disclosure or misuse by its employees of Confidential Information or Proprietary Materials of the Other Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2           Publicity.  Notwithstanding anything to the contrary in Section 5.1, the Parties, upon the execution of this Agreement, shall jointly issue a press release with respect to this Agreement, in the form attached here to as Schedule 4, and either Party may make subsequent public disclosure of the contents of such press release without further approval of the other Party.  After issuance of such press release, except as required by Applicable Laws (including those relating to disclosure of material information to investors), neither Party shall issue a press or news release or make any similar public announcement (it being understood that publication in scientific journals, presentation at scientific conferences and meetings and the like are intended to be covered by Section 5.3 and not subject to this Section 5.2) related to the Development Program that contains Confidential Information of the other Party without the prior written consent of the other Party; provided that (a) notwithstanding the foregoing, ARIAD shall be expressly permitted to publicly announce the occurrence of any milestone event under Section 4.4.1 and any other event that ARIAD reasonably believes is material to ARIAD and (b) MERCK (i) expressly acknowledges that ARIAD is an emerging company the success of which is substantially dependent on its ability to attract and raise capital and that ARIAD’s ability to attract and raise capital is substantially dependent on its ability to announce publicly developments in its research and development programs, product development pipeline and commercialization activities, and (ii) agrees that it shall  take  (i) above into account and not unreasonably withhold, condition or delay its consent to any request by ARIAD to announce publicly developments in the Collaboration. ARIAD agrees that it shall not unreasonably withhold, condition or delay its consent to any request by MERCK to announce publicly developments in the Collaboration.

5.3           Publications and Presentations.  The Parties acknowledge that scientific and medical publications and presentations will be made in a manner consistent with Third Party agreements in effect as of the Effective Date and industry standards for the development and Commercialization of drugs in the Field, but must be strictly monitored to prevent any adverse effect from premature publication or dissemination of results of the activities hereunder.  The Parties will form a Publication Committee which will establish rules and procedures for scientific and medical publications and presentations, including publications and presentations relating to Biomarkers, Biomarker Information and Program Biomarker Technology.  Such rules and procedures will include requirements for reasonable advance notice and expeditious review of proposed publications and presentations, both before and after Commercialization Regulatory Approval is obtained.  The Publication Committee shall report to the JDC until such time as the JSC determines that the Publication Committee shall report to a different entity.  Notwithstanding the foregoing, (i) except for disclosures permitted pursuant to Section 5.2, either Party, its employees or consultants wishing to make a publication shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure at least sixty (60) days (or, in the case of consulting agreements, such shorter period (but not less than thirty (30) days) as required by  the  consulting or other agreement with such consultant) prior to submission for publication or presentation, (ii) the reviewing Party shall have the right to require a delay of up to ninety (90) days (or, in the case of consulting agreements, such shorter period (but not less than sixty (60) days)  as required by the consulting or other agreement with such consultant) in publication or presentation in order to enable patent applications protecting each Party’s rights in such information to be filed, and (iii) each Party shall have the right to prohibit disclosure of any of its Confidential Information in any such proposed publication or presentation.  In any permitted publication or presentation by a Party, the other Party’s contribution shall be duly recognized, and co-ownership shall be determined in accordance with customary standards.  In negotiating consulting agreements, each Party shall use Commercially Reasonable Efforts to obtain the agreement of the consultant to the sixty (60) and ninety (90) day periods set forth in clauses (i) and (ii) above.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.4           Prior Approved Publication.  Notwithstanding Sections 5.2 and 5.3, either Party may include in a public disclosure or in a scientific or medical publication or representation, without prior delivery  to or approval by the other Party, any information which has previously been included in a public disclosure or scientific or medical publication that has been approved pursuant to Section 5.2 or reviewed pursuant to Section 5.3 or published or publicly disclosed by the other Party.  A Party relying on this Section 5.4 shall bear the burden of establishing that information has previously been included in a public disclosure or scientific or medical publication that has been approved pursuant to Section 5.2 or reviewed pursuant to Section 5.3 or published or publicly disclosed by the other Party.

6.     LICENSE GRANTS; EXCLUSIVITY; STANDSTILL AGREEMENT

6.1           Licenses.

6.1.1                      ARIAD License Grants.

(a)           Development Program.  Subject to the other terms of this Agreement, ARIAD hereby grants to MERCK a co-exclusive (together with ARIAD), royalty-free, worldwide license during the Term, with the right to grant sublicenses solely as provided in Section 6.2.1, under Licensed Technology and Licensed Patent Rights for the sole purpose of conducting MERCK Development Activities as part of the Development Program.

(b)           Commercialization Licenses.  Subject to the other terms of this Agreement, ARIAD hereby grants to MERCK (i) a co-exclusive (together with ARIAD), license during the Term, including the right to grant sublicenses as provided in Section 6.2, under Licensed Technology and Licensed Patent Rights for the sole purpose of Commercializing Co-Promoted Products in the Field in the Co-Promotion Territory and (ii) an exclusive, royalty-bearing license during the Term, including the right to grant sublicenses as provided in Section 6.2, under Licensed Technology and Licensed Patent Rights for the sole purpose of Commercializing Royalty-Bearing Products in the Field in the Royalty-Bearing Territory.

(c)           Manufacturing Technology.  Subject to the other terms of this Agreement, ARIAD hereby grants to MERCK a royalty-free, worldwide license during the Term, with the right to grant sublicenses solely as provided in Section 6.2.3, under Licensed Technology and Licensed Patent Rights for the sole purpose of performing its obligations and exercising its rights under the Supply Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.1.2                      MERCK License Grants.

(a)           Development Program.  Subject to the other terms of this Agreement, MERCK hereby grants to ARIAD a co-exclusive (together with MERCK), royalty-free, worldwide license during the Term, with the right to grant sublicenses solely as provided in Section 6.2.1, under MERCK Technology, MERCK Patent Rights and MERCK’s interest in Joint Technology and Joint Patent Rights for the sole purpose of conducting ARIAD Development Activities as part of the Development Program.

(b)           Commercialization License.  Subject to the other terms of this Agreement, MERCK hereby grants to ARIAD a co-exclusive (together with MERCK), license during the Term, without the right to grant sublicenses, under MERCK Technology and MERCK Patent Rights and MERCK’s interest in Joint Technology and Joint Patent Rights for the sole purpose of Commercializing Co-Promoted Products in the Field in the Co-Promotion Territory.

(c)           Manufacturing Technology.  MERCK will, in the case of MERCK Program Technology and MERCK Program Patent Rights, and may, in the case of MERCK Background Technology and MERCK Patent Rights containing claims covering MERCK Background Technology, make MERCK Technology and MERCK Patent Rights available to ARIAD for use in Manufacturing Development and/or commercial Manufacturing, as set forth in the Supply Agreement, of API, Product and/or Collaboration Compounds (all such MERCK Technology and MERCK Patent Rights being referred to as “MERCK Manufacturing Technology and Patent Rights”).  Subject to the other terms of this Agreement and to the applicable terms of any agreement with a Third Party limiting MERCK's rights to grant any such license, which MERCK shall disclose to ARIAD promptly upon becoming aware that such Third Party agreement imposes any restriction on MERCK’s ability to grant the licenses set forth in this sentence, MERCK hereby grants to ARIAD a perpetual, non-exclusive, royalty-free (except for any fees or royalties that MERCK is required to pay based on ARIAD’s use), worldwide license, with the right to grant sublicenses except as set forth below, to (i) any MERCK Manufacturing Technology and Patent Rights that  is MERCK Background Technology and MERCK Patent Rights claiming MERCK Background Technology that Merck chooses to make available to ARIAD (it being understood that MERCK has no obligation to make MERCK Background Technology and MERCK Patent Rights claiming MERCK Background Technology available to ARIAD), and (ii) all MERCK Manufacturing Technology and Patent Rights that is MERCK Program Technology and MERCK Program Patent Rights, solely to Manufacture or have Manufactured (x) API, Product and Collaboration Compound as set forth in the Supply Agreement, and (y) any Rapamycin Analog or Rapamycin Derived mTOR Inhibitor (including the right to manufacture Rapamycin for use in manufacture of any Rapamycin Analog or Rapamycin Derived mTOR Inhibitor) and to use and sell or have sold any such Product, Collaboration Compound, Rapamycin Analog or Rapamycin Derived mTOR Inhibitor for any purpose except as prohibited by this Agreement and the Supply Agreement.  ARIAD’s right to sublicense MERCK Manufacturing Technology and Patent Rights shall not apply to any MERCK Manufacturing Technology and Patent Rights that relate to the Manufacture of Product from API or Collaboration Compound, except for a sublicense to a toll manufacturer that Manufactures Product from API or Collaboration Compound for ARIAD.  Notwithstanding the foregoing, ARIAD shall have no obligation to pay any fees or royalties based on ARIAD’s use of any MERCK Manufacturing Technology and Patent Rights in the manufacture of a product that arise under any agreement to which MERCK is a party or any Third Party obligation of which MERCK is otherwise aware unless MERCK provides ARIAD with prior written notice of such Third Party obligation at the time of disclosure of the MERCK Manufacturing Technology and Patent Rights to ARIAD.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.1.3                      Disclosure of Technology.  Subject to Section 6.1.2(c), each Party shall disclose to the other all Technology and Patent Rights Controlled by such Party that is necessary, or useful in the reasonable determination of the disclosing Party, for the Development, or Commercialization of Products, and all such Technology and Patent Rights shall be included in the licenses granted in this Section 6.1.  Such disclosures shall include ongoing disclosures of Technology developed in the course of Manufacturing Development of  API, Clinical Product and Marketed Product.  For Technology developed  in the course of Manufacturing Development of  API, Clinical Product and Marketed Product, MERCK shall not be required to make such disclosure more often than once per Calendar Quarter and all such disclosures shall be in document form and shall not require instruction of ARIAD Personnel by MERCK personnel.  This Section 6.1.3 does not otherwise apply to MERCK Manufacturing Technology and Patent Rights.

6.1.4                      Clinical Samples, Biomarker Information and Program Biomarker Technology

(a)           Fluids, tissue or tumor samples collected by either Party in the Development Program shall only be used as agreed.

(b)           Each Party shall disclose to the other Party all Program Biomarker Technology owned by it and will provide the other Party with all Biomarker Information within clause (i) of Section 1.22 and all raw data contained in such Biomarker Information developed by it or its Affiliates. Such Program Biomarker Technology, Biomarker Information and raw data shall be provided in a mutually agreed and readily useable and decipherable format.

(c)           Subject to the other terms of this Agreement, each Party hereby grants to the other Party a worldwide, royalty-free, irrevocable right and license, with the unrestricted right to grant sublicenses, to use all raw data contained in Program Biomarker Technology and Biomarker Information within clause (i) of Section 1.22 for any and all purposes consistent with its obligations under Section 3.1.2(d) and 6.4 of this Agreement.

(d)           Subject to the other terms of this Agreement, each Party hereby grants to the other Party a worldwide, royalty-free, irrevocable license, with the unrestricted right to grant sublicenses, under all Patent Rights Controlled by the granting Party that claim any Program Biomarker Technology and all Patent Rights or other intellectual property rights pertaining to Biomarker Information within clause (i) of Section 1.22 Controlled by the granting Party to use such Program Biomarker Technology and Biomarker Information in connection with the discovery, development (including in Clinical Trials), manufacture, use, sale, import or other commercialization of any mTOR Inhibitor.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2           Right to Sublicense.

6.2.1                      Development Program Licenses. Notwithstanding anything contained herein to the contrary, either Party shall have the right to grant sublicenses under the license granted to it under Sections 6.1.1(a) and 6.1.2(a) solely to Third Party subcontractors engaged by such Party to perform designated functions related to the conduct of Development activities under the Development Program or to Affiliates; provided however, that (a) such Party shall obtain the prior approval of the JDC, as reflected in minutes of the JDC,  to each sublicense grant; (b) such Party shall remain responsible for the satisfactory accomplishment of such work in accordance with the terms and conditions of this Agreement; and (c) each such subcontractor shall enter into a written agreement containing such provisions as are normal and customary for similar types of agreements.

6.2.2                      Co-Promotion Products and Royalty-Bearing Products.  MERCK shall have the right to grant sublicenses to Sublicensees under the Commercialization license granted to it under Section 6.1.1(b), with respect to Royalty Bearing Product in the Field; provided that: (a) it shall be a condition of any such sublicense that such Sublicensee agrees to be bound by all terms of this Agreement applicable to the Commercialization of Royalty-Bearing Products in the Field in the Royalty-Bearing Territory (including, without limitation, Article 5); (b) MERCK shall provide written notice to ARIAD of any such proposed sublicense at least thirty (30) days prior to such execution and provide copies to the other Party of each such sublicense within ten (10) days of its execution; (c) if MERCK grants a sublicense to a Sublicensee, MERCK shall be deemed to have guaranteed that such Sublicensee will fulfill all of MERCK’s obligations under this Agreement applicable to the subject matter of such sublicense; (d) MERCK shall not be relieved of its obligations pursuant to this Agreement as a result of such sublicense.

6.2.3                      Manufacturing Technology.  Notwithstanding anything contained herein to the contrary, (i) either Party shall have the right to grant sublicenses under the license granted to it under Sections 6.1.1(c) and 6.1.2(c) solely to Third Party subcontractors engaged by such Party to Manufacture API, Collaboration Compound or Product or to Affiliates; provided however, that; (a) such Party shall remain responsible for the satisfactory accomplishment of such work in accordance with the terms and conditions of this Agreement; and (b) each such subcontractor shall enter into a written agreement containing such provisions as are normal and customary for similar types of agreements, and (ii) subject to the limitation set forth in Section 6.1.2(c) with respect Merck Manufacturing Technology and Merck Patent rights that relate to the Manufacture of Product from API, ARIAD shall have the right to grant sublicenses under the license granted to it under Section 6.1.2(c) to Third Parties to manufacture API, Product, Collaboration Compound, Rapamycin Analogs, Rapamycin Derived mTOR Inhibitors and Rapamycin for use in manufacture of Rapamycin Analogs or Rapamycin Derived mTOR Inhibitors, and to use and sell the same for any purpose except as prohibited by this Agreement and the Supply Agreement.

6.3           No Other Rights.  MERCK shall have no rights to use or otherwise exploit ARIAD Technology, ARIAD Patent Rights, or ARIAD Proprietary Materials, and ARIAD shall have no rights to use or otherwise exploit MERCK Technology, MERCK Patent Rights or MERCK Proprietary Materials, in each case, except as expressly set forth herein.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.4           Exclusivity.

6.4.1                      ARIAD.  Until the later to occur of (a) expiration of the last to expire Valid Claim of the ARIAD Patent Rights, MERCK Patent Rights or Joint Patent Rights in any country that covers the composition of matter or sale or import of a Product or a Collaboration Compound contained in a Product or its use for any indication for which Commercialization Regulatory Approval has been obtained in any country, or (b) twelve (12) years from the date of the First Commercial Sale of such Royalty-Bearing Product in every country in which a Product is sold, ARIAD shall not, and shall cause each of its Affiliates to not, conduct any activity, either on its own, or with, for the benefit of, or sponsored by any Third Party, that is designed to research, develop or commercialize, or grant any license or other rights to any Third Party to utilize any Technology or Patent Rights Controlled by ARIAD or any of its Affiliates for the express purpose of researching, developing or commercializing (i) Rapamycin or any Rapamycin Derived mTOR Inhibitor in the Field except (a) hereunder in the Development Program, or the Development or Commercialization of Products and (b) in connection with the conduct of any Permitted Transactions, or (ii) any Collaboration Compound for use as a Dimerizer.

6.4.2                      MERCK.  Until the later to occur of (a) expiration of the last to expire Valid Claim of the ARIAD Patent Rights, MERCK Patent Rights or Joint Patent Rights in any country that covers the composition of matter or sale or import of a Product or a Collaboration Compound contained in a Product or its use for any indication for which Commercialization Regulatory Approval has been obtained in any country, or (b) twelve (12) years from the date of the First Commercial Sale of such Royalty-Bearing Product in every country in which a Product is sold, MERCK shall not, and shall cause each of its Affiliates to not, conduct any activity, either on its own, or with, for the benefit of, or sponsored by any Third Party, that is designed to research, develop or commercialize, or grant any license or other rights to any Third Party to utilize any Technology or Patent Rights Controlled by MERCK or any of its Affiliates for the express purpose of  researching, developing or commercializing (i) Rapamycin or any Rapamycin Derived mTOR Inhibitor in the Field except (a) hereunder in the Development Program or the Development or Commercialization of Products and (b) in connection with the conduct of any Permitted Transactions, or (ii) any Collaboration Compound for use as a Dimerizer.

6.4.3                      Permitted Transactions.  If either Party enters into an agreement for a Permitted Transaction, all Technology and Patent Right granted to such Party under the Permitted Transaction (“Collaborator IP Rights”) shall be included without further action in the licenses granted to the other Party by Section 6.1.1 or 6.1.2.  If a Permitted Transaction entered into by MERCK or ARIAD involves the use of any Collaboration Compound, data or information relating to any Collaboration Compound or Confidential Information of ARIAD or MERCK the Party entering into such Permitted Transaction agrees that it shall not utilize (or permit an Affiliate to utilize or license any Third Party to utilize) any Collaborator IP Rights to research, develop or commercialize in the Field any mTOR Inhibitor other than a Collaboration Compound, except that ARIAD may utilize Collaborator IP Rights to research, develop or commercialize mTOR Inhibitors for use with stents or Medical Devices.  If a Permitted Transaction entered into by ARIAD involves use of any Confidential Information of MERCK, ARIAD agrees that it shall not utilize (or permit an Affiliate to utilize or license any Third Party to utilize) any Collaborator IP Rights to research, develop or commercialize any mTOR Inhibitor.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.4.4                      Acquisitions by a Party Involving Rapamycin Derived mTOR Inhibitors.

(a)           Notwithstanding the provisions of Section 6.4.2, if during the Term MERCK or any of its Affiliates acquires or agrees to acquire (whether by purchase of assets or shares, share exchange, merger or consolidation or similar transaction), an entity that is developing or commercializing a Rapamycin Derived mTOR Inhibitor, MERCK shall have [***] from the date of public announcement of the acquisition or merger (or if there is no public announcement, from the closing of such acquisition or merger) to notify ARIAD in writing as to whether MERCK or its Affiliate intends to divest its interest in such Rapamycin Derived mTOR Inhibitor.  If  MERCK or its Affiliate elects to divest its interest in such Rapamycin Derived mTOR Inhibitor, MERCK or its Affiliate shall use reasonable efforts to identify a Third Party purchaser to whom the MERCK or its Affiliate will divest its interest in such Rapamycin Derived mTOR Inhibitor and enter into a definitive agreement with such Third Party for such divestiture as soon as reasonably practicable under the circumstances.  If MERCK or its Affiliate elects not to divest its interest in such Rapamycin Derived mTOR Inhibitor, or fails to divest its interest in such Rapamycin Derived mTOR Inhibitor within [***] after the closing of the transaction for which MERCK  has provided ARIAD with notice, then ARIAD shall have the option, upon written notice to MERCK, as applicable, given no later than [***] after the earlier of:  (a) MERCK’s written notice, as applicable, of its election not to divest such Rapamycin Derived mTOR Inhibitor; and (b) the end of such [***] period described above, to require MERCK to take such actions as may be necessary to treat such Rapamycin Derived mTOR inhibitor as a Collaboration Compound for all purposes of this Agreement, except that ARIAD shall not have a right to manufacture a Rapamycin Derived mTOR Inhibitor that is acquired by MERCK or its Affiliate.

(b)           Notwithstanding the provisions of Section 6.4.1, if during the Term ARIAD or any of its Affiliates acquires or agrees to acquire (whether by purchase of assets or shares, share exchange, merger or consolidation or similar transaction), an entity that is developing or commercializing a Rapamycin Derived mTOR Inhibitor, ARIAD shall have [***] from the date of public announcement of the acquisition or merger (or if there is no public announcement, from the closing of such acquisition or merger) to notify MERCK in writing as to whether ARIAD or its Affiliate intends to divest its interest in such Rapamycin Derived mTOR Inhibitor.  If ARIAD or its Affiliate elects to divest its interest in such Rapamycin Derived mTOR Inhibitor, ARIAD or its Affiliate shall use reasonable efforts to identify a Third Party purchaser to whom ARIAD or its Affiliate will divest its interest in such Rapamycin Derived mTOR Inhibitor and enter into a definitive agreement with such Third Party for such divestiture as soon as reasonably practicable under the circumstances.  If ARIAD or its Affiliate elects not to divest its interest in such Rapamycin Derived mTOR Inhibitor, or fails to divest its interest in such Rapamycin Derived mTOR Inhibitor within [***] after the closing of the transaction for which ARIAD has provided MERCK with notice, then MERCK shall have the option, upon written notice to ARIAD, as applicable, given no later than [***] after the earlier of:  (a) ARIAD’s written notice, as applicable, of its election not to divest such Rapamycin Derived mTOR Inhibitor; and (b) the end of such [***] period described above, to require ARIAD to take such actions as may be necessary to treat such Rapamycin Derived mTOR inhibitor as a Collaboration Compound for all purposes of this Agreement, except that MERCK shall not have a right to manufacture a Rapamycin Derived mTOR Inhibitor that is acquired by ARIAD or its Affiliate, even if MERCK otherwise obtains the right to Manufacture Products.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           In the event a Party is acquired (whether by purchase of assets or shares, share exchange, merger or consolidation) by an entity that is developing or commercializing a Rapamycin Derived mTOR Inhibitor, such Party agrees to keep all Confidential Information resulting from the Development, Commercialization or Manufacture of any Collaboration Compound or Product (“Program Confidential Information”) separate and apart from all programs and personnel for such other Rapamycin Derived mTOR Inhibitor and not use such Program Confidential Information in connection with such other Rapamycin Derived mTOR Inhibitor.  The non-acquired Party shall have the right to require the acquired Party and the acquiror to adopt commercially reasonable procedures to prevent the disclosure or use of Program Confidential Information as provided above.  The purpose of such procedures shall be to strictly limit such disclosures to only those personnel having a need-to-know Program Confidential Information in order to perform the acquired Party’s obligations and exercise its rights under this Agreement.

6.5           Standstill Agreement.

(a)           Standstill Obligation.  Except as permitted [***], during the Term of this Agreement, without the prior written consent of the Board of Directors [***] or encourage others to) directly or indirectly in any manner: [***]directly or indirectly, alone or in concert with others, [***]or in any way participate in, directly or indirectly, alone or in concert with others, any [***]or in any way participate in a [***]directly or indirectly, alone or in concert with others,[***]other than in the ordinary course of business[***]with others to do any of the actions [***]otherwise act in concert with others[***]The provisions of Section 6.5(a) shall [***]announces publicly that it is seeking, or considering seeking, [***]or that it is otherwise exploring, or considering exploring[***]which would result in [***]or one or more of its subsidiaries to a third party[***]immediately prior to [***]For clarity, the foregoing provisions shall prohibit[***]unless one of the exceptions in the preceding sentence[***]For avoidance of doubt, nothing in the Agreement shall prevent [***]Notwithstanding the above, [***]shall not be deemed a breach of this provision.

7.     INTELLECTUAL PROPERTY RIGHTS

7.1           ARIAD Intellectual Property Rights.  ARIAD shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all ARIAD Technology and ARIAD Patent Rights.

7.2           MERCK Intellectual Property Rights.  MERCK shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all MERCK Technology and MERCK Patent Rights.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.3           Joint Technology Rights.  MERCK and ARIAD shall jointly own all Joint Technology and Joint Patent Rights.  Notwithstanding anything to the contrary contained herein or under Applicable Law, except to the extent set forth herein, the Parties hereby agree that (i) either Party may use or license or sublicense to Affiliates or Third Parties all or any portion of its interest in Joint Technology,  Joint Patent Rights or jointly owned Confidential Information or Proprietary Materials for any purposes inside or outside the Field other than the discovery, development, manufacture, use, sale or importation of  a Rapamycin Derived mTOR Inhibitor, for use in the Field, without the prior written consent of the other Party, without restriction and without the obligation to provide compensation to the other Party; (ii) neither Party may use or license or sublicense to Affiliates or Third Parties all or any portion of its interest in Joint Technology, Joint Patent Rights or jointly owned Confidential Information or Proprietary Materials for the discovery, development, manufacture, use, sale or importation of a Rapamycin Derived mTOR Inhibitor, for use in the Field,  without the prior written consent of the other Party, which may be granted or withheld in its sole discretion; and (iii) either Party may use or license or sublicense to Affiliates or Third Parties all or any portion of its interest in Joint Technology, Joint Patent Rights or jointly owned Confidential Information or Proprietary Materials for the discovery, development, manufacture, use, sale or importation of a Rapamycin Derived mTOR Inhibitor, for use outside the Field, without the prior written consent of the other Party, without restriction and without the obligation to provide compensation to the other Party.

7.4           Product Technology and Product Patent Rights.  For clarity, it is acknowledged that all Product Technology and Patent Rights with respect thereto shall be owned solely by ARIAD and that all Product Use Technology and Patent Rights with respect thereto shall be jointly owned, regardless of inventorship.  Ownership of all Product Delivery Technology and any other Program Technology and Patent Rights with respect thereto shall be determined in accordance with Section 7.6 it being understood that the owner thereof shall have the exclusive right to use such Program Technology and Patent Rights outside the Collaboration.

7.5           Patent Coordinators.  ARIAD and MERCK shall, by written notice to the other Party,  each appoint a patent coordinator reasonably acceptable to the other Party (each, a “Patent Coordinator”) to serve as such Party’s primary liaison with the other Party on matters relating to patent filing, prosecution, maintenance and enforcement.  Each Party may replace its Patent Coordinator at any time by notice in writing to the other Party.

7.6           Inventorship.  The Patent Coordinators shall initially determine inventorship of Program Technology under U.S. patent law.  In case of a dispute between the Patent Coordinators over inventorship and, as a result, whether any particular Technology is ARIAD Technology, MERCK Technology or Joint Technology, such dispute shall be resolved according to U.S. patent law by patent counsel who (and whose firm) is not at the time of the dispute, and was not at any time during the five (5) years prior to such dispute, performing services for either of the Parties, such patent counsel to be selected by the JSC.  Expenses of such patent counsel shall be shared equally by the Parties.

8.     FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

8.1           Patent Filing, Prosecution and Maintenance.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.1.1                      ARIAD Prosecution Rights.  ARIAD, acting through patent counsel or agents of its choice, shall be solely responsible for the preparation, filing, prosecution and maintenance of the ARIAD Patent Rights.  MERCK shall cooperate with and assist ARIAD in all reasonable respects, in connection with ARIAD’s preparation, filing, prosecution (including review and comments regarding responses to office actions and/or official actions from worldwide patent offices) and maintenance of such Patent Rights.  The costs and expenses incurred by ARIAD in connection with the preparation, filing, prosecution and maintenance of such Patent Rights shall be Development Costs.

8.1.2                      MERCK Prosecution Rights.  MERCK, at its sole expense and acting through patent counsel or agents of its choice, shall be responsible for the preparation, filing, prosecution and maintenance of all MERCK Patent Rights.  At MERCK’s request, ARIAD shall cooperate with and assist MERCK in all reasonable respects, in connection with MERCK’s preparation, filing, prosecution and maintenance of MERCK Program Patent Rights.  The costs and expenses incurred by MERCK in connection with the preparation, filing, prosecution and maintenance of MERCK Program Patent Rights shall be Development Costs.

8.1.3                      Joint Patent Rights.  Within ten (10) days after it is determined pursuant to Section 7.6 that any particular Program Technology is Joint Program Technology, the Parties will determine whether one Party or the other will undertake the prosecution of Joint Program Patent Rights with respect thereto, based on the respective expertise of the Parties.  If the Parties fail to agree, then prosecution of such Joint Program Patent Rights shall be jointly controlled by the Parties, using patent counsel agreed upon by the Patent Coordinators or, if they fail to agree, selected by the JSC.  The costs and expenses incurred in connection with the preparation, filing, prosecution and maintenance of Joint Patent Rights shall be Development Costs.

8.1.4                      Information and Cooperation.  Each filing Party shall (a) promptly notify the other Party, through its Patent Coordinator, of any Program Technology or Program Biomarker Technology and discuss with the other Party, through its Patent Coordinator, the filing of any patent application with respect thereto; (b) regularly provide the other Party with copies of all patent applications filed hereunder for any Program Technology, or Program Biomarker Technology and other material submissions and correspondence with the patent offices, in sufficient time to allow for review and comment by the other Party; and (b) provide the other Party and its patent counsel with an opportunity to consult with the Party and its patent counsel regarding the filing and contents of any such application, amendment, submission or response, and the advice and suggestions of the other Party and its patent counsel shall be taken into consideration in good faith by such Party and its patent counsel in connection with such filing.  Each filing Party shall pursue in good faith all reasonable claims requested by the other Party in the prosecution of any Patent Rights under this Section 8.1.

8.1.5                      Abandonment.  If either Party decides to cease prosecution on, to abandon or to allow to lapse any of the Patent Rights covering any Product, Product Technology, Product Use Technology, Product Delivery Technology or Program Biomarker Technology in any country or region in the Territory, such Party ("Abandonment Party")  shall inform the other Party ("Assuming Party") of such decision promptly and, in any event, so as to provide the  Assuming Party a reasonable amount of time to meet any applicable deadline to establish or preserve such Patent Rights in such country or region.  The Assuming Party shall have the right to assume responsibility for continuing the prosecution of such Patent Rights in such country or region and paying any required fees to maintain such Patent Rights in such country or region or defending such Patent Rights, all at the Abandonment Party’s sole expense, through patent counsel or agents of its choice.  The Assuming Party shall not become an assignee of any such Patent Rights as a result of its assumption of any such responsibility.  Upon transfer of the Abandonment Party’s responsibility for prosecuting, maintaining and defending any of the Patent Rights to the Assuming Party under this Section 8.1.5, the  Abandonment Party shall promptly deliver to the  Assuming Party copies of all necessary files related to the Patent Rights with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for the Assuming Party to assume such prosecution, maintenance and defense.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.2           Legal Actions.

8.2.1                      Third Party Infringement.

(a)           In General.

(i)           Notice.  In the event either Party becomes aware of (i) any suspected infringement of any ARIAD Patent Rights or MERCK Patent Rights through the development or commercialization of an mTOR Inhibitor in the Field, or (ii) the submission by any Third Party of an abbreviated new drug application under the Hatch-Waxman Act for a product in the Field that includes a Collaboration Compound (each, an “Infringement”), that Party shall promptly notify the other Party and provide it with all details of such Infringement of which it is aware (each, an “Infringement Notice”).  The JSC shall promptly meet to discuss the Infringement and to determine the collective overall strategy for patent enforcement.

(ii)           ARIAD Right to Enforce.  Unless otherwise determined by the JSC as part of its consideration of an overall patent strategy for Patent Rights involving Products, in the event that such an Infringement occurs in the U.S. Territory and a U.S. Commercialization Transfer has not occurred, ARIAD shall have the first right and option to address such Infringement by taking reasonable steps, which may include the institution of legal proceedings or other action.  All costs, including, without limitation, attorneys’ fees, relating to such legal proceedings or other action shall be borne by ARIAD and shall be Commercialization Expenses.  If ARIAD does not take or initiate commercially reasonable steps to eliminate the Infringement within one hundred twenty (120) days from any Infringement Notice (or twenty (20) days in the case of an Infringement resulting from the submission by any Third Party of an abbreviated new drug application under the Hatch-Waxman Act), then MERCK shall have the right and option to do so at its expense, which shall be a Commercialization Expense.

(iii)           MERCK Right to Enforce.  Unless otherwise determined by the JSC as part of its consideration of an overall patent strategy for Patent Rights involving Products, in the event that such an Infringement occurs in the ROW Territory or in the event such Infringement occurs in the U.S. Territory after a U.S. Commercialization Transfer, MERCK shall have the first right and option to address such Infringement by taking reasonable steps, which may include the institution of legal proceedings or other action.  All costs, including, without limitation, attorneys’ fees, relating to such legal proceedings or other action shall be borne by MERCK.  If MERCK does not take or initiate commercially reasonable steps to eliminate the Infringement within one hundred twenty (120) days from any Infringement Notice (or twenty (20) days in the case of an Infringement resulting from the submission by any Third Party of an abbreviated new drug application under the Hatch-Waxman Act), then ARIAD shall have the right and option to do so at its expense.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)           No Settlement.  Neither Party shall settle any Infringement claim or proceeding under Section 8.2.1(a)(ii) or (iii) without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)           Right to Representation.  Each Party shall have the right to participate and be represented by counsel that it selects, in any legal proceedings or other action instituted under Section 8.2.1(a)(ii) or (iii) by the other Party.  If a Party with the right to initiate legal proceedings under Section 8.2.1(a) to eliminate an Infringement lacks standing to do so and the other Party has standing to initiate such legal proceedings, then the Party with the right to initiate legal proceedings under Section 8.2.1(a) may name the other Party as plaintiff in such legal proceedings or may require the Party with standing to initiate such legal proceedings at the expense of the other Party.

(c)           Cooperation.  In any action, suit or proceeding instituted under this Section 8.2.1, the Parties shall cooperate with and assist each other in all reasonable respects.  Upon the reasonable request of the Party instituting such action, suit or proceeding, the other Party shall join such action, suit or proceeding and shall be represented using counsel of its own choice, at the requesting Party’s expense.

(d)           Allocation of Proceeds.

(i)           Co-Promoted Products.  Any amounts recovered by either Party pursuant to actions under Section 8.2.1(a)(ii) or (iii) with respect to any Infringement through the development or commercialization of an mTOR Inhibitor in the U.S. Territory when no U.S. Commercialization Transfer has occurred, whether by settlement or judgment, shall be allocated in the following order: (A) first, to reimburse MERCK and ARIAD for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses); and (B) then, to MERCK and ARIAD in the same proportion as their respective Revenue Sharing Percentages.

(ii)           Royalty-Bearing Products.  Any amounts recovered by either Party pursuant to actions under Sections 8.2.1(a)(ii) or (iii) with respect to any Infringement through the development or commercialization of an mTOR Inhibitor in the ROW Territory or in the U.S. Territory after a U.S. Commercialization Transfer has occurred, whether by settlement or judgment, shall be allocated in the following order: (A) first, to reimburse MERCK and ARIAD for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses); and (B) then, to MERCK and ARIAD in the same proportion as MERCK’s historic profits on Net Sales of the Royalty-Bearing Product affected by the Infringement bears to MERCK’s historic royalties paid to ARIAD hereunder in respect of such Net Sales, in each case as determined by the JSC in good faith.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.2.2                      Defense of Claims.  In the event that any action, suit or proceeding is brought against either Party or any Affiliate or Sublicensee of either Party alleging the infringement of the Technology or Patent Rights of a Third Party by reason of or the Development or Commercialization, including, without limitation, the Manufacture, use or sale, of any Product, such Party shall notify the other Party within five (5) days of the earlier of (i) receipt of service of process in such action, suit or proceeding, or (ii) the date such Party becomes aware that such action, suit or proceeding has been instituted and the JSC shall meet as soon as possible to discuss the overall strategy for defense of such matter.  Except as unanimously agreed by the JSC, (a) the Responsible Party for Commercialization in the portion of the Territory in which the infringement is alleged to have occurred shall have the obligation to defend such action, suit or proceeding at its sole expense; (b) the Participating Party or any of its Affiliates or Sublicensees shall have the right to separate counsel at its own expense in any such action, suit or proceeding; and (c) the Parties shall cooperate with each other in all reasonable respects in any such action, suit or proceeding.  If no U.S. Commercialization Transfer has occurred, all such expenses with respect to any such action, suit or proceeding in the U.S. Territory shall be Commercialization Expenses.  Each Party shall promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party including all documents filed in any litigation.  In no event shall either Party settle or otherwise resolve any such action, suit or proceeding brought against the other Party or any of its Affiliates or sublicensees without the other Party’s prior written consent.

8.3           Trademark Prosecution and Registration.

8.3.1                      The Product Trademark under which each Co-Promoted Product shall be marketed in the U.S. Territory and the ROW Territory shall be determined by the JSC.  To the extent possible, the same Product Trademark(s) will be used throughout the Territory.  ARIAD shall register the Co-Promotion Trademarks in the U.S. Territory, shall be the exclusive owner of the Co-Promotion Trademarks throughout the world and shall take all such actions as are required to continue and maintain in full force and effect and defend in the U.S Territory the Co-Promotion Trademarks and the registrations thereof, and shall be solely responsible for all expenses incurred in connection therewith, which shall be Commercialization Expenses.  The Parties shall market each Co-Promoted Product in the U.S. Territory exclusively under such Product Trademark (all such trademarks being hereinafter referred to as the “Co-Promotion Trademarks”) and under ARIAD’s NDC number, and ARIAD shall grant MERCK a license to use such Co-Promotion Trademarks solely for such Co-Promotion in the U.S Territory and for the sales of Royalty-Bearing Products in the ROW Territory.

8.3.2                      MERCK shall be responsible for the filing, prosecution, defense and maintenance before all trademark offices in the ROW Territory of the Product Trademarks applicable to the Product, which may include the Co-Promotion Trademarks and shall be solely responsible for all expenses incurred in connection therewith. MERCK shall consult with ARIAD with respect to all matters relating to the Co-Promotion Trademarks.  If MERCK determines to use any trademark in the ROW Territory other than the trademark used in the U.S. Territory, MERCK will license such trademark to ARIAD for use on Product in the U.S. Territory and will not use such trademark for any product other than Product.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.3.3                      In all Product primary and secondary packages and labels and all marketing and promotional literature, ARIAD shall be presented and described as the Party who developed the Product, and the ARIAD name and logo shall appear in the same in size and prominence as the MERCK name and logo on all Product primary and secondary packages and labels and all marketing and promotional literature used in the Territory, unless prohibited by Applicable Laws.

9.     TERM AND TERMINATION

9.1           Term.  This Agreement shall commence on the Effective Date and shall continue in full force and effect unless otherwise terminated pursuant to Section 9.2.

(a)           In the U.S. Territory, unless a U.S. Commercialization Transfer has occurred, for as long as a Product is being sold by either Party in the U.S. Territory;

(b)           In the ROW Territory, until the expiration of all obligations of MERCK to pay royalties or milestones with respect to the ROW Territory;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           In the U.S. Territory if a U.S. Commercialization Transfer has occurred, until the expiration of both (i) all obligations of MERCK to pay royalties or milestone payments with respect to the U.S. Territory and (ii) all rights of ARIAD to Co-Promote Products in the U.S. Territory (the “Term”).

Upon the expiration of this Agreement as set forth in this Section 9.1, the license rights granted hereunder shall be converted to perpetual and fully paid-up licenses.

9.2           Termination.  Subject to Section 12.1(d), this Agreement may be terminated by either Party as follows:

9.2.1                      Unilateral Right to Terminate.

(a)           MERCK may terminate this Agreement, effective on any anniversary of the Effective Date on or after the third anniversary of the Effective Date, by providing written notice to ARIAD not less than twelve (12) months prior to such anniversary of the Effective Date.

(b)           MERCK may terminate this Agreement (i) at its sole discretion, after meeting with ARIAD as set forth below in Section 9.2.1(c), on written notice to ARIAD in the event that the President of Merck Research Laboratories, following such meeting, determines in good faith that it is not advisable for MERCK to continue Development or Commercialization of the Product for use in a Cancer Indication as a result of a serious safety issue regarding the use of the Product in a Cancer Indication, or (ii) effective upon not less than six (6) months prior written notice to ARIAD, given within ninety (90) days after ARIAD notifies MERCK of the determination in the following clause (x) or the termination in clause (y), in the event that (x) ARIAD has made a final determination that the initial Phase 3 Clinical Trial for a Sarcoma Indication has failed to meet its primary endpoint, or (y) ARIAD terminates such Clinical Trial based on the recommendation of the data monitoring committee of such trial, as specified in the statistical analysis plan for the trial, to terminate the trial early for a reason other than on the basis of  significant evidence of efficacy, unless the Product has received Commercialization Regulatory Approval (other than pricing and government reimbursement approval) in the U.S. Territory or the European Union or the Parties have agreed to file a Drug Approval Application for Commercialization Regulatory Approval in a Sarcoma Indication on the basis of results other than meeting the primary endpoint.  MERCK agrees that, in determining whether to terminate this Agreement pursuant to Section 9.2.1(b)(ii), it will consider ARIAD’s achievement of any secondary endpoint and/or other efficacy data toward meeting any endpoint.  For clarity, MERCK’s right to terminate this Agreement under clause (ii)(x) or (ii)(y) shall not be conditioned on ARIAD giving notice of the determination or termination described in such clauses.

(c)           In the event that MERCK believes in good faith that it is not advisable for MERCK to continue Development or Commercialization of the Product as a result of a serious safety issue regarding the use of the Product in a Cancer Indication, MERCK and ARIAD agree to meet promptly following notice of such belief from MERCK to ARIAD in person or by videoconference. The President of Merck Research Laboratories will attend the meeting, and at such meeting, MERCK will (i) provide ARIAD with any preclinical and clinical data related to the Product not previously provided in writing by MERCK to ARIAD that demonstrates such serious safety issue; and (ii) explain in detail to ARIAD the basis for MERCK’s good faith belief that it is not advisable for MERCK to continue Development or Commercialization of the Product as a result of such serious safety issue, including the factors supporting MERCK’s belief, and ARIAD may provide to MERCK any preclinical and clinical data related to the Product that ARIAD believes will demonstrate that it is not inadvisable to continue Development or Commercialization of the Product for use in Cancer Indications.

(d)           Except to the extent the following is unenforceable under the law of a particular jurisdiction where a patent application with the ARIAD Patent Rights is pending or a patent within the ARIAD Patent Rights is issued, ARIAD may terminate this Agreement immediately upon written notice to MERCK in the event that MERCK or any of its Affiliates or Sublicensees Challenges any ARIAD Patent Right or voluntarily assists a Third Party in initiating a Challenge of any ARIAD Patent Right.

9.2.2                      Termination for Breach.  Except as set forth herein, (i) either Party may terminate this Agreement, effective immediately upon written notice to the other Party, for a material breach by the other Party of any term of this Agreement that remains uncured sixty (60) days (thirty (30) days in the event that the breach is a failure of a Party to make any payment required hereunder) after the non-breaching Party first gives written notice to the other Party of such breach and its intent to terminate this Agreement if such breach is not cured.

9.2.3                      Termination for Insolvency.  In the event that either Party makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.  In connection therewith, all rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.3           Consequences of Termination of Agreement.  In the event of the termination of this Agreement pursuant to Section 9.2, the following provisions shall apply, as applicable.

9.3.1                      Termination by ARIAD under 9.2.1(d),  9.2.2 or 9.2.3 or by MERCK under Section 9.2.1.  If this Agreement is terminated by MERCK pursuant to Section 9.2.1 or by ARIAD pursuant to Section 9.2.1(d), 9.2.2 or 9.2.3:

(a)           all licenses and rights granted to MERCK, including without limitation, all licenses granted to MERCK under Article 6, shall immediately terminate and ARIAD shall no longer be subject to any obligations under Section 6.4.1, 3.1.2(b)  or Section 7.3.1(ii);

(b)           the licenses and rights granted by MERCK to ARIAD, including, without limitation, all licenses granted to ARIAD pursuant to Sections 6.1.2(a), (b) and (c) shall survive and shall, except as limited by the rights of third parties, become, fully-paid and royalty-free (but otherwise remain subject to the same limitations set forth in those Sections and otherwise in this Agreement), with the unrestricted right to grant sublicenses, and shall apply to all Collaboration Compounds, and in the case of termination by ARIAD pursuant to Section 9.2.2,  MERCK shall continue to be subject to the obligations set forth in Section 6.4.2 for one (1) year following such termination.

(c)           each Party shall promptly return all Confidential Information and Proprietary Materials of the other Party that are not subject to a continuing license hereunder; provided that each Party may retain one copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder; and

(d)           upon request of ARIAD, MERCK shall promptly, and in any event within sixty (60) days after ARIAD’s request (which request may specify any or all of the actions in clauses (i) through (viii):  (i) grant to ARIAD an exclusive, worldwide, royalty-free, paid-up license under all Product Trademarks applicable to Products, if any, other than Product Trademarks incorporating the MERCK name or logo; (ii) transfer to ARIAD all of its right, title and interest in all Regulatory Filings, Drug Approval Applications and Regulatory Approvals then in its name applicable to Products, if any, and all Confidential Information Controlled by it as of the date of termination relied on by such Regulatory Filings, Drug Approval Applications and Regulatory Approvals; (iii) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect such transfer; (iv) provide ARIAD with copies all correspondence between MERCK and such Regulatory Authorities relating to such Regulatory Filings, Drug Approval Applications and Regulatory Approvals; (v) unless expressly prohibited by any Regulatory Authority, transfer sponsorship and control to ARIAD of all Clinical Trials of Products being conducted as of the effective date of termination and continue to conduct such trials after the effective date of termination to enable such transfer to be completed without interruption of any such trial, as follows: (A) in the case of termination by MERCK under Section 9.2.1, MERCK will not be obligated to continue to conduct such Clinical Trials beyond the effective date of termination, but until the effective date of termination, the cost of such Clinical Trials shall be a Development Cost, (B) in the case of termination by ARIAD under Section 9.2.1(d), 9.2.2 or 9.2.3, MERCK will be obligated to continue to conduct such trials beyond the effective date of termination for up to twelve (12) months from the effective date of termination, with the cost of such Clinical Trials until the effective date of termination being a Development Cost and the cost of such Clinical Trials after the effective date of termination being at ARIAD’s expense, (C) in the case of termination by MERCK pursuant to Section 9.2.1(b)(i), if ARIAD requests the transfer of sponsorship and control of Clinical Trials, MERCK will be obligated to continue to conduct such Clinical Trials beyond the effective date of termination for up to three (3) months from the effective date of termination unless MERCK concludes, on the advice of counsel, that for legal or ethical reasons MERCK  should not continue to conduct such trials, with the cost of such Clinical Trials being subject to Section 9.3.1(e), and (D) in the case of termination by MERCK and Section 9.2.1(b)(ii), MERCK will be obligated to continue to conduct such trials beyond the effective date of termination for up to six (6) months from the effective date of termination, with the cost of such Clinical Trials being at ARIAD’s expense; (vi) cooperate with ARIAD, cause its Affiliates to cooperate with ARIAD and use Commercially Reasonable Efforts to require any Third Party with which MERCK has an agreement with respect to the conduct of Clinical Trials for Products or the Manufacture of Products (including, without limitation, agreements with contract manufacturing organizations, contract research organizations, clinical sites and investigators), to cooperate with ARIAD in order to accomplish the transfer to ARIAD of similar rights as held by MERCK under its agreements with such Third Parties; (vii) provide ARIAD at cost all supplies of Collaboration Compounds and Products in the possession of MERCK or any Affiliate or contractor of MERCK; and (viii) provide ARIAD with copies of all reports and data generated or obtained by MERCK or its Affiliates pursuant to this Agreement that relate to any Product that have not previously been provided to ARIAD.  The Parties will agree upon and implement a plan for the orderly transition of Development and Commercialization from MERCK to ARIAD in a manner consistent with Applicable Law and standards of ethical conduct of human Clinical Trials and will seek to replace all MERCK personnel engaged in any Development or Commercialization activities, in each case, as promptly as practicable.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)           In the event this Agreement is terminated by MERCK pursuant to Section 9.2.1(b)(i), (i) if ARIAD agrees with MERCK that it is not advisable to continue Development or Commercialization of the Product as a result of a serious safety issue regarding the  use of the Product in a Cancer Indication, then the Parties will promptly wind-down and terminate all Development and Commercialization of the Product and all costs of such wind-down and termination will be Development Costs or Commercialization Expenses, as the case may be, to be borne in the case of any recall as set forth in Section 3.11 and in other cases as otherwise set forth in this Agreement, depending on the activity involved; and (ii) if ARIAD does not so agree, and requests the transfer of sponsorship and control of Clinical Trials pursuant to clause (v) of Section 9.3.1(d), then the cost of such Clinical Trials for the shorter of (x) three (3) months or (y) until transfer of sponsorship and control thereof to ARIAD,  shall be a Development Cost, to be borne as otherwise set forth in this Agreement.  In all cases where ARIAD request the transfer of sponsorship and control of ongoing Clinical Trials, MERCK and ARIAD agree to work together to transfer sponsorship and control of any ongoing Clinical Trials to ARIAD  as soon as possible.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.3.2                      Termination by MERCK.  If this Agreement is terminated by MERCK pursuant to Section 9.2.2 or 9.2.3:

(a)           a U.S. Commercialization Transfer shall take place and all licenses granted by ARIAD to MERCK pursuant to Section 6.1.1 (including any additional licenses required to Manufacture API as provided in the Supply Agreement), shall survive the termination in each case subject to MERCK’s continued payment of all milestone, royalty and other payments under and in accordance with this Agreement with respect thereto;

(b)           all licenses granted by MERCK to ARIAD pursuant to Section 6.1.2(a) and 6.1.2(b) shall terminate, and in the case of termination by MERCK pursuant to Section 9.2.2, ARIAD shall continue to be subject to the obligations set forth in Section 6.4.1 for one (1) year following such termination;

(c)           the licenses granted by MERCK to ARIAD pursuant to Section 6.1.2(c) shall survive;

(d)           MERCK shall have the right to Manufacture API and Product as set forth in the Supply Agreement;

(e)           ARIAD’s rights to Co-Promote the Product under Section 3.13 shall terminate; and

(f)           each Party shall promptly return all Confidential Information and Proprietary Materials of the other Party that are not subject to a continuing license hereunder; provided that each Party may retain one copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.

9.4           Surviving Provisions.  Termination or expiration of this Agreement for any reason shall be without prejudice to:

(a)           Survival of rights specifically stated in this Agreement to survive, including without limitation as set forth in Section 9.3;

(b)           the rights and obligations of the Parties provided in Sections 3.12.2(b), 4.3.4, 4.6.2, 4.6.3, 4.6.4, 4.6.5, 5.1, 5.4, 6.1.4(c), 6.1.4(d), 6.2 (only as applied to licenses that survive), 6.3, 8.1.1, 8.1.2 and 8.1.3 and Articles 1, 7, 9, 10, 11 and 12 (including all other Sections or Articles referenced in any such Section or Article), all of which shall survive such termination except as provided in this Article 9; and

(c)           any other rights or remedies provided at law or equity which either Party may otherwise have.

10.     REPRESENTATIONS AND WARRANTIES

10.1           Mutual Representations and Warranties.  ARIAD and MERCK each represents and warrants to the other, as of the Effective Date, as follows:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.1.1                      Organization.  It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

10.1.2                      Authorization.  The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate (a) such Party’s certificate of incorporation or bylaws, (b) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

10.1.3                      Binding Agreement.  This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions.

10.1.4                      No Inconsistent Obligation.  It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

10.2           Additional Representations of ARIAD.  ARIAD further represents and warrants to MERCK, as of the Effective Date, as follows:

10.2.1                      Licensed Patent Rights and Licensed Technology.

(a)           All Licensed Patent Rights listed on Schedule 2 are existing and, to ARIAD’s Knowledge, no issued patents which are part of Licensed Patent Rights listed on Schedule 2 are invalid or unenforceable.  All ARIAD Patent Rights that (a) contain one or more claims that cover any Collaboration Compound or Product (including its Manufacture or its formulation or a method of its delivery or of its use); and (b) are necessary for MERCK to exercise the licenses granted to it pursuant to Sections 6.1.1(a), (b) and ( c) that are existing on the Effective Date are listed on Schedule 2.

(b)           There are no claims, judgment or settlements against ARIAD pending, or to ARIAD’s Knowledge, threatened, that invalidate or seek to invalidate the Licensed Patent Rights.

(c)           ARIAD has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Licensed Patent Rights and Licensed Technology in manner inconsistent with the terms hereof..

(d)           To ARIAD's Knowledge, it is the sole and exclusive owner of the Licensed Patent Rights and Licensed Technology all of which are free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership whatsoever with respect to the Licensed Patent Rights and Licensed Technology.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)           ARIAD has disclosed to MERCK all reasonably relevant information Known to ARIAD regarding the Licensed Patent Rights and Licensed Technology.

(f)           ARIAD has disclosed to MERCK the existence of any patent opinions related to the Licensed Patent Rights and Licensed Technology.

(g)           There are no License Fees (as defined in Schedule 3) that will be required to be paid to a Third Party as the result of inclusion of AP23573 in the Product that arise under any agreement to which ARIAD is a party.

(h)            To ARIAD’s Knowledge, there are no License Fees that will be required to be paid to a Third Party as the result of inclusion of AP23573 in the Product.

10.2.2                       Intellectual Property.  (a) To ARIAD's Knowledge, it has sufficient legal and/or beneficial title under its Licensed Patents and Licensed Technology necessary to grant the rights contained in and to carry out its obligations under this Agreement; and (b) to ARIAD's Knowledge, the development, Manufacture, use or sale of AP23573, and Clinical Product in its current form, does not infringe any valid and enforceable patents issued as of the Effective Date owned by any Third Party.

11.     INDEMNIFICATION

11.1           Indemnification of MERCK by ARIAD.  ARIAD shall indemnify, defend and hold harmless MERCK, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “MERCK Indemnitees”), against all liabilities, damages, losses and expenses (including, without limitation, reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the MERCK Indemnitees, or any of them, as a direct result of claims, suits, actions, demands or judgments of Third Parties, including, without limitation, personal injury and product liability claims (collectively, “Claims”), arising out of the Manufacture, use or sale by ARIAD or any of its Affiliates, sublicensees, distributors or agents of any Product, except with respect to any Claim or Losses that result from a breach of this Agreement or the Supply Agreement by, or the gross negligence or willful misconduct of, MERCK; provided that, with respect to any Claim for which ARIAD has an obligation to any MERCK Indemnitee pursuant to this Section 11.1 and MERCK has an obligation to any ARIAD Indemnitee pursuant to Section 11.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim.

11.2           Indemnification of ARIAD by MERCK. MERCK shall indemnify, defend and hold harmless ARIAD, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “ARIAD Indemnitees”), against all Losses incurred by or imposed upon the ARIAD Indemnitees, or any of them, as a direct result of Claims arising out of the Manufacture, use or sale by MERCK or any of its Affiliates, sublicensees, distributors or agents of any Product, except with respect to any Claim or Losses that result from a breach of this Agreement or the Supply Agreement by, or the gross negligence or willful misconduct of, ARIAD; provided that with respect to any Claim for which ARIAD has an obligation to any MERCK Indemnitee pursuant to Section 11.1 and MERCK has an obligation to any ARIAD Indemnitee pursuant to this Section 11.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.3           Conditions to Indemnification.  A Person seeking recovery under this Article 11 (the “Indemnified Party”) in respect of a Claim shall give prompt notice of such Claim to the Party from which indemnification is sought (the “Indemnifying Party”) and, provided that the Indemnifying Party is not contesting its obligation under this Article 11, shall permit the Indemnifying Party to control any litigation relating to such Claim and the disposition of such Claim; provided that the Indemnifying Party shall (a) act reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim as the settlement or disposition relates to such Indemnified Party and (b) not settle or otherwise resolve such claim without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).  Each Indemnified Party shall cooperate with the Indemnifying Party in its defense of any such Claim in all reasonable respects and shall have the right to be present in person or through counsel at all legal proceedings with respect to such Claim.

11.4           Indemnification Cap.  The total aggregate liability of the Indemnifying Party to the Indemnified Party under this Article 11, or under the Supply Agreement or any other basis of action (including without limitation common law tort and indemnity law) arising out of this Agreement, shall not exceed [***] dollars ($[***]); provided, however, failure of either Party to pay amounts due hereunder other than for indemnification (including, without limitation, payments due under Article 4 hereof, shall not be subject to the limitation of liability contained in this Section 11.4.

11.5           Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

11.5.1                      No Warranty of Success.  Nothing contained in this Agreement shall be construed as a warranty, either express or implied, on the part of either Party that (a) the Development Program will yield a Product or otherwise be successful or meet its goals, time lines or budgets, or (b) the outcome of the Development Program will be commercially exploitable in any respect.

11.6           Limited Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR (I) ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST REVENUES, OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.     MISCELLANEOUS

12.1           Arbitration.  In the event of any dispute, difference or question arising between the Parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party hereunder (each, an “Arbitration Matter”), the arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the AAA and otherwise as follows:

(a)           The arbitration shall be conducted by a panel of three (3) persons experienced in the pharmaceutical or biotechnology business who are independent of both Parties.  Within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment.  If a Party fails to select an arbitrator or the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, such arbitrator shall be appointed by the AAA.  The place of arbitration shall be Boston, Massachusetts, if the notice of arbitration is brought by MERCK, and New York City, New York if the notice of arbitration is brought by ARIAD, and all proceedings and communications shall be in English.

(b)           Either Party may apply to the arbitrators for interim injunctive relief until the arbitration decision is rendered or the Arbitration Matter is otherwise resolved. Either Party also may, without waiving any right or remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending resolution of the Arbitration Matter pursuant to this Section 12.1.  The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages.  Each Party shall bear its own costs and expenses and attorneys’ fees, and the Party that does not prevail in the arbitration proceeding shall pay the arbitrators’ fees and any administrative fees of arbitration.

(c)           Except to the extent necessary to confirm an award or decision or as may be required by Applicable Laws, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.  In no event shall arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Arbitration Matter would be barred by the applicable New York statute of limitations.

(d)           The Parties agree that, in the event of an Arbitration Matter involving the alleged breach of this Agreement (including, without limitation, whether a Party has satisfied its diligence obligations hereunder), neither Party may terminate this Agreement until resolution of the Arbitration Matter pursuant to this Section 12.1, and any time period for cure will only commence after such resolution.

(e)           The Parties hereby agree that any disputed performance or suspended performance pending the resolution of an Arbitration Matter that the arbitrators determine to be required to be performed by a Party must be completed within a reasonable time period following the final decision of the arbitrators.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)           The Parties hereby agree that any monetary payment to be made by a Party pursuant to a decision of the arbitrators shall be made in United States dollars, free of any tax or other deduction.

(g)           The Parties further agree that the decision of the arbitrators shall be the sole, exclusive and binding remedy between them regarding determination of Arbitration Matters presented.

12.2           Notices.  All notices and communications shall be in writing and delivered personally or by internationally-recognized overnight express courier providing evidence of delivery or mailed via certified mail, return receipt requested, addressed as follows, or to such other address as may be designated from time to time:

If to MERCK:

Merck & Co., Inc. One Merck Drive P.O. Box 100, WS3A-65 Whitehouse Station, NJ 08889-0100 Attention: Office of Secretary Facsimile No.: (908)735-1246

And	Merck & Co., Inc. One Merck Drive Attention: Chief Licensing Officer P.O. Box 100, WS2A-30 Whitehouse Station, NJ 08889-0100 Facsimile: (908)735-1214

If to ARIAD	ARIAD Pharmaceuticals, Inc.
26 Landsdowne Street
Cambridge, MA 02139
Tel: (617) 494-0400
Fax: (617) 494-8144
Attention: Chief Executive Officer
and Chief Legal Officer

ARIAD Gene Therapeutics, Inc.
26 Landsdowne Street
Cambridge, MA 02139
Tel: (617) 494-0400
Fax: (617) 494-8144
Attention: Chief Executive Officer

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

With a copy to:
Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attention: Jeffrey M. Wiesen, Esq.
Tel: (617) 542-6000
Fax: (617) 542-2241

In addition, all notices to the JSC, JDC, JMC or JCC shall be sent to each Party’s designated members of such committees at such Party’s address stated above or to such other address as such Party may designate by written notice given in accordance with this Section 12.2.

Except as otherwise expressly provided in this Agreement or mutually agreed in writing, any notice, communication or document (excluding payment) required to be given or made shall be deemed given or made and effective upon actual receipt or, if earlier, (a) three (3) business days after deposit with an internationally-recognized overnight express courier with charges prepaid, or (b) five (5) business days after mailed by certified, registered or regular mail, postage prepaid, in each case addressed to a Parties at its address stated above or to such other address as such Party may designate by written notice given in accordance with this Section 12.2.

12.3           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York (U.S.A.), without regard to the application of principles of conflicts of law.

12.4           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

12.5           Headings.  Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

12.6           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and both of which, together, shall constitute a single agreement.

12.7           Amendment; Waiver.  This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance.  The delay or failure of either Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same.  No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.8           No Third Party Beneficiaries.  Except as set forth in Sections 11.1 and 11.2, no Third Party (including, without limitation, employees of either Party) shall have or acquire any rights by reason of this Agreement.

12.9           Purposes and Scope.  The Parties hereto understand and agree that this Collaboration is limited to the activities, rights and obligations as set forth in this Agreement and the Supply Agreement.  Nothing in this Agreement shall be construed (a) to create or imply a general partnership between the Parties, (b) to make either Party the agent of the other for any purpose, (c) to alter, amend, supersede or vitiate any other arrangements between the Parties with respect to any subject matters not covered hereunder, (d) to give either Party the right to bind the other, (e) to create any duties or obligations between the Parties except as expressly set forth herein, or (f) to grant any direct or implied licenses or any other right other than as expressly set forth herein.

12.10                      Assignment and Successors: Effect of Acquisition of ARIAD.  Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the consent of the other which shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, (i) in whole or in part, to any of its Affiliates, or (ii) in whole, but not in part, to any purchaser of all of its assets or all of its assets to which this Agreement relates or shares representing a majority of its common stock voting rights or to any successor corporation resulting from any merger, consolidation, share exchange or other similar transaction.  In the event of any proposed acquisition of ARIAD Pharmaceuticals, Inc., whether by purchase of assets or shares, share exchange, merger or consolidation or similar transaction (an "Acquisition") ARIAD Pharmaceuticals, Inc. may give notice thereof to MERCK in advance of the consummation thereof.  In the event of an Acquisition of ARIAD Pharmaceuticals, Inc., MERCK shall have the option, which shall be exercised by written notice to ARIAD Pharmaceuticals, Inc. at least ten (10) days prior to the consummation of the Acquisition if ARIAD Pharmaceuticals, Inc. has given notice thereof to MERCK at least thirty (30) days prior to such consummation or within thirty (30) days after the consummation of the Acquisition if ARIAD Pharmaceuticals, Inc. has not given such notice, (a)  to elect to be the Responsible Party for Development the Products throughout the Territory, (b) to require that the [***] (other than [***]) and [***] of Products throughout the Territory, and (c) to require ARIAD to take the actions set forth in clauses (B) through (G) of Section 3.4(b)(ii), but this Agreement shall otherwise not be changed by an Acquisition.  For clarity, if a U.S. Commercialization Transfer has not taken place prior to the Acquisition, the Acquisition will not be grounds for MERCK to require a U.S. Commercialization Transfer.

12.11                      Force Majeure.  Neither MERCK nor ARIAD shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to a Force Majeure.  In event of such Force Majeure, the Party affected shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

12.12                      Interpretation.  The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement.  In addition, unless a context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, the word “or” is used in the inclusive sense (and/or) and the word “including” is used without limitation and shall mean “including without limitation”.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.13                      Integration; Severability.  This Agreement and the Supply Agreement set forth  the entire agreement with respect to the subject matter hereof and thereof and supersede all other agreements and understandings between the Parties with respect to such subject matter.  If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected.

12.14                      Further Assurances.  Each of ARIAD and MERCK agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

12.15                      Authority of ARIAD Pharmaceuticals, Inc.  ARIAD Gene Therapeutics, Inc. hereby appoints ARIAD Pharmaceuticals, Inc. as its exclusive agent for all purposes of this Agreement and the Collaboration and hereby instructs MERCK to deal solely with ARIAD Pharmaceuticals, Inc. hereunder.

12.16                      HSR Filing.  Each Party shall, within fifteen (15) days after the Effective Date (or such later time as the Parties mutually agree in writing) file with the Federal Trade Commission any filing required under the HSR Act, in connection with the transactions contemplated hereby. The Parties shall cooperate with each other to the extent necessary in the preparation of any such filing.  Each party shall be responsible for such Party's costs, expenses, and filing fees associated with any such filing.  Neither Party shall be required in connection with any filing under the HSR Act to resort to or respond to litigation or to agree to hold separate or divest any business or assets.  If a filing under the HSR Act is required in connection with the transactions contemplated by this Agreement, then this Agreement will not become effective until the waiting period required under the HSR Act with respect to such filing has expired or been terminated; it being understood that the Effective Date shall remain as specified for all purposes hereunder once the Agreement becomes effective.

[Remainder of page intentionally left blank.]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

ARIAD PHARMACEUTICALS, INC.

By:	/s/ Harvey J. Berger
Harvey J. Berger
Chairman and Chief Executive Officer

ARIAD GENE THERAPEUTICS, INC.

By:	/s/ Harvey Berger
Harvey J. Berger
Chairman and Chief Executive Officer

MERCK & CO., INC.

By:	/s/ Richard Clark
Richard T. Clark
Chairman, President and CEO

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

Form of Promissory Note

Promissory Note

UP TO

$200,000,000	Date: [date of first Advance]

           For value received, ARIAD PHARMACEUTICALS, INC. and ARIAD GENE THERAPEUTICS, INC., both Delaware corporations (collectively “ARIAD”), intending to be legally bound, jointly and severally promise to pay to the order of Merck & Co., Inc., a corporation organized under the laws of New Jersey (“MERCK”), at the time and in the manner set forth herein, the aggregate unpaid principal amount of all advances by MERCK to ARIAD from time to time as provided in Section 1 below (the “Advances”), as such repayable amount may be reduced pursuant to Subsection 3(a) and Section 4 hereof.  ARIAD further promises to pay to the order of MERCK interest on the unpaid principal amount hereof from time to time outstanding in accordance with the terms and at the rate per annum set forth below.

           This promissory note (the “Promissory Note”) evidences the advances contemplated by and referenced in Section 4.2 of that certain Collaboration Agreement between MERCK and ARIAD dated as of July 11, 2007 (as the same may be amended, supplemented or modified from time to time, the “Collaboration Agreement”), and is entitled to the rights and benefits described therein.  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Collaboration Agreement.

           1.           Development Advances.

           Subject to the conditions precedent set forth in Section 8 hereof and so long as no Event of Default (defined in Section 9) or an event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default (a "Potential Default") has occurred and is continuing, and no material breach of the Collaboration Agreement by ARIAD has occurred and is continuing, ARIAD may request, and upon such request MERCK will advance up to an aggregate principal amount of Two Hundred Million Dollars ($200,000,000) in the form of Development Cost Advances with respect to ARIAD’s fifty percent (50%) share of Development Costs otherwise payable pursuant to Section 3.12.1 of the Collaboration Agreement, including any reimbursement by ARIAD to MERCK of one-half of certain ROW Development Costs pursuant to the penultimate sentence of Section 3.12.1.  If ARIAD desires an Advance under this Section 1, it will give notice to MERCK to such effect setting forth the amount of the Advance (which shall not exceed [***] percent ([***]%) of the total Development Costs incurred by ARIAD and MERCK in the [***]) within the ten (10) day period following the distribution of the written report of the JDC of the calculation of the net amount owed by one Party to the other under Section 3.12.2(a) of the Collaboration Agreement for a given Calendar Quarter.  Upon receipt of such notice, MERCK shall not be entitled to receive the amount, if any,  otherwise payable by ARIAD to MERCK up to the requested Advance,  and to the extent the requested Advance exceeds the amount payable by ARIAD to MERCK, MERCK shall pay to ARIAD such excess within forty-five (45) days of receipt of ARIAD’s request.  MERCK shall reflect such non-payment by ARIAD and/or payment by MERCK to ARIAD as an Advance in the Advance Account (as described in Section 5 below), the repayment obligation of which is evidenced by, and subject to the terms of, this Promissory Note.  The effective date of each credit to the Advance Account as provided in this Section 1 shall be an “Advance Date.”

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           2.           Interest Rate.  Each Advance shall bear interest on the outstanding principal amount thereof from the Advance Date until paid at a rate per annum (based on a year of 360 days and actual days elapsed) equal to the [***], adjusted quarterly on the first day of each calendar quarter, starting with the rate applicable on the first day of the calendar quarter in which the Advance is made.

           3.           Payment.

                      (a)           Principal and all accrued and unpaid interest due and payable under this Promissory Note shall be paid by ARIAD through (i) the offset by MERCK of [***] percent ([***]%) of the amount of milestone payments otherwise payable to ARIAD pursuant to Section 4.4 of the Collaboration Agreement and [***] percent ([***]%) of the amount of royalty payments otherwise payable to ARIAD pursuant to Section 4.6 of the Collaboration Agreement, in each case payable after the first Advance Date, and (ii) payment by ARIAD of [***] percent ([***]%) of the ARIAD Revenue Sharing Percentage of Operating Income retained by ARIAD after payment to MERCK of the MERCK Revenue Sharing Percentage of Operating Income (the amounts in clauses (i) and (ii) being referred to herein as the “Payment Sources”).  Payments under clause (ii) shall be made with the payments to MERCK of the MERCK Revenue Sharing Percentage.  Payments under this Promissory Note will be applied first to accrued interest and then to principal.

(b)           In the event that any Advances or accrued interest thereon remain outstanding on the [***] of the first Advance Date (the “Maturity Date”), all such amounts shall automatically become immediately due and payable. MERCK’s obligation to make Advances to ARIAD shall cease on the Maturity Date.

           4.           Prepayment.  ARIAD may prepay any principal or interest under this Promissory Note at any time without premium or penalty.

           5.           Advance Account.  MERCK shall record in an account (the “Advance Account”) on its books and records the amount of each Advance, the interest rate applicable, all payments or other credits of principal and interest thereon and the principal balance thereof from time to time outstanding.  MERCK shall furnish ARIAD with a statement of the Advance Account (the “Statement”), showing all entries therein within thirty (30) days after the end of each calendar quarter.  If ARIAD disagrees with MERCK’s Statement, it will notify MERCK in writing and, if ARIAD and MERCK do not resolve the matter within sixty (60) days of ARIAD’s notice, the Parties will resolve the matter in accordance with Section 12.1 of the Collaboration Agreement.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of ARIAD hereunder to pay any amount owing with respect to the Advances, which obligation shall be based on actual Advances, interest charges and payments, and not on the Advance Account, or provide the basis for any claim against MERCK.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

           6.           [***].  In the event the outstanding amount of the Advances and accrued interest thereon exceeds [***] Dollars ($[***]) as of the end of any calendar quarter, MERCK shall notify ARIAD in writing, and ARIAD may, within thirty (30) days of such notice, make a payment to reduce the amount below [***] dollars ($[***]).  If ARIAD does not make such payment, then ARIAD will be deemed, without any further action, [***].

7.           Recovery of Costs and Expenses.  ARIAD agrees to pay, in addition to all other sums payable hereunder, the reasonable costs and expenses incurred by MERCK in connection with all actions taken to enforce collection of this Promissory Note when due, whether by legal proceedings or otherwise, including without limitation reasonable attorneys’ fees and court costs.

8.           Conditions Precedent To The Advances.  The obligation of MERCK to make any Advance hereunder is subject to the satisfaction of each of the following conditions precedent:

	(a)	ARIAD shall have paid an aggregate of at least One Hundred Fifty Million Dollars ($150,000,000) in Development Costs.

	(b)	A Product shall have obtained [***]

	(c)	ARIAD shall not have [***]

	(d)	No condition or event shall exist which constitutes an Event of Default or Potential Default, and no material breach of the Collaboration Agreement by ARIAD has occurred and is continuing.

9.	Events of Default. The occurrence of any of the events described below shall constitute an “Event of Default:”

	(a)	ARIAD fails to make any payment of principal or interest under this Promissory Note when due; or

(b)
ARIAD makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, or files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof.

10.	Remedies.

(a)           Upon the occurrence of an Event of Default described in Subsection 9(a) above which remains uncured for thirty (30) days after written notice from MERCK to ARIAD describing such Event of Default, then this Promissory Note and all sums due hereunder shall automatically become due and payable.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Upon the occurrence of an Event of Default described in Subsection 9(b) above, all principal and interest under this Promissory Note shall automatically become due and payable.

(c)           In addition to the rights and remedies specifically set forth herein, but subject to the limitations on repayment set forth herein, MERCK shall be entitled to such other rights and remedies as are available at law or in equity.  The rights and remedies of MERCK hereunder are cumulative and not exclusive of any rights or remedies that MERCK would otherwise have.  No single or partial exercise of any such right or remedy by MERCK, and no discontinuance of steps to enforce any such right or remedy, shall preclude any further exercise thereof or of any other right or remedy of MERCK.

11.           Payment on Termination of Collaboration Agreement or Upon Acquisition of ARIAD.

(a)           Upon the occurrence of an Acquisition of ARIAD Pharmaceuticals, Inc., all principal and interest outstanding on the date of the Acquisition shall become due and payable, and shall be paid within ten (10) days of the consummation of the Acquisition.

(b)           Upon termination of the Collaboration Agreement, ARIAD shall pay to MERCK, on the first day of each calendar quarter following such termination, all accrued interest through such date plus one-twelfth (1/12) of the principal outstanding on the date of termination, until all principal and interest are paid in full.

           12.           Miscellaneous.

                      (a)           All notices and communications shall be in writing and delivered personally or by internationally-recognized overnight express courier providing evidence of delivery or mailed via certified mail, return receipt requested, addressed as follows, or to such other address as may be designated from time to time:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If to MERCK:

Merck & Co., Inc. One Merck Drive P.O. Box 100, WS3A-65 Whitehouse Station, NJ 08889-0100 Attention: Office of Secretary Facsimile No.: (908)735-1246

And	Merck & Co., Inc. One Merck Drive Attention: Chief Licensing Officer P.O. Box 100, WS2A-30 Whitehouse Station, NJ 08889-0100 Facsimile: (908)735-1214

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If to ARIAD

ARIAD Pharmaceuticals, Inc.
26 Landsdowne Street
Cambridge, MA 02139
Tel: (617) 494-0400
Fax: (617) 494-8144
Attention: Chief Executive Officer
and Chief Legal Officer

ARIAD Gene Therapeutics, Inc.
26 Landsdowne Street
Cambridge, MA 02139
Tel: (617) 494-0400
Fax: (617) 494-8144
Attention: Chief Executive Officer

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attention: Jeffrey M. Wiesen, Esq.
Tel: (617) 542-6000
Fax: (617) 542-2241

(b)           To the extent permitted by applicable law, ARIAD waives diligence, presentment for payment, protest and notice of nonpayment, dishonor, default and acceleration.

                      (c)           This Promissory Note may be amended only by a writing signed by ARIAD and MERCK.

                      (d)           The due performance or observance by ARIAD of its obligations hereunder shall not be waived, and the rights and remedies of MERCK hereunder shall not be affected, by any course of dealing or performance or by any delay or failure of MERCK in exercising any such right or remedy.  The due performance or observance by ARIAD of its obligations hereunder may be waived only by a writing signed by MERCK, and any such waiver shall be effective only to the extent specifically set forth in such writing.

                      (e)           The successors and permitted assigns of ARIAD shall be bound by the terms of this Promissory Note; the rights and privileges of MERCK under this Promissory Note shall inure to the benefit of its successors and assigns.  ARIAD may not assign or delegate its rights or obligations hereunder except to a party to whom ARIAD assigns the Collaboration Agreement in accordance with Section 12.10 thereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                      (f)           This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the application of principles of conflicts of laws.

                      (g)            In the event of any dispute, difference or question arising between MERCK and ARIAD in connection with this Promissory Note, the construction thereof, or the rights, duties or liabilities of either MERCK or ARIAD, then such dispute shall be resolved in accordance with the procedures set forth in Section 12.1 of the Collaboration Agreement.

           13.           SUBORDINATION.  MERCK’S RIGHT TO RECEIVE CASH PAYMENTS UNDER THE TERMS OF THIS INSTRUMENT, BOTH PRINCIPAL AND INTEREST, AND ALL OTHER INDEBTEDNESS EVIDENCED HEREBY, IS SUBORDINATE, SUBJECT AND MADE JUNIOR IN RIGHT OF PAYMENT TO THE PRIOR RIGHTS OF THE PAYEES OF ARIAD’S (I) SECURED DEBT EXISTING ON THE DATE HEREOF.  AT THE REQUEST OF ANY SUCH PAYEE, MERCK WILL EXECUTE SUCH REASONABLE INSTRUMENTS AS MAY BE REQUESTED TO FURTHER EVIDENCE SUCH SUBORDINATION.  NOTHING IN THIS NOTE SHALL PROHIBIT OR OTHERWISE LIMIT MERCK’S RIGHTS OF OFFSET AND RECOUPMENT AGAINST ROYALTY AND MILESTONE PAYMENTS DUE TO ARIAD UNDER THE COLLABORATION AGREEMENT AS SET FORTH IN SECTION 3(a) HEREOF OR OTHERWISE PERMITTED BY APPLICABLE LAW.

[signature page follows]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARIAD PHARMACEUTICALS, INC.

By:  _______________________________
Name:
Title:

ARIAD GENE THERAPEUTICS, INC.

By:  _______________________________
Name:
Title:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1

DESCRIPTION OF AP23573

[***][***][***][***][***][***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 2

LICENSED PATENT RIGHTS

U.S. Patents

US Patent No. [***]

US Patent No. [***]

U.S. Patent Applications

US APPLN. Serial No. [***]

US Appln. Serial No.[***]”

US Appln. Serial No.[***]

US Appln. Serial No.[***]

US Appln. Serial No.[***]

US Appln. Serial No.[***]”

US Appln. Serial No.[***]

US Appln. Serial No.[***]

International Patent Applications

[***][***][***][***][***][***][***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 3

CALCULATION OF OPERATING INCOME (LOSS) FOR THE U.S. TERRITORY

“Advertising” means the advertising and promotion of the [***]through any means, including, without limitation[***]including related costs for[***]visual aids and other selling materials[***]committee presentations[***]provided, however, that Advertising shall exclude [***]With regard to advertising and promotion that include products other than [***]the JCC shall determine the [***]“Commercialization Expense” means the [***]any reasonable internal and [***]incurred in prosecuting, maintaining, enforcing and defending[***]or expense expressly stated to be[***] in this Agreement or under the[***]Where an item of [***]it will be allocated by the[***]“Cost of Goods” means [***]attributable to the [***]including the cost of[***]and/or the cost of purchase of a[***]“Detail” has the meaning provided in Section 1.44.

“General Public Relations” means any public relations activity [***]the business of a company or deals in a [***] with the activities of such company[***]the fact that such company or its Affiliates[***]related to this Agreement or that concern primarily the [***]upon by both Parties in writing prior to release.

“License Fees” means [***]or other payments, payable to any[***]agreement following the first[***]to the extent such payments are attributable to sale[***]If the rights under [***]are also attributable to products [***]then only an equitable portion of any amounts payable[***]“Net Sales” has the meaning provided in Section 1.104.

“Operating Income (Loss)” means, with respect to[***]minus the sum of [***]applicable to the [***]in each case, incurred in a given Calendar Quarter for[***]“Product Trademark” has the meaning provided in Section 1.123.

“Representative” means [***]employed and trained by[***]employed by[***] and trained by or on behalf of [***]“Sales and Marketing Expense” means[***] including , without limitation[***]functions (as agreed upon by the JCC)) and[***]for those individuals dedicated or allocated to the[***]that are directly attributable to the following functions for the sale, promotion and marketing[***]including, without limitation, public relations targeted specifically[***]trade shows, sales meetings[***]promotional materials and printing of promotional materials[***]including, without limitation, fully[***]or purchasing costs for [***]market development activities and other similar pre-launch activities.  Sales and Marketing Expense shall[***]or any other activities that promote the business of a Party[***]In calculating the Operating Income the following principles shall apply:

1.                There shall[***]of any costs or expenses or of any revenues, and to the extent a cost or expense [***]similarly, to the extent any revenue has[***]2. [***]under this Agreement, each Party shall utilize the same policies and principles as it utilizes[***]3.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

To the extent an item[***]and is necessary and specifically and directly identifiable, attributable and allocable to the[***] and shall be permitted[***]4. All costs and expenses shall be determined, and all calculations shall be made, in accordance with GAAP, as applicable.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 4

FORM OF PRESS RELEASE

News Release

[FOR IMMEDIATE RELEASE]

Contacts

For ARIAD:	Edward Fitzgerald	For Merck:	Graeme Bell
	Investor Relations		Investor Relations
	617-621-2345		908-423-5185

	Andrea Johnston		Amy Rose
	Media Relations		Media Relations
	910-616-5858		908-423-6537

ARIAD and Merck & Co., Inc. Announce Global Collaboration to Jointly Develop and Commercialize AP23573 – ARIAD’s Novel mTOR Inhibitor – for Cancer

ARIAD to Host Investor Call Today at 9:00 am (ET)

Cambridge, MA and Whitehouse Station, NJ, July 12, 2007– ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) and Merck & Co., Inc. (NYSE: MRK) today announced that they have entered into a global collaboration to jointly develop and commercialize AP23573, ARIAD’s novel mTOR inhibitor, for use in cancer. It is expected that AP23573 will enter into Phase III clinical development for the treatment of metastatic sarcomas beginning this quarter.

The agreement provides for an initial payment of $75 million to ARIAD, up to $452 million more in milestone payments to ARIAD based on the successful development of AP23573 in multiple cancer indications (including $13.5 million for the initiation of the Phase III clinical trial in metastatic sarcomas and $114.5 million for the initiation of other Phase II and Phase III clinical trials), up to $200 million more based on achievement of significant sales thresholds, at least $200 million in estimated contributions by Merck to global development, up to $200 million in interest-bearing repayable development-cost advances from Merck to cover a portion of ARIAD’s share of global-development costs (after ARIAD has paid $150 million in global development costs), and potential commercial returns from profit sharing in the U.S. or royalties paid by Merck outside the U.S.
 “We are very excited to be entering into this partnership with ARIAD for the development and potential commercialization of AP23573, as it has the promise to allow us to bring an important new medicine to cancer patients globally.  Merck is fully committed to the field of oncology, and this partnership further demonstrates that commitment as we strive to meet unmet medical needs in cancer,” said Vlad Hogenhuis, M.D., General Manager, Oncology, Specialty & Neuroscience Franchise of Merck.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The companies anticipate conducting a broad-based global development program in which clinical trials and biomarker studies will be conducted concurrently in multiple cancer indications.  Each party will fund 50% of the cost of global development of AP23573, except that Merck will fund 100% of the cost of ex-U.S. development that is specific to the development or commercialization of AP23573 outside the U.S. In certain circumstances, either party may opt-out of conducting and funding certain late-stage clinical development of AP23573, which would result in changes in development and commercialization responsibilities and compensation arrangements.

Both companies will share overall responsibility for global commercialization and development of AP23573.  In the U.S., ARIAD will distribute and sell AP23573 for all cancer indications and book all sales, and ARIAD and Merck will co-promote and will each receive 50% of the income from such sales.  Outside the U.S., Merck will distribute, sell and promote AP23573 and book all sales; Merck will pay ARIAD tiered double-digit royalties on such end-market sales of AP23573.  On a global basis, ARIAD will be responsible for manufacturing the active pharmaceutical ingredient used in the product, and Merck will be responsible for the formulation and packaging of the finished product (tablets).

In the U.S., ARIAD will have primary responsibility for development of AP23573 in the metastatic sarcoma indication.  Merck and ARIAD will have joint responsibility in the U.S. for development of all other cancer indications being pursued.  Outside the U.S., Merck will have primary responsibility for development in all cancer indications being pursued.

Stephen Friend, M.D., Ph.D., Executive Vice President and Oncology Franchise Head of Merck said, “mTOR is a validated target for therapeutic intervention in human cancer and resides at a crucial intersection point controlling cell growth and survival of many tumor types.  We are delighted to partner with ARIAD to develop and commercialize AP23573 for major unmet medical needs in oncology.”

“This partnership aligns our interests directly with those of Merck – one of the leading global pharmaceutical companies dedicated to developing and commercializing new oncology drugs and with a demonstrated expertise in biomarker development,” said Harvey J. Berger, M.D., Chairman and Chief Executive Officer of ARIAD.  “From the beginning, our top corporate priority has been to establish a partnership that will maximize the commercial and clinical potential of our lead oncology product and allow us to realize our vision of becoming a fully integrated oncology company.  We implemented a rigorous partnering process that generated substantial interest from multiple companies and ultimately enabled us to select Merck as our partner of choice.”

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Richard W. Pascoe, Chief Commercial Officer of ARIAD, added, “We look forward to working closely with our clinical, manufacturing, marketing and sales colleagues from Merck to bring AP23573 to cancer patients as quickly as possible.  The structure of this partnership allows the partners to pursue the clinical development of AP23573 in multiple indications concurrently throughout the world.”

Today’s Conference Call

ARIAD will hold a live webcast and conference call today at 9:00 am (ET) to discuss the partnering agreement with Merck.  The live webcast can be accessed by visiting the investor relations section of the Company’s website at http://www.ariad.com/investor.  The call can be accessed by dialing 1-xxx-xxx-xxxx (domestic) or xxx-xxx-xxxx (international) five minutes prior to the start time and providing the passcode xxxxxx.  A replay of the call will be available on the ARIAD website approximately two hours after completion of the call and will be archived for two weeks.

About AP23573

ARIAD’s lead product candidate, AP23573, is a novel small-molecule inhibitor of the protein mTOR, a “master switch” in cancer cells.  Blocking mTOR creates a starvation-like effect in cancer cells by interfering with cell growth, division, metabolism, and angiogenesis.  AP23573 is currently in Phase I and II clinical trials in patients with solid tumors and hematologic cancers.  AP23573 has been designated both as a fast-track product and an orphan drug by the U.S. Food and Drug Administration and as an orphan drug by the European Medicines Agency for the treatment of soft-tissue and bone sarcomas.  ARIAD is collaborating with Merck & Co., Inc. to develop and commercialize AP23573 in oncology and with Medinol Ltd to develop stents and other medical devices that deliver AP23573 to prevent reblockage at sites of vascular injury following stent-assisted angioplasty.

About ARIAD

ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules.  ARIAD is developing a comprehensive approach to patients with cancer that addresses the greatest medical need – aggressive and advanced-stage cancers for which current treatments are inadequate.  ARIAD has a global partnership with Merck & Co., Inc. to develop and commercialize AP23573, ARIAD’s lead cancer product candidate. Medinol Ltd. also is developing stents and other medical devices that deliver AP23573 to prevent reblockage at sites of vascular injury following stent-assisted angioplasty.  ARIAD has an exclusive license to pioneering technology and patents related to certain NF-kB treatment methods, and the discovery and development of drugs to regulate NF-kB cell-signaling activity, which may be useful in treating certain diseases.  Additional information about ARIAD can be found on the web at http://www.ariad.com.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

About Merck

Merck & Co., Inc. is a global research-driven pharmaceutical company dedicated to putting patients first.  Established in 1891, Merck currently discovers, develops, manufactures and markets vaccines and medicine to address unmet medical needs.  The company devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them.  Merck also publishes unbiased health information as a not-for-profit service.  For more information, visit http://www.merck.com.

ARIAD Forward-looking Statement

This press release contains “forward-looking statements,” including statements related to the potential value of payments, which may be received pursuant to our collaboration with Merck & Co., Inc., the anticipated development of AP23573 pursuant to the collaboration in several cancers, and the future responsibilities of the parties under the collaboration agreements.  Forward-looking statements are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, but are not limited to, the costs associated with our research, development, manufacturing and other activities, the conduct and results of pre-clinical and clinical studies of our product candidates, difficulties or delays in obtaining regulatory approvals to market products resulting from our development efforts, our reliance on partners, including Medinol and Merck, and other key parties for the successful development, manufacturing and commercialization of products, the adequacy of our capital resources and the availability of additional funding, patent protection and third-party intellectual property claims relating to our and any partner's product candidates, the timing, scope, cost and outcome of legal and patent office proceedings concerning our NF-kB patent portfolio, the potential acquisition of or other strategic transaction regarding the minority stockholders' interests in our 80%-owned subsidiary, ARIAD Gene Therapeutics, Inc., future capital needs, key employees, markets, economic conditions, prices, reimbursement rates, competition and other factors detailed in the Company's public filings with the U.S. Securities and Exchange Commission.  The information contained in this document is believed to be current as of the date of original issue.  The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Merck Forward-looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements.  The forward-looking statements may include statements regarding product development, product potential or financial performance.  No forward-looking statement can be guaranteed and actual results may differ materially from those projected.  Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.  Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Merck's Form 10-K for the year ended December 31, 2006, and in its periodic reports on Form 10-Q and Form 8-K, which the Company incorporates by reference.

###

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 5

MATERIAL TERMS TO BE INCLUDED IN

FORM OF CO-PROMOTION AGREEMENT

The Co-Promotion Agreement to be negotiated by the Parties shall contain the following material terms.  Capitalized terms used in this Schedule 5 and not otherwise defined have the meanings given to them in the Agreement.

1.           Co-Promotion Rights.

(a)           ARIAD and MERCK hereby acknowledge and agree that the overall objective of co-promotion in the U.S. Territory is to reach a broad customer audience, ensure consistency of the marketing message for Co-Promoted Products and maximize the particular strengths that the Parties bring to the Co-Promotion of Co-Promoted Products.  All Detailing calls shall be made in such markets as the JCC reasonably considers to be appropriate for the successful Commercialization of such Co-Promoted Product based on objective, quantifiable information and market research data with the objectives of allocating to each of ARIAD and MERCK target audience and accounts from which each such Party will have the opportunity to attain its Co-Promotion Detailing Target and of maximizing Operating Income.  Notwithstanding the commercially reasonable and diligent efforts of the Parties to effect an objective allocation of individual accounts and target audience between the Parties, the Parties recognize that it may be necessary from time to time to reassign individual accounts and/or target audience between the Parties and the JCC shall be entitled to review the allocation of accounts as it reasonably determines to be appropriate.

(b)           ARIAD will provide up to [***] percent ([***]%) (at ARIAD’s discretion) of the Detailing effort, and MERCK shall provide [***] than [***] percent ([***]%) of the Detailing effort for Sarcoma Indications. The allocation of Detailing effort between the Parties for all other Indications shall be determined by the JCC,  depending upon the Indications that have obtained Commercialization Regulatory Approval, provided that under no circumstances shall either Party have the responsibility to provide [***] percent ([***]%) of the collective Detailing effort applicable to a Co-Promoted Product for any Indication.   Neither Party shall engage a Third Party to perform activities with respect to its Detailing effort unless the other Party has already declined to assume such extra details and obtain reimbursement therefor.

(c)           ARIAD and MERCK shall use an integrated sales force to Detail each Co-Promoted Product.  In connection therewith, neither Party will, without the other Party’s prior written consent, use a Representative to Detail a Co-Promoted Product if that Representative is also Detailing a product that is approved for an indication that is directly competitive with the Co-Promoted Product.  ARIAD and MERCK hereby agree that each such Party shall be responsible for ensuring that its Representatives Detail each Co-Promoted Product in a manner consistent with the Product Commercialization Plan and/or the decisions of the JCC.  Notwithstanding the foregoing, in performing their respective Detailing obligations hereunder, each of the Parties agrees to (i) use Representatives with an experience profile appropriate for the target audience and Detailing role as described in the Product Commercialization Plan and (ii) provide its own sales management organization and infrastructure for its Representatives.  All ARIAD Representatives will have been recruited by ARIAD at ARIAD's sole expense, and all MERCK representatives will have been recruited by MERCK at MERCK's sole expense.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.           Commercialization Efforts.  Each Party shall use Commercially Reasonable Efforts to execute its obligations under each Product Commercialization Plan, consistent with the applicable Commercialization Budget and in accordance with all Applicable Laws, and to cooperate diligently with each other in carrying out such Product Commercialization Plan.

3.           Product Commercialization Plan and Commercialization Budget.

(a)           Preparation of Annual Plan and Budget. [***], shall develop, annually, a Product Commercialization Plan for, each Co-Promoted Product for the [***] and the [***] prepare the Product Commercialization Plan for each Co-Promoted Product for [***].  Each such Product Commercialization Plan shall be reviewed and approved by the JCC; provided that each such Product Commercialization Plan shall be consistent with [***].  Each Product Commercialization Plan and Commercialization Budget shall be submitted to the JCC for review and approval by a date to be established by the JCC, taking into account MERCK’s and ARIAD’s annual budget planning calendars, but no later than September 30 of each year.  It is contemplated that each Product Commercialization Plan and Commercialization Budget will become more comprehensive as the Co-Promotion of the applicable Co-Promoted Product evolves.

(b)           Changes to Plans/Budgets.  Any significant change in a Product Commercialization Plan or Commercialization Budget during the course of the year will be communicated promptly to the JCC.  In addition, ARIAD shall provide an update on each Product Commercialization Plan and Commercialization Budget for the Sarcoma indication to the JCC in a manner (with respect to timing and content) determined by the JCC, and the Parties will jointly provide an update on each Product Commercialization Plan and Commercialization Budget for all Major Cancer Indications and Other Cancer Indications to the JCC no less frequently than semi-annually.

(c)           Detail Audit Rights.  Each of MERCK and ARIAD shall maintain written records of Details performed for a period of [***] years from the date of performance.  Each such Party shall have the right to inspect such records of the other Party to verify Detailing reports provided to the JCC under this Agreement.  Each Audited Party shall make its records available for inspection by appropriate representatives of the Auditing Party during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from the Auditing Party, solely to verify the accuracy of such statements.  Such inspection right shall not be exercised more than once in any Calendar Year.  All information concerning such statements, and all information learned in the course of any audit or inspection, shall be Confidential Information of the Audited Party.  The Auditing Party shall pay the costs of such inspections, except that in the event there is any downward adjustment in the number of Details shown by such inspection of more than [***] percent ([***]%) of the number of Details reported in such statement, the Audited Party shall pay the costs of such inspection.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.           Control Over Advertising and Detailing.

(a)           [***] shall be responsible for the creation, preparation, production and reproduction of all promotional materials, as approved by the JCC pursuant to procedures and timelines to be mutually agreed upon, consistent with the Product Commercialization Plan for the [***],.  The JCC shall determine which Party shall be responsible for such activities for [***] other than [***].  [***] will file all Product promotional materials with the FDA.

(b)           Neither Party shall engage in any Advertising or use any label, package, literature or other written material (other than General Public Relations) in connection with a Co-Promoted Product in the Co-Promotion Territory, unless the specific form and content thereof is approved by the JCC.

(c)           General Public Relations on the part of either Party need not be approved by the JCC, but all representations and statements pertaining to Co-Promoted Products that appear in General Public Relations of ARIAD or MERCK and include subject matter not previously approved by the JCC shall be subject to the approval of the JCC.

(d)           All Advertising and Detailing undertaken by either Party hereto shall be undertaken in good faith with a view towards maximizing the sales of the applicable Co-Promoted Product.

(e)           Except with the prior written consent of the other Party, neither Party shall use the name of the other Party or any Affiliate of the other Party in Advertising, Detailing or General Public Relations except in materials approved by the JCC.

(f)           [***] for deciding on Pricing. [***] for conducting all billing and collections for Co-Promoted Products.

(g)           [***] shall have sole responsibility for arranging for the distribution and warehousing of Co-Promoted Products.

(h)           Each Party shall annually certify to the other Party that its field sales force (including persons responsible for managing the field sales force) is properly trained with respect to both Product information and compliance with Applicable Laws.

5.           Sales Efforts in the U.S. Territory.  As part of each Product Commercialization Plan for the U.S. Territory, the JCC shall determine the targeted level of sales of the applicable Co-Promoted Product for the Co-Promotion target audience for the Calendar Year covered by such Product Commercialization Plan.  The Product Commercialization Plan shall include the number of Details and the allocation between the Parties of such Details to the defined target audience.  The Product Commercialization Plan shall also establish a minimum and maximum number of total Details by position (i.e., first or second position) to be conducted by the Parties each year for the Co-Promoted Product.  All Details will be in the first or second position.  During the launch period for a Product for an Indication, a majority of Details will be in the first position.  The Co-Promoted Product shall be included in each Party’s respective sales incentive bonus program for the corresponding sales representatives, with specified links to sales performance.  Each Product Commercialization Plan shall provide each Party the opportunity to perform a percentage of the Detailing calls to the target audience each calendar year as the JCC reasonably considers to be appropriate for the successful Commercialization of such Co-Promoted Product.  The Parties shall allocate physicians in the Co-Promotion target audience in an unbiased manner based on objective, quantifiable information and market research data with the objectives of allocating to each Party those physicians in the Co-Promotion target audience with the appropriate Detailing frequency to optimize the penetration of such Co-Promoted Product and achieve such Co-Promotion’s sales target.  Notwithstanding the commercially reasonable efforts of the Parties to effect an objective allocation between them, the Parties recognize that it may be necessary from time to time to reassign individual medical professionals in the target audience to optimize the targeted market opportunity, and, as a result, the JCC shall be entitled to review the allocation of medical professionals in the target audience as it reasonably determines to be appropriate. Neither Party may utilize Third Party contracted sales representatives without the express written consent of the other Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.           Performance Criteria/Detailing Shortfall.   The Parties shall agree on criteria for measuring each Party's performance under the Co-Promotion Agreement.  In the event that either Party fails to provide a number of Representatives or Details to satisfy its Co-Promotion responsibilities as set forth in the Co-Promotion Product Marketing and Sales Plan, the other Party can choose to provide additional sales representatives to cover the Detailing shortfall, in which case the defaulting Party shall reimburse the other Party for the cost to that Party of all the Details delivered by that Party to cover the Detailing shortfall.

7.           Training Program.  The Parties shall (a) develop a training program for the promotion of all Products (including, without limitation, all Co-Promoted Products in the U.S. Territory) and (b) train all Representatives of both Parties to be used for the Co-Promotion of Co-Promoted Products in the U.S. Territory prior to commencement of Detailing.  The Parties agree to utilize such training programs on an ongoing basis to assure a consistent, focused promotional strategy and all such training shall be carried out at a time that is mutually acceptable to ARIAD and MERCK.  No Representative of either Party may Detail a Co-Promotion Product unless such representative successfully completes the training program described in this Section 7.  Except as provided herein, it is agreed that for the Product specific training, the internal costs and the out-of-pocket costs of such training programs (including, without limitation, the out-of-pocket costs of the development, production, printing of such training materials) shall be included as a Commercialization Expense under this Agreement.

8.           Co-Promotion Mechanism.

(a)           Sales.  All sales of Co-Promoted Products in the U.S. Territory shall be booked by ARIAD.  If, during the term of the Co-Promotion Agreement, MERCK receives orders from customers for a Co-Promoted Product, it shall refer such orders to ARIAD.

(b)           Processing of Orders for Co-Promoted Products.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)           All orders for Co-Promoted Products received and accepted by ARIAD during the term of the Co-Promotion Agreement shall be executed by ARIAD in a reasonably timely manner consistent with the general practices applied by it in executing orders for other pharmaceutical products sold by it or its Affiliates.

(ii)           ARIAD shall have the discretion to reject any order received by it for a Co-Promoted Product; provided, however, that ARIAD shall not reject such orders on an arbitrary basis, but only with reasonable justification and consistent with the general policies applied by it with respect to orders for other pharmaceutical products sold by it or its Affiliates.

(iii)           ARIAD shall comply with all Applicable Laws in selling any Co-Promoted.

9.           Cost of Detailing.  Prior to a U.S. Commercialization Transfer, each Party shall be responsible for paying the cost of all Detailing incurred by it for all Co-Promoted Products. Such costs shall not be Sales and Marketing Expenses or be included in Commercialization Expenses. In the event of a U.S. Commercialization Transfer, MERCK will compensate ARIAD for its Co-Promotion activities, on a fee-for-Detail basis, commensurate with MERCK standards for oncology specialty sales representatives.  The fee-for-Detail reimbursement includes costs for Representative salary and benefits, auto leases, incentive bonus and allocated business manager salary.

10.           Sales Information Integration.  The Parties will strive to establish a transparent and compatible sales reporting system for Co-Promoted Products to facilitate call planning and Representatives activities, and all costs related to such integration shall be Commercialization Expenses.

11.           Miscellaneous.  Other customary terms, including confidentiality, indemnification and termination.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.